Exhibit 10.10

FORM OF

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is dated as of November             , 2012, by and among TAYLOR & MARTIN GROUP, INC., a Delaware corporation (the “Borrower”), FIRST NATIONAL BANK OF OMAHA, a national banking association with its principal offices in Omaha, Nebraska (the “Bank”), and each of the GUARANTORS, as hereinafter defined and signatories hereto.

RECITALS

WHEREAS, the Borrower has entered into combination agreements in respect of the Closing Date Acquisition whereby the Borrower will acquire the Acquired Guarantors (each as defined herein); and

WHEREAS, prior to the Closing Date Acquisition and as part of a single transaction, the Borrower has entered into an agreement with TMG Founder Company, a Delaware corporation (“Founder”) pursuant to which, effective substantially contemporaneously with the consummation of the IPO (as defined herein), a wholly-owned subsidiary of the Borrower will merge with and into Founder (the “Reorganization”), and Founder will become a wholly-owned subsidiary of the Borrower, and the shareholders of Founder will receive shares of common stock, $.00001 par value, of the Borrower; and

WHEREAS, substantially contemporaneously with the consummation of the IPO and as part of a single transaction, the Borrower will effect the IPO, the Reorganization and the Closing Date Acquisition; and

WHEREAS, in connection with the foregoing, the Borrower has requested that the Bank provide a credit facility in the aggregate amount not to exceed Thirty-Five Million and No/100ths Dollars ($35,000,000.00) for the purposes set forth herein; and

WHEREAS, the Bank is willing to provide such a credit facility to the Borrower upon, and subject to, the terms, provisions and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the promises herein made, and in reliance upon the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the Borrower, each of the Guarantors and the Bank agree as follows:

Article I

DEFINITIONS, INTERPRETATION AND CLOSING DEADLINE

Section 1.01. Defined Terms. As used in this Agreement, including its preamble and recitals, the following terms have the following meanings:

“Accounts” shall have the meaning given such term in Section 7.03.

“Acquired Guarantors” means collectively T&M Enterprises, Deanco Auction Company, Deanco Auction & Real Estate, Deanco Auto, Image Microsystems, International Enterprises, Jay Group, TJG Trading, B. Klitzner, Jay Aviation, T&M Inc., Preferred Leasing, Taylor & Martin Holdings SARL, and [        ], each of which will be acquired by Borrower in connection with the Closing Date Acquisition.

“Acquisition Purchase Price” means the total amount paid by the Borrower or a Guarantor, as the case may be, for all of the Equity Interest in the acquired entity, plus the total amount of funds required to be contributed to such acquired entity to permit the payment-in-full of all secured debt of such acquired entity so that the security interest granted by the Guarantor Security Agreement delivered to the Bank pursuant to the terms and provisions hereof shall be a first perfected security interest subject to Permitted Liens.

“Affiliate” means any Person (a) which directly or indirectly controls, or is controlled by, or is under common control with such Person; or (b) of which ten percent (10%) or more of the voting interest is directly or indirectly beneficially owned or held by such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, through the ownership of corporate stock or interests in a limited liability company, by contract, or otherwise.

“Agreement” means this Credit Agreement and all schedules and exhibits to this Agreement, in each case as amended, supplemented, or modified from time to time.

“Aircraft” means that certain Beech Model B300 aircraft, Serial Number FL-50, FAA registration number N300TM and together with all propellers, avionic and other equipment relating thereto, including Pratt & Whitney engine model number PT6A-60A and serial number PCE 95584 and Pratt & Whitney engine model number PT6A-60A and serial number PCE 95585.

“Aircraft Security Agreement” means that security agreement, dated the Closing Date, between T&M Enterprises, as debtor, and the Bank, as secured party, and acknowledged and agreed to by T&M, Inc., creating a first priority security interest in the Aircraft, together with any FAA filings required or necessary in the Bank’s discretion to perfect the security interest granted thereunder.

“Applicable Law” means any applicable federal, state, local statute, rule, regulation, ordinance, order, directive, code or such other requirements including, but not limited to, those related to the IPO.

“Approved Acquisitions” means an acquisition of one hundred percent (100%) of the Equity Interest of an entity by the Borrower or a Guarantor, so long as either (a) if the Acquisition Purchase Price relating thereto is less than Two Million Five Hundred Thousand and No/100ths Dollars ($2,500,000.00), the Borrower or a Guarantor, as applicable, and the parties thereto comply with the requirements set forth for additional Guarantors in Section 6.08 of this

Agreement, or (b) if the Acquisition Purchase Price is greater than Two Million Five Hundred Thousand and No/100ths Dollars ($2,500,000.00), the Bank has consented in writing to such acquisition and the Borrower or a Guarantor, as applicable, and the parties thereto comply with the requirements set forth for additional Guarantors in Section 6.08 of this Agreement.

“ASTM” means the American Society for Testing and Materials.

“B. Klitzner” means B. Klitzner & Son, Inc., a North Carolina corporation.

“Bank” shall have the meaning given such term in the preamble hereto.

“Banking Day” means any day other than a Saturday, Sunday, or other days on which commercial banks in Omaha, Nebraska are authorized or required to close under the laws of the State of Nebraska or the United States.

“Bankruptcy Code” means Title 11 of the United States Code, as now constituted or hereafter amended.

“Borrower” shall have the meaning given such term in the preamble hereto.

“Borrower Control Agreements” means, collectively, each of the Control Agreements, dated on or about the Closing Date, among the Borrower, the Bank and any bank or financial institution, other than the Bank in which for ease of operations the Borrower maintains a deposit account, substantially in the form of Exhibit “A” attached hereto and incorporated herein by this reference, pursuant to which a security interest is perfected in favor of the Bank in the funds of the Borrower on deposit with such bank or financial institution.

“Borrower Financing Statements” means any and all financing statements (UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions necessary or, in the reasonable opinion of the Bank, desirable to perfect the security interest created by the Borrower Security Agreement.

“Borrower Pledge Agreement” means that pledge agreement executed by the Borrower, dated the Closing Date, whereby Borrower pledges one hundred percent (100%) of all of the shares of stock or all membership interests owned by the Borrower in each of the Guarantors, to the Bank, which shall be amended, executed and delivered to the Bank from time to time to reflect additional acquisitions of Guarantors by the Borrower following the Closing Date.

“Borrower Security Agreement” means that security agreement, dated the Closing Date, between the Borrower, as debtor, and the Bank, as secured party, creating a first security interest in all of the Borrower’s assets, including general intangibles, securing the Obligations, as the same may be extended, renewed, continued or otherwise modified with the written consent of the Borrower and the Bank.

“Borrowing” shall mean a Loan or group of Loans made by the Bank on a single date.

“Borrowing Base” means, at any time, the aggregate of (a) eighty percent (80%) of the Eligible Accounts Receivable, plus (b) sixty-five percent (65%) of the Eligible Auction Inventory, at lower of cost or market value on the date reported, determined in accordance with GAAP, plus (c) the lesser of (i) sixty-five percent (65%) of Eligible Reverse Logistics Inventory, at lower of cost or market value on the date reported, determined in accordance with GAAP, or (ii) Ten Million and No/100ths Dollars ($10,000,000.00), each as reflected on the Borrowing Base Certificate most recently delivered to, and accepted by, the Bank in accordance with this Agreement.

“Borrowing Base Certificate” means a fully completed and executed certificate in the form of Exhibit “B” attached to this Agreement and incorporated herein by this reference, certified by the chief financial officer of the Borrower to be true and correct in all material respects and delivered to, and accepted by, the Bank, which acceptance shall not be unreasonably withheld.

“Borrowing Request” shall have the meaning given such term in Section 2.02 of this Agreement.

“Capital Leases” means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP.

“Cash Equivalents” shall mean, as to any Person, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six (6) months from the date of acquisition, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six (6) months from the date of acquisition thereof and, at the time of acquisition, having one (1) of the two (2) highest ratings obtainable from either S&P or Moody’s, (c) dollar-denominated time deposits, certificates of deposit and bankers acceptances of Bank or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s with maturities of not more than six (6) months from the date of acquisition by such Person, (d) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above, (e) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than six (6) months after the date of acquisition by such Person and (f) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (e) above.

“Change of Control” means the occurrence of any of the following circumstances: (a) any Person, other than SABA Group, LLC, a Texas limited liability company (“SABA”), is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Borrower representing one-third (1/3) or more of the combined voting power of the Borrower’s then outstanding securities (other than through acquisitions from SABA or the Borrower); (b) any plan or proposal for the dissolution or liquidation of the Borrower is adopted by the stockholders of the Borrower; (c) individuals who, as of the Closing Date, constituted the board of directors of the Borrower (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board of directors of the Borrower; provided, however, that any individual becoming a director subsequent to the Closing Date whose election, or nomination for election by the Borrower’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of the Borrower; (d) all or substantially all of the assets of the Borrower are sold, transferred or distributed; or (e) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Borrower (a “Transaction”), in each case, with respect to which the stockholders of the Borrower immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty percent (50%) of the combined voting power of the Borrower or other entity resulting from such Transaction (disregarding, in each case, SABA) in substantially the same respective proportions as such stockholders’ ownership of the voting power of the Borrower immediately before such Transaction; provided, however, that a Transaction shall not constitute a Change in Control if the Transaction occurs at such time that SABA owns more than fifty percent (50%) of the combined voting power of the Borrower.

“Closing Date” means the date on which the Bank is obligated to fund the Revolving Loan in accordance with, and subject to, the terms and provisions of this Agreement.

“Closing Date Acquisition” means the acquisition of the Acquired Guarantors on the Closing Date, provided that the Borrower, the Acquired Guarantors or any other Guarantor, as applicable, shall complete all requirements set forth for additional Guarantors in Section 6.08 of this Agreement on the Closing Date without regards to the ten (10) day period provided for in Section 6.08.

“Closing Deadline” shall have the meaning given such term in Section 1.03 of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

“Collateral” means all property which is subject, or is to be subject, to the Lien granted by any of the Loan Documents, notwithstanding the foregoing, the Collateral will not include a perfected lien or perfected security interest in (a) any aircraft owned by Borrower or any Guarantor, other than the Aircraft, (b) any fee-owned or leased real property of Borrower or any Guarantor, other than the Tunica Real Estate and the Fremont Real Estate, and (c) any assets, other than as specifically referenced above, with respect to which the Bank and Borrower agree in writing that the cost of obtaining or perfecting such security interest is excessive in relation to the benefit afforded thereby.

“Commitment” means the Bank’s undertaking to make the Revolving Loan to the Borrower pursuant to Section 2.01 in the amount referred to therein.

“Commitment Letter” shall have the meaning given such term in Section 2.09 of this Agreement.

“Conditions Precedent” shall have the meaning given such term in Section 3.01 of this Agreement.

“Consolidated Tangible Net Worth” means, as of the date of determination, total assets of the Borrower and the Guarantors on a consolidated basis less total liabilities of the Borrower and the Guarantors on a consolidated basis, as determined in accordance with GAAP, and less the following types of assets to the extent included in consolidated total assets: (a) leasehold improvements; (b) receivables (i) from any Guarantor or from Borrower, (ii) from any partner, employee or other Affiliate of the Borrower or a Guarantor, or (iii) which, in accordance with GAAP, are considered to be doubtful or uncollectible in the ordinary course of business; (c) goodwill, patents, copyrights, mailing lists, trade names, trademarks, surviving rights, organizational and franchise costs, bond underwriting costs and other like assets properly classified as intangible; (d) treasury stock or treasury partnership units or interests in the Borrower or a Guarantor; (e) investment in any Equity Interests in any amount in excess of Borrower’s or such Guarantor’s, as the case may be, book value; and (f) title certificated vehicles which are owned by the Borrower or a Guarantor for more than ninety (90) days (unless the Bank’s Lien is appropriately reflected on the certificate of title therefore), all as determined in accordance with GAAP. Consolidated Tangible Net Worth shall not include any Debt due to the Borrower or any Guarantor to the extent not acceptable to the Bank in the exercise of the reasonable discretion of the Bank.

“Consolidated Working Capital” means current assets of the Borrower and the Guarantors (including any amount available under the Revolving Loan at the time of determination), on a consolidated basis, as determined in accordance with GAAP, less (i) to the extent included in consolidated current assets, investments by the Borrower or a Guarantor in, or other amounts due to the Borrower or a Guarantor, from any Guarantor or Borrower or from any shareholder, member, employee, or Affiliate of the Borrower or a Guarantor, (ii) prepayments made by the Borrower or a Guarantor under this Agreement, and (iii) current liabilities of the Borrower and Guarantors, on a consolidated basis, as determined in accordance with GAAP.

“Control Agreements” means the Borrower Control Agreements and the Guarantor Control Agreements.

“Deanco Auction & Real Estate” means Deanco Auction & Real Estate Co., Inc., an Alabama corporation.

“Deanco Auction Company” means Deanco Auction Company of Mississippi, Inc., a Mississippi corporation.

“Deanco Auto” means Deanco Auto Auction, Inc., an Alabama corporation.

“Debt” means, as to a Person, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several including:

(a) The Obligations;

(b) All indebtedness or liability for borrowed money or indebtedness and all indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

(c) All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise (i) to purchase such indebtedness; or (ii) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to insure the owner of the indebtedness against loss;

(d) All indebtedness or obligations (i) for the payment of deferred purchase price of property or services (including trade obligations but excluding accounts payable in the ordinary course of business that are not more than ninety (90) days past due), (ii) as lessee under Capital Leases that is properly classified as a liability on a balance sheet in accordance with GAAP, (iii) obligations under letters of credit, (iv) current liabilities in respect of unfunded vested benefits under plans covered by ERISA, (v) obligations under acceptance facilities, and (vi) other contingent obligations of the Borrower or any Guarantor to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; and

(e) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed, or other indebtedness or obligations otherwise evidenced by bonds, debentures, notes, or other similar instruments.

“Deeds of Trust” means collectively the Fremont Deed of Trust and the Tunica Deed of Trust.

“Default” means the occurrence of any of the events or conditions that upon the giving of notice, the lapse of time, or both, or any other condition, would, unless cured or waived in accordance with the terms of this Agreement, constitute an Event of Default.

“Default Rate of Interest” shall have the meaning given such term in Section 2.03 of this Agreement.

“Eligible Accounts Receivable” means at any time, an Account, as defined in the UCC, but excluding any Account due to or due from any Foreign Subsidiary, to the extent there exists a first priority security interest in favor of the Bank which is also not subject to any other Lien in the following and that conforms and continues to conform to the following conditions:

(a) The Account arose from a bona fide outright sale of Goods, as defined in the UCC, by the Borrower or a Guarantor, as the case may be, and such Goods have been shipped to the appropriate Account debtors or their designees (or the sale has otherwise been consummated) or invoices delivered in accordance with the terms and provisions of a contract pursuant to which the Borrower or a Guarantor, as the case may be, is providing Goods which are due and payable not more than sixty (60) days from the date of the invoice therefor;

(b) The Borrower or a Guarantor, as the case may be, has not received any notice of the filing of a petition in bankruptcy or insolvency laws by or against, the Account debtor unless the Account debtor has received debtor-in-possession financing sufficient as determined by Bank in its sole discretion to finance activities going forward. Upon the receipt by the Borrower or a Guarantor, as the case may be, of any such notice, it will immediately give the Bank written advice thereof;

(c) The Account debtor is not the Borrower, a Guarantor or other Affiliate of the Borrower or a Guarantor, as the case may be; and

(d) After ten (10) days prior written notice to the Borrower, the Bank shall have the right to deem an account ineligible because of reasonable uncertainty about the credit worthiness of the Account debtor or because the Bank otherwise reasonably considers the collateral value thereof to the Bank to be impaired or its ability to realize such value to be insecure. In the event of any dispute, under the foregoing criteria, about whether an Account is or has ceased to be an Eligible Accounts Receivable, following ten (10) days written notice to the Borrower, the decision of the Bank shall control.

“Eligible Auction Inventory” means at any time the Inventory, as defined in the UCC, of TMG Auction or any Guarantors owned directly or indirectly by TMG Auction, but excluding any Foreign Subsidiaries, to the extent there exists a first priority security interest in favor of the Bank which is also not subject to any other Lien (except for Liens in favor of landlords, bailees, freight carriers and forwarders) in the following and that is and continues to be (i) in good and merchantable condition, (ii) held for sale or lease or furnished or to be furnished under contracts for Goods or services to which TMG Auction or any Guarantors owned directly or indirectly by TMG Auction, but excluding any Foreign Subsidiaries, is a party, (iii) owned by TMG Auction or any Guarantors owned directly or indirectly by TMG Auction, but excluding any Foreign Subsidiaries, free and clear of any Lien, other than the Lien of the Bank as provided for herein and Liens in favor of landlords, bailees, freight carriers and forwarders, and (iv) not subject to any conditional sale, consignment or other vendor’s rights of ownership or revendication.

“Eligible Reverse Logistics Inventory” means at any time the Inventory, as defined in the UCC, of TMG Reverse or any Guarantors owned directly or indirectly by TMG Reverse, but excluding any Foreign Subsidiaries, to the extent there exists a first priority security interest in favor of the Bank which is also not subject to any other Lien (except for Liens in favor of landlords, bailees, freight carriers and forwarders) in the following and that is and continues to be (i) in good and merchantable condition for resale through reverse logistics liquidation opportunities, (ii) held for sale or lease or furnished or to be furnished under contracts for Goods or services to which TMG Reverse or any Guarantors owned directly or indirectly by TMG Reverse, but excluding any Foreign Subsidiaries, is a party, (iii) owned by TMG Reverse or any Guarantors owned directly or indirectly by TMG Reverse, but excluding any Foreign Subsidiaries, free and clear of any Lien, other than the Lien of the Bank as provided for herein and Liens in favor of landlords, bailees, freight carriers and forwarders, and (iv) not subject to any conditional sale, consignment or other vendor’s rights of ownership or revendication.

“Environmental Claim” shall mean, with respect to any Person, (a) any notice, claim, administrative, regulatory or judicial or equitable action, suit, lien, judgment or demand by any other Person or (b) any other written communication by any Governmental Authority, in either case alleging or asserting such Person’s liability for investigatory costs, cleanup costs, consultants’ fees, governmental response costs, damages to natural resources (including, without limitation, wetlands, wildlife, aquatic and terrestrial species and vegetation) or other property, property damages, or personal injuries, or seeking injunctive relief, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Requirements or any approvals, registrations or filings with or other authorizations by any Governmental Authority issued under any Environmental Requirements.

“Environmental Requirements” means all federal, state, local, and foreign statutes, regulations, and ordinances concerning pollution or protection of the environment, health and safety, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control, or cleanup of any Hazardous Materials, substances, or wastes, as such requirements are enacted and in effect on or prior to the date of each Loan hereunder.

“Equity Interest” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, in each such case including all voting rights and economic rights related thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is a member of a group of which the Borrower or any Guarantor is a member and which is treated as a single employer under Section 414 of the Code.

“Event of Default” means any of the events specified in Section 8.01 of this Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Extension of Credit” means any Borrowing under the Loans.

“FAA” means the Department of Transportation of the Federal Aviation Administration.

“FEMA” means the Federal Emergency Management Agency.

“Financing Statements” means the Borrower Financing Statements and the Guarantor Financing Statements.

“Foreign Subsidiaries” means collectively (a) TJG Trading, Taylor & Martin Holdings SARL and [    ] and (b) all future direct and indirect wholly owned subsidiaries of the Borrower, or any of the foregoing that are organized outside the United States, each of which shall be wholly-owned by a Guarantor and shall become a Guarantor pursuant to the terms and provisions of this Agreement.

“Founder” means TMG Founder Company, a Delaware corporation.

“Fremont Deed of Trust” means the Deed of Trust, Assignment of Leases and Rents and Fixture Filing, dated the Closing Date, between T&M Inc. and the Bank in the form of Exhibit “C” attached hereto and incorporated herein by this reference creating a first priority and perfected lien in and to the Fremont Real Estate and a security interest in all of the personal property incorporated therein as a fixture as security for payment of the Obligations.

“Fremont Phase I Environmental Report of the Property” means the Phase I Environmental Site Assessment dated on or immediately following the Closing Date and entitled Phase I Environmental Site Assessment for T&M Inc. from Terracon Consultants, Inc. and such other environmental surveys required by the Bank relating to the Fremont Real Estate to be delivered by T&M Inc.

“Fremont Real Estate” means that real estate located in Dodge County, Nebraska and legally described in Exhibit “D” attached hereto and incorporated herein by this reference, together with all buildings, fixtures and attached personal property located thereon, owned by T&M Inc.

“Fremont Title Company” means Dodge County Title & Escrow Co., L.L.C., a Nebraska limited liability company, or such other title insurance company upon which the Bank and T&M Inc. may mutually agree.

“GAAP” means generally accepted accounting principles in the United States, applied on a consistent basis and, as applicable, principles promulgated by the PCAOB.

“Governmental Authority” means any federal, state, county, or local governmental department, commission, board, bureau, agency, authority, instrumentality or judicial or regulatory body or entity, domestic or foreign body, having or asserting jurisdiction over the IPO, including courts or agencies of appropriate jurisdiction, or over the Real Estate or the operations of the Borrower or any of the Guarantors, including courts or agencies of appropriate jurisdiction.

“Guarantor” or “Guarantors” means collectively (a) TMG Auction, TMG Reverse, TMG Global, TMG Worldwide, PrimeValue, Founder, (b) after consummation of the Closing Date Acquisition, the Acquired Guarantors and (c) all future direct and indirect wholly owned subsidiaries of the Borrower, or any of the foregoing.

“Guarantor Control Agreements” means, collectively, each of the Control Agreements, dated on or about the Closing Date, among a Guarantor, the Bank and any bank or financial institution, other than the Bank in which for ease of operations the Guarantor maintains a deposit account, substantially in the form of Exhibit “E” attached hereto and incorporated herein by this reference, pursuant to which a security interest is perfected in favor of the Bank in the funds of such Guarantor on deposit with such bank or financial institution.

“Guarantor Financing Statements” means any and all financing statements (UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Bank, desirable to perfect the security interest created by each Guarantor Security Agreement or the Aircraft Security Agreement.

“Guarantor Pledge Agreements” means collectively, each of the pledge agreements executed by each of the Guarantors, whereby such Guarantor pledges one hundred percent (100%) of all of the shares of stock or all membership interests owned by such Guarantor in any other Guarantors (other than if the owned Guarantor is a Foreign Subsidiary, in which event the owning Guarantor shall pledge sixty six percent (66%) of the Equity Interest in such owned Foreign Subsidiary and covenant to the Bank not to transfer, pledge or in any manner encumber the balance of such Equity Interest to any other Person), to the Bank, which shall be amended, executed and delivered to the Bank from time to time to reflect additional acquisitions of Guarantors by such Guarantor following the Closing Date.

“Guarantor Security Agreements” means, collectively, each of the security agreements between a Guarantor, as debtor, and the Bank, as secured party, creating a first security interest in all of such Guarantor’s assets, including general intangibles, securing the Obligations, as the same may be extended, renewed, continued or otherwise modified with the written consent of such Guarantor and the Bank.

“Guarantor Security Documents” means, collectively, the Joinder Agreements, as applicable, the Guarantor Security Agreements, the Guaranties, the Guarantor Pledge Agreements, the Guarantor Control Agreements, the Aircraft Security Agreement, the Deeds of Trust, the Guarantor Financing Statements and each of the other documents referred to in Article III hereof executed or to be executed by a Guarantor.

“Guaranty” or “Guaranties” means the secured guaranty in the form attached hereto as Exhibit “F” and incorporated herein by this reference, as the same may be amended, restated or otherwise modified from time to time by the Bank depending upon the respective Guarantor.

“Hazardous Materials” shall mean any substance that is regulated or could lead to liability under any Environmental Requirements, including, but not limited to, any petroleum or petroleum product, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCB’s), hazardous waste, hazardous material, hazardous substance, toxic substance, contaminant or pollutant, as defined or regulated as such under, any applicable Environmental Requirements.

“Image Microsystems” means Image Microsystems Operating Company, LLC, a Texas limited liability company.

“Indemnified Matters” shall have the meaning given such term in Section 9.10 of this Agreement.

“Indemnitee” shall have the meaning given such term in Section 9.10 of this Agreement.

“Index” shall have the meaning given such term in Section 2.03 of this Agreement.

“Initial Borrowing” shall mean the Borrowing by the Borrower on the Closing Date to fund IPO Working Capital and the payment of the facility fee provided for in Section 2.04 of this Agreement, or the first Borrowing thereafter requested by the Borrower in accordance with the terms and provisions of this Agreement.

“Interest Rate Change Date” shall have the meaning given such term in Section 2.03 of this Agreement.

“International Enterprises” means International Enterprises, Inc., an Ohio corporation.

“IPO” means the initial underwritten public offering of common stock, $.00001 par value, of the Borrower described in the Registration Statement.

“IPO Working Capital” means, provided the gross proceeds of the IPO are equal to or more than One Hundred Fifty Million and No/100ths Dollars ($150,000,000.00 USD), amounts required by the Borrower to pay the fees and expenses described in the Registration Statement and consummate the transactions identified in the Registration Statement for the acquisition of the Guarantors, including funding required by the Borrower to immediately pay in full all secured and unsecured debt of each such Guarantors so that the Lien of the Bank is a first perfected security interest in the respective Collateral subject to Permitted Liens.

“IRS” means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

“Jay Aviation” means Jay Aviation, Inc., a North Carolina corporation.

“Jay Group” means The Jay Group, Ltd., a North Carolina corporation.

“Joinder Agreement” means the agreement executed by each new or additional Guarantor and the Bank, in a form reasonably acceptable to the Bank, pursuant to which such new or additional Guarantor makes, as of the date thereof, the representations and warranties of Guarantors provided for herein and agrees to accept and be bound by all of the terms and provisions hereof relating to a Guarantor.

“Knowledge” means, as to any representation or warranty of the Borrower or a Guarantor, to the actual knowledge of any officer, manager or director of the Borrower or of any Guarantor after reasonable inquiry.

“LIBOR” means the London Interbank Offered Rate.

“LIBOR Rate” shall have the meaning given such term in Section 2.03 of this Agreement.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

“Loan” or “Loans” means all advances by the Bank pursuant to the Revolving Loan, individually or collectively, as appropriate.

“Loan Documents” means, collectively, this Agreement, the Revolving Note, the Security Agreements, the Aircraft Security Agreement, the Guaranties, the Pledge Agreements, the Control Agreements, the Deeds of Trust, the Financing Statements, each of the other documents referred to in Article III hereof and such other documents, agreements or certificates delivered by the Borrower or any Guarantor to the Bank in connection with this Agreement or in connection with any of the other Loan Documents.

“London Banking Day” shall have the meaning given such term in Section 2.03 of this Agreement.

“Material Adverse Effect” means a material and adverse effect on (a) the business, assets, operations or financial condition of the Borrower or a Guarantor, taken as a whole, (b) the ability of the Borrower or any Guarantor to perform any of its Obligations under this Agreement or any of the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Bank relating to the Collateral under this Agreement or any of the other Loan Documents.

“Maturity Date” means the earliest to occur of the following: (a) the second anniversary of the Closing Date, (b) the date the Obligations are accelerated pursuant to this Agreement, the Revolving Note or any of the other Loan Documents, and (c) the date the Bank has received (i) notice in writing from the Borrower of Borrower’s election to terminate this Agreement and (ii) indefeasible payment in full of the Obligations.

“Maximum Rate” has the meaning provided in Section 9.12 of this Agreement.

“Multiemployer Plan” means a multiemployer plan, as such term is defined in Section 4001(a)(3) of ERISA, which is maintained (on the Closing Date, within the five (5) years preceding the Closing Date, or at any time after the Closing Date) for employees of the Borrower, any Guarantor or any ERISA Affiliate.

“Obligation” or “Obligations” means the obligation of the Borrower or any Guarantor:

(a) to pay the principal of and interest on the Revolving Note in accordance with the terms thereof and to satisfy all of their other liabilities to the Bank, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor;

(b) to repay to the Bank all reasonable amounts advanced by the Bank hereunder or otherwise incurred hereunder on behalf of the Borrower or any Guarantor, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees or licensers, or taxes, levies, insurance, rent or repairs to, or maintenance or storage of, any of the real or personal property securing the Borrower’s payment and performance of this Agreement or any of the other Loan Documents and all modifications, substitutions, extensions and renewals of each, whether absolute or contingent, liquidated or unliquidated, existing now or arising in the future;

(c) to pay the Bank for any and all reasonable losses, damages, or expenses incurred by the Bank and arising out of any default by the Borrower or any Guarantor in performing any of its obligations under any of the Loan Documents, regardless of whether such losses, damages, or expenses are expressly provided for in the provisions thereof or are then otherwise allowable by law;

(d) to pay all present and future indebtedness and obligations owed by the Borrower or any Guarantor to Bank whether direct, indirect, absolute, or contingent and whether arising by note, guaranty, overdraft, or otherwise; and

(e) to reimburse the Bank, on demand, for the Bank’s documented out-of-pocket expenses and costs, including the fees and expenses of the Bank’s legal counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement or any of the other Loan Documents required hereunder and all modifications, substitutions, extensions and renewals of each, whether absolute or contingent, liquidated or unliquidated, existing now or arising in the future, including, without limitation, any proceeding brought or threatened to enforce payment of any of the Obligations referred to in the foregoing subparagraphs (a) through (d).

“OFAC” means the Office of Foreign Assets Control.

“Operating Leases” shall have the meaning in this Agreement as defined in GAAP relating to leases which are “true leases” and not Capital Leases.

“Organizational Documents” means (a) with respect to a limited liability company, the articles or certificate of organization or formation and operating agreement, and (b) with respect to a corporation, the articles or certificate of incorporation and bylaws.

“Participants” shall have the meaning given to such term in Section 9.05 of this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permit” and “Permits” means, respectively, any license or permit, and all licenses or permits, in either case, as required under any law, ordinance or regulation, including the Environmental Requirements, or by any Governmental Authority relating to the operations of the Real Estate.

“Permitted Liens” means (a) Liens or assignments in favor of the Bank; (b) Liens for taxes or assessments or other governmental charges not delinquent or which the Borrower or a Guarantor is contesting in good faith and for which the Borrower or such Guarantor has made adequate reserves; (c) Liens which secure purchase money Debt or Operating Leases allowed under this Agreement or the Loan Documents; (d) Liens that are imposed by law for obligations for labor or materials not overdue for more than one hundred twenty (120) days to the extent, and only to the extent, the Borrower or such Guarantor has obtained and posted adequate bonding to secure the payment thereof and release of such Lien within the period provided under Applicable Law, such as mechanics’, materialmen’s, carriers’, landlords’, and warehousemen’s Liens, or Liens, pledges, or deposits under workers’ compensation, unemployment insurance, Social Security, or similar legislation; (e) Liens expressly permitted, and only to the extent expressly permitted, under the terms and provisions of this Agreement or any of the other Loan Documents; (f) subject to Sections 5.11 and 9.05 of this Agreement, customary offset rights of brokers and deposit banks arising under the terms of securities account agreements and deposit account agreements to the extent the same are collaterally assigned or subject to a control agreement as provided herein, (g) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing indebtedness and not materially interfering with the conduct of the business of the Borrower or any Guarantors; (h) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business; (i) Liens arising out of the existence of judgments or awards in respect of which the Borrower or any Guarantor shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all cash and the fair market value of all other property subject to such Liens does not exceed Two Hundred Fifty Thousand and No/100ths Dollars ($250,000.00) at any time outstanding; (j) statutory and common law landlords’ liens under leases to which the

Borrower or any Guarantor is a party; (k) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits; (l) Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practices (exclusive of obligations in respect of the payment for borrowed money); (m) Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by the Borrower or any Guarantor in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangements; and (n) Liens (i) incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets, and (ii) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

“Person” means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

“Phase I Environmental Reports” shall mean collectively the Fremont Phase I Environmental Report of the Property and the Tunica Phase I Environmental Report of the Property.

“Plan” means each employee benefit plan (whether in existence on the Closing Date or thereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, managers, members, officers or directors of the Borrower, any Guarantor or of any ERISA Affiliate.

“Plan Requirements” means all federal, state, local, and foreign statutes, regulations, and ordinances concerning any Plan.

“Pledge Agreements” means the Borrower Pledge Agreement and the Guarantor Pledge Agreements.

“Post Closing Letter” shall have the meaning given to such term in Section 9.03 of this Agreement.

“Preferred Leasing” means Preferred Leasing, Inc., a Nebraska corporation.

“PrimeValue” means PrimeValue Founder Company, a Delaware corporation.

“Principal Office” means the Bank’s office at 1620 Dodge Street, STOP 1029, Omaha, Nebraska 68197.

“Prohibited Transaction” means the respective meanings assigned to such term in Section 4975 of the Code and Section 406 of ERISA.

“Real Estate” means collectively the Fremont Real Estate and the Tunica Real Estate.

“Registration Statement” means the Registration Statement on Form S-1, as amended, of the Borrower that was filed with the SEC pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder and declared effective by the SEC prior to the closing of the IPO.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material, but excluding (a) emissions from the engine exhaust of a motor vehicle and (b) the normal application of fertilizer).

“Reorganization” shall have the meaning given such term in the recitals hereto.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver in accordance with Section 412(d) of the Code.

“Restricted Payments” means, with respect to the Borrower or any Guarantor, any (a) dividend or other distribution (whether in cash, securities or other property), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any Equity Interests of the Borrower, or on account of any return of capital to the Borrower or such Guarantor of any such Equity Interest in the Borrower, Affiliate or any Guarantor, or any option, warrant or other right to acquire any such dividend or other distribution or payment, and (b) any payment of any management, consultancy, administrative, services, or other similar fee to any Person who owns, directly or indirectly, any Equity Interest in the Borrower or any Guarantor, or any Affiliate of any such Person; provided, that the term “Restricted Payments” shall not include (y) reasonable salary or per diem payments to employees, managers or directors of the Borrower or any Guarantor or (z) the IPO Working Capital.

“Revolving Loans” shall have the meaning given such term in Section 2.01 of this Agreement.

“Revolving Note” shall have the meaning given such term in Section 2.05 of this Agreement.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC.

“Sanctioned Person” means a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC.

“SEC” means the Securities and Exchange Commission.

“Security Agreements” means Borrower Security Agreement, the Aircraft Security Agreement and Guarantor Security Agreements.

“Special Flood Hazard Area” means the designation of an area by FEMA requiring that the Bank obligate the grantor of a deed of trust relating to real estate located therein to obtain and maintain flood insurance relating to such real estate.

“T&M Enterprises” means Taylor & Martin Enterprises, Inc., a Nebraska corporation.

“T&M Inc.” means Taylor & Martin, Inc.—Auctioneers, a Nebraska corporation.

“TJG Trading” means TJG Trading Company HK, Limited, a company organized under the laws of Hong Kong.

“TMG Auction” means TMG Auction Services, LLC, a Delaware limited liability company.

“TMG Global” means TMG Global Liquidation, LLC, a Delaware limited liability company.

“TMG Reverse” means TMG Reverse Logistics, LLC, a Delaware limited liability company.

“TMG Worldwide” means TMG Worldwide Liquidation, LLC, a Delaware limited liability company.

“Taylor & Martin Holdings SARL” means Taylor & Martin Holdings SARL, a Luxemburg [            ].

“Tunica Deed of Trust” means the Deed of Trust, Assignment of Leases and Rents and Fixture Filing, dated the Closing Date, between T&M Enterprises and the Bank in the form of Exhibit “G” attached hereto and incorporated herein by this reference creating a first priority and perfected lien in and to the Tunica Real Estate and a security interest in all of the personal property incorporated therein as a fixture as security for payment of the Obligations.

“Tunica Phase I Environmental Report of the Property” means the Phase I Environmental Site Assessment dated on or immediately following the Closing Date and entitled Phase I Environmental Site Assessment for T&M Enterprises, from Terracon Consultants, Inc. and such other environmental surveys required by the Bank relating to the Tunica Real Estate to be delivered by T&M Enterprises.

“Tunica Real Estate” means that real estate located in Tunica County, Mississippi and legally described in Exhibit “H” attached hereto and incorporated herein by this reference, together with all buildings, fixtures and attached personal property located thereon, owned by T&M Enterprises.

“Tunica Title Company” means Dulaney Law Firm, L.L.P., a Mississippi limited liability partnership or such other title insurance company upon which the Bank and T&M Enterprises may mutually agree.

“UCC” means the Uniform Commercial Code as adopted by the State of Nebraska.

Section 1.02. Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Articles, Sections, Exhibits, Schedules and like references are to this Agreement unless otherwise expressly provided. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or.” The definitions in Section 1.01 of this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All incorporations by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, including all necessary definitions and related provisions from such other agreements but including only amendments thereto agreed to by the Bank, and shall survive any termination of such other agreements until the obligations of the Borrower under this Agreement and the Revolving Note are irrevocably paid in full and the commitments of the Bank to advance funds to the Borrower are terminated. Unless otherwise required by Applicable Law, all terms of an accounting or financial nature not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 5.08 of this Agreement, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP unless otherwise specified herein.

Section 1.03. Closing Deadline. Subject to the terms, provisions and conditions set forth in this Agreement, the Closing Date shall be on a Banking Day mutually acceptable to the Borrower and the Bank on which each of the conditions to the Initial Borrowing are (i) satisfied, (ii) reflected on a Post Closing Letter, or (iii) waived in writing by the Bank, on or before November 15, 2012 (the “Closing Deadline”), or the Bank shall have no further obligations under this Agreement or any of the Loan Documents, including, but not limited to, any obligation to advance the Commitment to the Borrower. Notwithstanding the foregoing, in the event the Closing Date does not take place prior to the Closing Deadline, Borrower agrees that its obligation, as reflected in Section 2.09 of this Agreement, to reimburse the Bank for its documented costs and fees shall survive.

Article II

AMOUNT AND TERM OF THE REVOLVING LOAN

Section 2.01. Revolving Credit. The Bank agrees on the terms and conditions hereinafter set forth, to make revolving loans (the “Revolving Loans”) to the Borrower from time to time during the period from the Closing Date up to but not including the Maturity Date in an aggregate principal amount not to exceed at any time outstanding, the lesser of (i) Thirty-Five Million and No/100ths Dollars ($35,000,000.00), or (ii) the Borrowing Base then in effect (the “Commitment”). Each Revolving Loan which shall not utilize the Commitment in full shall be in an amount not less than One Hundred Thousand and No/100ths Dollars ($100,000.00). Within the limits of the Commitment, the Borrower may borrow, prepay pursuant to Section 2.06, and reborrow under this Section 2.01. The Bank’s obligation to make the Revolving Loans or any advances hereunder shall be subject to the satisfaction of the Conditions Precedent set forth in Article III of this Agreement.

Section 2.02. Notice and Manner of Borrowing. Any request by the Borrower for Revolving Loans hereunder shall be (i) in writing in the form of a Borrowing Request attached hereto as Exhibit “I” and incorporated herein by this reference and certified by an authorized officer or representative of the Borrower or (ii) a telephonic or electronic request by Borrower in form and content, which may include written confirmation of such request from the Borrower as the Bank may from time to time require (each of the foregoing shall constitute a “Borrowing Request”), and any such Borrowing Request must be given so as to be received by the Bank not later than 1:00 PM (Omaha, Nebraska time) on the date of such Revolving Loan (which shall be a Banking Day). Each Borrowing Request shall be irrevocable and shall be deemed a representation by the Borrower that on the requested date and after giving effect to the requested Revolving Loan the applicable conditions specified in Article III have been and will be satisfied and the amount requested is in compliance with the then current Borrowing Base Certificate approved by the Bank. Each Borrowing Request for a Revolving Loan hereunder shall specify (i) the requested date and (ii) the aggregate amount of Revolving Loan to be made on such date which shall be in a minimum amount of One Hundred Thousand and No/100ths Dollars ($100,000.00) or, if more, an integral multiple thereof. The Bank may rely on any telephone or electronic request for a Revolving Loan hereunder which it believes in good faith to be genuine; and the Borrower hereby waives the right to dispute the Bank’s record of the terms of such telephone or electronic request. Unless the Bank reasonably determines that any applicable condition specified in Article III has not been satisfied, the Bank will make available to the Borrower at the Bank’s Principal Office immediately available funds by crediting the Borrower’s deposit Account with the Bank not later than 3:00 PM (Omaha, Nebraska time) on the requested date with the amount of the requested Revolving Loan.

Section 2.03. Interest.

(1) The interest rate on the Revolving Loans is subject to change from time to time based on changes in an independent index which is the London Interbank offered rate for U.S. Dollar deposits published in the Wall Street Journal as the One (1) Month LIBOR Rate (the “LIBOR Rate”). The LIBOR Rate will be adjusted and determined without notice to the Borrower as set forth herein, as of the date of the Revolving Note and on the first (1st) day of each calendar month hereafter (the “Interest Rate Change Date”) to the One (1) Month LIBOR Rate which is published in the Wall Street Journal as the reported rate for the date that is two (2) London Banking Days prior to each Interest Rate Change Date, the published LIBOR Rate will be rounded upwards to the next higher one hundredth (1/100th) of one percent (1%).

(2) “London Banking Day” means any day other than a Saturday or Sunday, on which commercial banking institutions in London, England are generally open for business. If for any reason the LIBOR Rate published by the Wall Street Journal is no longer available and/or the Bank is unable to determine the LIBOR Rate for any Interest Rate Change Date, the Bank may, in its sole discretion, select an alternate source to determine the LIBOR Rate and will provide notice to the Borrower of the source selected. The LIBOR Rate determined as set forth above shall be referred to herein as (the “Index”). The Index is not necessarily the lowest rate charged by the Bank on its loans. If the Index becomes unavailable during the term of the Revolving Loans, the Bank may designate a substitute index after notifying the Borrower. The Bank will tell the Borrower the current Index rate upon the Borrower’s request. The interest rate change will not occur more often than each month on the first (1st) day of each month. The Borrower understands that the Bank may make loans based on other rates as well. The Index currently is [•]% per annum. The interest rate to be applied to the unpaid principal balance of the Revolving Loans will be calculated as described in Section 2.03(4), below, using a rate of two and fifty hundredths percentage points (two hundred fifty (250) basis points) over the Index if the ratio of total liabilities (on a consolidated basis) to Consolidated Tangible Net Worth of the Borrower and Guarantors, determined in accordance with GAAP, is less than or equal to 1.00:1.00; or using a rate of two and seventy-five hundredths percentage points (two hundred seventy-five (275) basis points) over the Index if the ratio of total liabilities (on a consolidated basis) to Consolidated Tangible Net Worth of the Borrower and Guarantors, determined in accordance with GAAP, is greater than 1.00:1.00, prior to acceleration or maturity, adjusted if necessary for any maximum rate limitations described below. The Bank and the Borrower acknowledge and agree that the initial rate of two and fifty hundredths percentage points (two hundred fifty (250) basis points) over the Index shall be applicable until the Borrower has provided its first Borrowing Base Certificate as provided for herein.

(3) Under no circumstances will the interest rate on the Revolving Loans be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, the Bank, at its option, may do one of the following: (A) increase the Borrower’s payments to ensure the Borrower’s Revolving Loans will pay off by its original final maturity date, (B) increase the Borrower’s payments to cover accruing interest, (C) increase the number of the Borrower’s payments, and (D) continue the Borrower’s payments at the same amount and increase the Borrower’s final payment.

(4) Interest on the Revolving Loans and the Revolving Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under the Revolving Loans and the Revolving Note is computed using this method.

(5) Accrued interest due and owing by the Borrower with respect to the Revolving Loans for each calendar month, shall be paid to the Bank in immediately available funds on the first day of the immediately following calendar month by automatic debit or withdrawal not later than 10:00 a.m. (Omaha, Nebraska Time) on such date from the Borrower’s Account without notice to, or approval of, the Borrower other than this authorization.

(6) All payments of principal and interest made hereunder and under the Revolving Note, whether during the term hereof or upon the Maturity Date of the Revolving Loans, shall be made at the Principal Office. Any principal amount due because of acceleration, or otherwise, shall bear interest from the date when due until said principal amount or interest is paid in full, payable on demand, at a rate per annum equal at all times to the one-month LIBOR Rate plus five hundred fifty (550) basis points (the “Default Rate of Interest”).

Section 2.04. Facility Fee. The Borrower agrees to pay to the Bank on the Closing Date a facility fee in the amount of One Hundred Twenty-Two Thousand Five Hundred and No/100ths Dollars ($122,500.00) in immediately available funds or included in the Initial Borrowing, to the extent permitted by the terms and provisions of this Agreement.

Section 2.05. Revolving Note. All Revolving Loans made by the Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of the Borrower, in the form attached hereto as Exhibit “J” and incorporated herein by this reference, duly completed, in the principal amount of Thirty-Five Million and No/100ths Dollars ($35,000,000.00), dated the Closing Date, payable to the Bank, and maturing on the Maturity Date (the “Revolving Note”). The Bank is hereby authorized by the Borrower to endorse on the schedule attached to the Revolving Note or otherwise reflect on the books and records of the Bank the amount of each Revolving Loan and of each payment of principal received by the Bank on account of the Revolving Loans, which shall accurately reflect each such payment. The failure to make such notation with respect to any Revolving Loan or payment shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Revolving Note.

Section 2.06. Prepayments. The Borrower may prepay the Revolving Note in whole or in part without premium or penalty but with accrued interest to the date of such prepayment on the amount prepaid, provided that each partial prepayment shall be in a principal amount not less than One Hundred Thousand and No/100ths Dollars ($100,000.00).

Section 2.07. Method of Payment. The Borrower shall make each payment under this Agreement and under the Revolving Note not later than 3:00 P.M. (Omaha, Nebraska time) on the date when due in lawful money of the United States to the Bank at its Principal Office in immediately available funds. In addition to the authorization provided in Section 2.03 (5) above, the Borrower hereby authorizes the Bank, if and to the extent Bank receives telephonic request from an officer, director or other duly authorized representative of the Borrower to take such action, to charge from time to time against any Account of the Borrower with the Bank any amount requested. Whenever any payment to be made under this Agreement or under the Revolving Note shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of the payment of interest.

Section 2.08. Use of Proceeds. The proceeds of the Revolving Loans hereunder shall be used solely by the Borrower to (i) fund the IPO Working Capital, (b) pay fees and expenses in connection with the IPO and this Agreement, and (c) finance ongoing working capital and general corporate purposes (including financing Approved Acquisitions) of the Borrower and the Guarantors. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

Section 2.09. Reimbursement of Bank or Payment by Borrower. The Borrower shall pay all documented costs associated with the negotiation and preparation of the commitment letter dated August 16, 2012 by and among the Borrower, TMG Auction, TMG Reverse and the Bank (the “Commitment Letter”), the Loan Documents, the IPO, and the documentation thereof and transactions contemplated by this Agreement that are incurred prior to, on or following the Closing Date, including, but not limited to, the out-of-pocket costs associated with the Bank’s due diligence, the Bank’s legal fees, recording fees, filing fees, collateral inspection fees, costs incurred by the Bank in connection with the creation, perfection, preservation and enforcement of the Security Interest (as defined in the Pledge Agreements and the Security Agreements) and the defense of the Collateral, and such other documented out-of-pocket costs and expenses incurred by the Bank relating to the transactions described in this Agreement.

Section 2.10. Increased Costs and Capital Adequacy.

(1) In the event that any applicable law, treaty or governmental regulation, or any change therein or in the good faith interpretation or application thereof, or compliance by the Bank and the office or branch where the Bank makes or maintains any Loans bearing interest at a rate determined by reference to the LIBOR Rate with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a)	subject the Bank to any tax of any kind whatsoever with respect to this Agreement or any other Loan Document or change the basis of taxation of payments to the Bank of principal, fees, interest or any other amount payable hereunder or under any other Loan Documents (except for changes in the rate of tax on the overall net income of the Bank by the jurisdiction in which it maintains its principal office); or

(b)	impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of the Bank, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c)	impose on the Bank any other condition related to any Loans bearing interest at a rate determined by reference to the LIBOR Rate;

and the result of any of the foregoing is to materially increase the cost to the Bank of making, renewing or maintaining its Extensions of Credit hereunder by an amount that the Bank deems in good faith to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Extensions of Credit by an amount that the Bank deems in good faith to be material, then, each and any such case, the Borrower shall promptly pay the Bank, upon its demand, such additional amount as will compensate the Bank for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the LIBOR Rate. The Bank shall certify the amount of such additional cost or reduced amount to the Borrower and such certification shall be conclusive absent manifest error.

(2) In the event that the Bank shall have reasonably determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank and the office or branch where the Bank makes or maintains any Loans bearing interest at a rate determined by reference to the LIBOR Rate with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank’s capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank’s policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then, from time to time, the Borrower shall pay upon demand to the Bank such additional amount or amounts as will compensate the Bank for such reduction. In determining such amount or amounts, the Bank may use any reasonable averaging or attribution methods. The protection of this Section shall be available to the Bank regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of the Bank setting forth such amount or amounts as shall be necessary to compensate the Bank with respect to this Section when delivered to the Borrower shall be conclusive absent manifest error.

2.11. Termination. Any unused Commitment shall be automatically and permanently terminated on the Maturity Date, after giving effect to all Revolving Loans, if any, to be made on such day.

Article III

INITIAL CONDITIONS PRECEDENT

Section 3.01. Condition Precedent to Initial Borrowing. The obligation of the Bank to make Revolving Loans to the Borrower pursuant to the Commitment for the Initial Borrowing is subject to the following conditions precedent, including that the Bank shall have received, or waived in writing the obligation to receive, on or before the Closing Date, each of the documents or certificates listed below, in form and substance reasonably satisfactory to the Bank and its counsel (collectively the “Conditions Precedent”):

(1) Revolving Note. The Revolving Note duly executed by the Borrower dated as of the Closing Date;

(2) Borrower Security Agreement. The Borrower Security Agreement duly executed by the Borrower dated as of the Closing Date together with a lien search in all jurisdictions necessary or, in the reasonable opinion of the Bank, desirable, identifying no financing statements or similar filings on file with respect to the Borrower (other than Permitted Liens), and indicating that no party claims an interest in any of the Collateral, other than the Bank and other than Permitted Liens;

(3) Borrower Pledge Agreement. The Borrower Pledge Agreement duly executed by the Borrower dated as of the Closing Date, pledging all shares of stock and all membership interests in and to each Guarantor and other wholly-owned subsidiary of the Borrower to the Bank;

(4) Guarantor Security Agreements. Guarantor Security Agreements duly executed by each Guarantor dated as of the Closing Date together with a lien search in all jurisdictions necessary or, in the reasonable opinion of the Bank, desirable, identifying no financing statements or similar filings on file with respect to each such Guarantor (other than Permitted Liens and Liens that will be released in connection with the Closing Date Acquisition), and indicating that no party claims an interest in any of the Collateral, other than the Bank and other than Permitted Liens and Liens that will be released in connection with the Closing Date Acquisition;

(5) Aircraft Security Agreement. Aircraft Security Agreement duly executed by T&M Enterprises dated as of the Closing Date together with a lien search necessary or, in the reasonable opinion of the Bank, desirable, identifying no financing statements or similar filings on file with respect to the Aircraft (other than Liens that will be released in connection with the Closing Date Acquisition), and indicating that no party claims an interest in the Aircraft, other than the Bank and other than Liens that will be released in connection with the Closing Date Acquisition;

(6) Guarantor Pledge Agreements. Guarantor Pledge Agreements duly executed by each Guarantor dated as of the Closing Date, pledging all shares of stock and all membership interests in and to each Guarantor owned by such Guarantor to the Bank; except that in respect of Guarantors that are Foreign Subsidiaries only sixty six percent (66%) of such Foreign Subsidiaries’ stock and membership interests or other Equity Interest shall be pledged to the Bank and such Guarantor agreeing not to transfer, pledge or in any manner encumber the balance of such Equity Interest to any other Person;

(7) Phase I Environmental Reports. The Phase I Environmental Reports, as well as any subsequent environmental site assessments requested by the Bank and issued prior to the Closing Date for the benefit of the Bank, on which the Bank may rely, all in form and content reasonably satisfactory to the Bank, together with a reliance letter, in form and content satisfactory to the Bank, pursuant to which the Bank is specifically authorized to rely upon the terms and provisions of the Fremont Phase I Environmental Report of the Property and Tunica Phase I Environmental Report of the Property (to the extent such Phase I Environmental Reports are not available prior to the Closing Date, the Borrower, the Guarantors and Bank agree to add such Phase I Environmental Reports to the Post Closing Letter and allow the applicable Guarantor a reasonable period of time after the Closing Date to obtain and deliver such reports;

(8) Fremont Title Insurance. A title binder, issued by the Fremont Title Company, at T&M Inc.’s expense, constituting a commitment by the Fremont Title Company to issue a lender’s title policy in favor of the Bank under the Fremont Deed of Trust, that will be free from all standard exceptions, including mechanics’ liens and all other exceptions and that will insure the Fremont Deed of Trust to be a valid first lien on the Fremont Real Estate, and with reasonable endorsements based upon the Fremont Real Estate and the operations of T&M Inc. thereon, each in form and content reasonably acceptable to the Bank;

(9) Fremont Deed of Trust. The Fremont Deed of Trust, duly executed on behalf of the T&M Inc. and delivered to the Fremont Title Company for filing of record as part of the Closing;

(10) Tunica Title Insurance. A title binder, issued by the Tunica Title Company, at T&M Enterprises’ expense, constituting a commitment by the Tunica Title Company to issue a lender’s title policy in favor of the Bank under the Tunica Deed of Trust, that will be free from all standard exceptions, including mechanics’ liens and all other exceptions and that will insure the Tunica Deed of Trust to be a valid first lien on the Tunica Real Estate, and with reasonable endorsements based upon the Tunica Real Estate and the operations of T&M Enterprises thereon, each in form and content reasonably acceptable to the Bank;

(11) Tunica Deed of Trust. The Tunica Deed of Trust, duly executed on behalf of T&M Enterprises and delivered to the Tunica Title Company for filing of record as part of the Closing;

(12) FEMA Designation. A FEMA designation indicating that neither the Fremont Real Estate nor the Tunica Real Estate is in a Special Flood Hazard Area;

(13) Permits. Evidence reasonably acceptable to the Bank, that all Permits relating to the operation of the Fremont Real Estate and Tunica Real Estate have been obtained and maintained by T&M Inc. and T&M Enterprises respectively;

(14) Evidence of All Corporate Action by the Borrower. Certified (dated as of the Closing Date) copies of all corporate action taken by the Borrower, including resolutions of each of its shareholders, directors or officers, as necessary, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement;

(15) Incumbency and Signature Certificate of the Borrower. A certificate (dated as of the Closing Date) of the duly authorized officer of the Borrower, certifying the names and true signatures of the officers of the Borrower, authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement;

(16) Evidence of All Company Action by the Guarantors. Certified (dated as of the Closing Date) copies of all company action taken by each of the Guarantors, including resolutions of each of its managers, members, or officers, directors or shareholders, as necessary, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement;

(17) Incumbency and Signature Certificate of the Guarantors. A certificate (dated as of the Closing Date) of the duly authorized officer, member or manager of each of the Guarantors, certifying the names and true signatures of the officers, members or managers of the Guarantor authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by each such Guarantor under this Agreement;

(18) Opinions of Counsel for the Borrower and Guarantors. A favorable opinion of Yost, Schafersman, Lamme, Hillis, Mitchell, Schulz & Hartmann, P.C., Nebraska counsel for the Borrower and the Guarantors in the form attached hereto as Exhibit “K-1” and incorporated herein by this reference; a favorable opinion of Bracewell & Giuliani LLP, Texas, Delaware and federal law counsel for the Borrower and the Guarantors in the form attached hereto as Exhibit “K-2” and incorporated herein by this reference; a favorable opinion of Jennifer Branning PC, Mississippi counsel for the Borrower and the Guarantors in the form attached hereto as Exhibit “K-3” and incorporated herein by this reference; a favorable opinion of Poyner Spruill LLP, North Carolina counsel for the Borrower and the Guarantors in the form attached hereto as Exhibit “K-4” and incorporated herein by this reference; a favorable opinion of Squire Sanders (US) LLP, Ohio counsel for the Borrower and the Guarantors in the form attached hereto as Exhibit “K-5” and incorporated herein by this reference; and a favorable opinion of Sirote Pernutt, P.C., Alabama counsel for the Borrower and the Guarantors in the form attached hereto as Exhibit “K-6” and incorporated herein by this reference;

(19) Guaranties. The Guaranties duly executed and acknowledged by each of the Guarantors;

(20) Control Agreements. The Control Agreements duly executed and acknowledged by the Borrower and each Guarantor, as applicable;

(21) Consents and Approvals. Receipt by the Bank of copies of or evidence that any and all applicable Governmental Authority, shareholder, member or material third party consents and approvals necessary or required under Applicable Law related to or in connection with the IPO shall have been obtained and the expiration of all applicable waiting periods without any action being taken by any Governmental Authority or any other Person that could restrain, prevent or impose any material adverse conditions on the IPO or that could seek or threaten any of the foregoing, and no Applicable Law shall be in effect which in the Bank’s sole reasonable judgment and discretion could have such an effect;

(22) IPO. Completion of the IPO with the exception of measures remaining to close the IPO that require IPO Working Capital;

(23) Results of IPO. The IPO resulting in initial capital raised by the Borrower therefrom of not less than One Hundred Fifty Million and No/100ths Dollars ($150,000,000.00) gross;

(24) Fees and Costs. The fees and costs as provided in Sections 2.04 and 2.09 shall have been paid at or prior to the Closing Date or reflected in the Post Closing Letter;

(25) Borrower Organizational Documents. A certificate of a duly authorized officer of the Borrower certifying a then current copy of the Borrower’s Organizational Documents and any amendments thereto, if applicable;

(26) Certificate of Good Standing. A certificate of good standing or existence of the Borrower from the Secretary of State of the State of Delaware, and any other jurisdiction where the conduct of its business requires the Borrower to be qualified, except where the failure to be qualified and in good standing would not have a Material Adverse Effect;

(27) Guarantor Organizational Documents. A certificate of a duly authorized officer, member or manager of each Guarantor certifying a then current copy of the Guarantor’s Organizational Documents and any amendments thereto, if applicable;

(28) Certificate of Good Standing of each Guarantor. A certificate of good standing or existence of each Guarantor from the Secretary of State of such Guarantor’s state of organization, and any other jurisdiction where the conduct of its business requires such Guarantor to be qualified, except where the failure to be qualified and in good standing would not have a Material Adverse Effect;

(29) Financing Statements. Financing statement or statements sufficient when filed to perfect the security interests granted under any of the Loan Documents to the extent such security interests are capable of being perfected by filing;

(30) Borrowing Base Certificate. A Borrowing Base Certificate reflecting the Borrowing Base on a pro forma combined basis after giving effect to the consummation of the transaction provided for in the Registration Statement prepared by the Borrower immediately prior to the Closing Date and submitted to and approved by the Bank and identifying the use of the proceeds thereof;

(31) Material Adverse Effect. Since the date of the Commitment Letter, no condition exists and no change, event or effect has occurred, or series of related changes, events or related effects have occurred, that has caused a Material Adverse Effect;

(32) Representations and Material Information. All representations that the Borrower or any of the Guarantors made to the Bank and all material information that the Borrower or any of the Guarantors have furnished to the Bank in connection with the Commitment Letter or this Agreement remain accurate and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date;

(33) Commitment Letter. Since the date of the Commitment Letter, the Borrower and the Guarantors have complied in all material respects with the terms of the Commitment Letter;

(34) Litigation. There are no actions, suits, investigations, litigation or proceedings pending or threatened in any court or before any arbitrator or governmental or regulatory agency or authority that (i) could reasonably be expected to have a Material Adverse Effect or (ii) could reasonably be expected to adversely affect the IPO or this Agreement; and

(35) Certificates of Insurance. Certificates of insurance evidencing insurance coverage acceptable to the Bank in its reasonable discretion with coverage appropriate for companies in the Borrower’s and each Guarantor’s industry and naming the Bank as an additional insured and loss payee, as the case may be, and requiring notice be given to the Bank no less than thirty (30) days in advance of any cancellation or nonrenewal of such insurance coverage.

Section 3.02. Additional Conditions Precedent. The obligation of the Bank to make a Revolving Loan, other than the Initial Borrowing, to the Borrower pursuant to the Commitment shall be subject to the further conditions precedent that on the date of each advance of the Revolving Loan:

(1) The following statements shall be true and correct in all material respects and the Bank shall have received a certificate signed by a duly authorized officer or manager of the Borrower dated the date of such Loan, stating that:

(a)	To the best of Borrower’s and each Guarantor’s Knowledge, the representations and warranties contained in each of the Loan Documents were true and correct in all material respects as of the date of such requested Borrowing, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date; and

(b)	No Default or Event of Default has occurred and is continuing, or would result from such advance on the Revolving Loan.

(2) If, at the time of a requested Borrowing, the most recent monthly Borrowing Base Certificate provided by the Borrower under Section 5.08 of this Agreement reflects that the Borrowing requested by the Borrower thereunder will cause the outstanding balance of the Revolving Loans to exceed the applicable Borrowing Base, the Bank shall not make such Borrowing available to the Borrower until such time as the Borrower can provide an updated Borrowing Base Certificate as of the date of the requested Borrowing that demonstrates that the requested Borrowing will not cause the outstanding balance of the Revolving Loans, after such Borrowing, to exceed the Borrowing Base; and

(3) The Bank shall have received such other approvals, opinions or documents as the Bank may reasonably request if, in the good faith judgment of the Bank, such request is warranted under the circumstances.

Section 3.03. No Waiver. The making of any Extension of Credit prior to fulfillment of any condition thereto shall not be construed as a waiver of such condition, and the Bank reserves the right to require fulfillment of any and all such conditions prior to making available any subsequent Borrowings under or relating to the Loans.

Article IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Bank as follows, except that each such representation or warranty as to a Guarantor is made by the Borrower and such Guarantor:

Section 4.01. Incorporation, Good Standing, and Due Qualification. The Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware; has the power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to be qualified and in good standing would not have a Material Adverse Effect. After giving effect to the Closing Date Acquisition, each of the Guarantors is a wholly-owned subsidiary of the Borrower or another Guarantor and is a duly organized entity, validly existing, and in good standing under the laws of the applicable state of formation; and has the power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in and is in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to be qualified and in good standing would not have a Material Adverse Effect.

Section 4.02. Power and Authority. The execution, delivery, and performance by the Borrower and each of the Guarantors of the Loan Documents to which each is a party have been or will be duly authorized by all necessary corporate or company action and do not and will not (1) require any consent or approval of the shareholders or directors of Borrower or of the member, manager, directors or officers of each of the Guarantors which has not previously been obtained; (2) contravene Borrower’s Organizational Documents or the Organizational Documents of any of the Guarantors; (3) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower or relating to the IPO; (4) require any action by or in respect of, or filing with, any Governmental Authority (except (i) filings and recordings with respect to Collateral to be made or otherwise delivered to the Bank for filing or recording on the Closing Date, (ii) filings necessary to maintain perfection of Collateral, (iii) such filings as are required in the ordinary course of business regardless of whether this Agreement is entered into by the Borrower and the Guarantors, (iv) such filings as has been obtained and (v) any reports required to be filed by such Person with the SEC); (5) after giving effect to the Closing Date Acquisition, result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which Borrower or any of the Guarantors is a party or by which it or its properties may be bound or affected; or (6) other than Permitted Liens, result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by Borrower or a Guarantor.

Section 4.03. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when executed and delivered will be, legal, valid, and binding obligations of the Borrower and each of the Guarantors, as the case may be, and enforceable against the Borrower or such Guarantors in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights and remedies generally and to the effect of general principles of equity.

Section 4.04. Provided Information. No information, exhibit, or report (or supplement, modification or update to such information, exhibit or report) furnished by the Borrower or any Guarantor to the Bank in connection with the negotiation of this Agreement, after giving effect to any applicable supplement, modification or update, contains as of its date (or in the case of any supplement, modification or update to such information, exhibit or report, as of the date of such supplement, modification or update) any material misstatement of fact or omits to state a material fact necessary to make the statement contained therein, in light of the circumstances under which they were made, not materially misleading; provided, that, with respect to projected financial information, the Borrower and Guarantors represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 4.05. Labor Disputes and Acts of God. Neither the business nor the properties of the Borrower or any Guarantor are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) which could reasonably be expected to have a Material Adverse Effect.

Section 4.06. Other Agreements. Neither the Borrower nor, after giving effect to the Closing Date Acquisition, any Guarantor is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any Organizational Document restriction, which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Guarantor is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business or to which it is a party.

Section 4.07. Litigation. There is no pending, or to the Borrower’s or any Guarantor’s Knowledge, threatened, action or proceeding, for which adequate insurance or reserves are not in effect, against or affecting the Borrower or any Guarantor before any court, governmental agency, or arbitrator which may, in any one case or in the aggregate, have a Material Adverse Effect.

Section 4.08. No Defaults on Outstanding Judgments or Orders. The Borrower and each Guarantor has satisfied all final non-appealable judgments to which it is subject. The Borrower and each Guarantor is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any Government Authority, except as could not reasonably be expected to cause a Material Adverse Effect.

Section 4.09. Ownership and Liens. The Borrower and each Guarantor has good and marketable title to, or valid leasehold interests in, all of its properties and assets, real and personal, material to its business, except for minor irregularities or deficiencies in title that, individually or in the aggregate, do not interfere with its ability to conduct business as currently conducted, and none of the Collateral is subject to any Lien, except Permitted Liens.

Section 4.10. Guarantors. Neither Borrower nor any Guarantor owns any Equity Interest in a Person which is not also a Guarantor as provided for herein.

Section 4.11. ERISA. Each Plan is in substantial compliance with all applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan that could reasonably be expected to cause a Material Adverse Effect. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would reasonably be expected to result in the institution of proceedings to terminate any Plan under Section 4042 of ERISA that could reasonably be expected to cause a Material Adverse Effect. With respect to each Plan subject to Title IV of ERISA, as of the most recent valuation date for such Plan, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Bank) of such Plan’s projected benefit obligations did not exceed the fair market value of such Plan’s assets.

Section 4.12. Operation of Business. The Borrower and each Guarantor possesses all material licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted and is not in violation in any material respect of any valid rights of others with respect to any of the foregoing, except nothing in the foregoing shall prohibit any merger, consolidation, liquidation or dissolution otherwise permitted by this Agreement.

Section 4.13. Taxes. The Borrower and each Guarantor has timely filed all tax returns (federal, state, and local) required to be filed and have timely paid all material taxes, assessments, and governmental charges and levies thereon which have become due, including interest and penalties or have filed appropriate extensions or contested such taxes, in each case by appropriate proceedings.

Section 4.14. Debt. Neither the Borrower nor, after giving effect to the Closing Date Acquisition, any Guarantor is a party to any credit agreement, indenture, purchase agreement, guaranty, Capital Lease, or other investment, agreement, or arrangement providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) pursuant to which the other party thereto has or may claim a Lien against any of the Collateral other than Permitted Liens.

Section 4.15. Financial Information. The pro forma combined financial statements of the Borrower contained in the Registration Statement (i) fairly present, in all material respects, in conformity with applicable rules and regulations of the SEC, the pro forma combined financial position of the Borrower as of June 30, 2012 and the pro forma combined results of operations and cash flows of the Borrower for the years ended December 31, 2010 and 2011 and the six (6) months ended June 30, 2012 (subject, in the case of interim statements, to normal year-end adjustments and the absence of footnotes), and (ii) show, to the extent required by applicable rules and regulations of the SEC and together with all footnotes to such financial statements, all material indebtedness and other liabilities, direct or contingent, of the Borrower on a pro forma combined basis as of the date thereof after consummation of the Closing Date Acquisition, including liabilities for taxes, material commitments and Debt.

Section 4.16. Environmental Matters. The Borrower and each Guarantor (a) is in compliance with all Environmental Requirements applicable to the Borrower or such Guarantor, including but not limited to its operations of the Real Estate, except any such failure or failures which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and know of no conditions or circumstances that could materially interfere with such compliance in the future; (b) have not identified any “recognized environmental conditions,” as that term is defined by the ASTM in its standards for environmental due diligence which could subject the Borrower or any Guarantor to enforcement action if brought to the attention of appropriate Governmental Authorities; and (c) has obtained all Permits, except for Permits which cannot be obtained until after the Closing Date, if any.

Section 4.17. Anti-Terrorism Laws. Neither the Borrower nor any of the Guarantors is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. Neither the Borrower nor any of the Guarantors is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001). The Borrower and all of the Guarantors (i) are not a blocked person described in Section 1 of the Anti-Terrorism Order and (ii) to the best of each’s Knowledge, does not engage in any dealings or transactions, and are not otherwise associated, with any such blocked person.

Section 4.18. Compliance with OFAC Rules and Regulations. Neither the Borrower nor any of the Guarantors (i) is a Sanctioned Person, (ii) owns any assets in Sanctioned Countries, or (iii) derives any of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Loan hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

Section 4.19. Compliance with FCPA. The Borrower and each of the Guarantors is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto. Neither the Borrower nor any of the Guarantors has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Borrower or such Guarantor or to any other Person in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

Section 4.20. Solvency. Immediately after the consummation of the IPO and the Closing Date Acquisition, and immediately following the making of each Borrowing and after giving effect to the application of the proceeds of each Borrowing, (a) the fair value of the assets of the Borrower and the Guarantors on a going concern basis and on a consolidated basis, is greater than the total amount of debts and other liabilities of the Borrower and the Guarantors, on a consolidated basis; (b) the present fair saleable value of the assets of the Borrower and the Guarantors on a going concern basis and on a consolidated basis is not less than the amount that will be required to pay the probable liability of their debts and other liabilities, on a consolidated basis, as they become absolute and matured; (c) the Borrower and the Guarantors, on a consolidated basis, are able to pay their debts and liabilities as they become absolute and mature; and (d) the Borrower and the Guarantors are not engaged in, and are not about to be engaged in, business or a transaction for which the Borrower’s and the Guarantors’ assets, on a consolidated basis, would constitute unreasonably small capital. For purposes of this Section 4.20, (a) “fair value” shall mean the amount at which the assets of an entity would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having knowledge of the relevant facts, neither being under any compulsion to act, with equity to both; and (b) “present fair saleable value” shall mean the amount that may be realized within a reasonable time, considered to be six (6) months to one (1) year, either through collection or sale at the regular market value, conceiving the latter as the amount which could be obtained for such properties within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

Section 4.21. Registration Statement. The Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading.

Section 4.22. Pledge of Equity Interests. The Interests, as defined in each respective Pledge Agreement delivered hereunder, of the Borrower or any Guarantor constitute all of Borrower’s or such Guarantor’s ownership interest in each of its respective subsidiaries, and Borrower or such Guarantor has good and marketable title to the Interests, free and clear of all Liens, encumbrances, transfer restrictions, adverse claims and financing statements (or other notice of Lien, security interest or encumbrance), other than Permitted Liens. This representation and warranty shall be deemed made with respect to each Equity Interest owned by Borrower or any Guarantor now owned or hereafter acquired.

Article V

BORROWER’S AND GUARANTORS’ AFFIRMATIVE COVENANTS

At all times that any amounts are outstanding under the Revolving Note, this Agreement or any of the other Loan Documents to which the Borrower or a Guarantor is a party or in the event the Commitment remains effective, unless the Bank shall otherwise agree in writing, the Borrower and each of the Guarantors will:

Section 5.01. Maintenance of Existence. Preserve and maintain its corporate/organizational existence and good standing in the jurisdiction of its incorporation/organization, and qualify and remain qualified as a foreign corporation/limited liability company in each jurisdiction in which such qualification is required, except where the failure to be qualified and in good standing would not have a Material Adverse Effect.

Section 5.02. Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial or business transactions of the Borrower and each Guarantor or if required by any Government Authority, adequate records and books of account, in accordance with Applicable Law.

Section 5.03. Maintenance of Properties. Maintain, keep, and preserve all of its properties (tangible and intangible) material to the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 5.04. Conduct of Business. Continue to engage in a business of the same general type as conducted or planned to be conducted by it on the date of this Agreement and other reasonable expansions and extensions of such business.

Section 5.05. Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof, and shall reflect the Bank as an additional named insured or additional loss payee thereunder, as the case may be, and requiring notice be given to the Bank no less than thirty (30) days in advance of any cancellation or nonrenewal of such insurance coverage.

Section 5.06. Compliance With Laws. Comply in all material respects with all Applicable Law relating to the operation of its business, including but not limited to all Environmental Requirements and Plan Requirements.

Section 5.07. Right of Inspection. At any reasonable time during normal business hours and from time to time, at the Borrower’s sole cost and expense, and upon a least two (2) days prior written notice, permit the Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower or any Guarantor, to discuss the affairs, finances, and accounts of the Borrower, any Guarantor or any of their respective officers, managers, and directors.

Section 5.08. Reporting Requirements. Except as otherwise provided in this Agreement, all financial information provided to the Bank shall be prepared using GAAP consistently applied. During the time period that any amounts are outstanding under the Loans, this Agreement or any of the other Loan Documents to which the Borrower is a party, unless the Bank shall otherwise agree in writing, the Borrower shall provide the following:

(1) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each calendar quarter of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and Guarantors as of the end of such quarter, consolidated and consolidating statements of income and retained earnings of the Borrower and Guarantors for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and, commencing in fiscal year 2014, stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP, consistently applied and certified by an officer of the Borrower (subject to year-end adjustments), along with a quarterly compliance certificate, in a form reasonably acceptable to the Bank, for the Borrower and Guarantors, on a consolidated basis, as of the end of such calendar quarter;

(2) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, consolidated and consolidating audited balance sheets of the Borrower and Guarantors as of the end of such fiscal year and consolidated and consolidating audited statements of income and retained earnings of the Borrower and Guarantors for such fiscal year, and consolidated and consolidating audited statements of changes in financial position of the Borrower and Guarantors for such fiscal year, all in reasonable detail and, commencing in fiscal year 2014, stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared by independent certified public accountants in accordance with GAAP and, as to the consolidated statements accompanied by an opinion thereon reasonably acceptable to the Bank by KPMG LLP or an independent certified public accountants selected by the Borrower and reasonably acceptable to the Bank;

(3) Management Letters. Promptly upon receipt thereof, copies of any material reports submitted to the Borrower or a Guarantor by any independent certified public accountants or, except as prohibited by Applicable Law, by any Governmental Authority in connection with examination of the financial statements or operations of the Borrower or any Guarantor made by such accountants or Governmental Authority;

(4) [Reserved];

(5) Notice of Litigation. Promptly after the Borrower or a Guarantor has been served with notice thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower or any Guarantor, which, if determined adversely to the Borrower or such Guarantor, could have a Material Adverse Effect;

(6) Notice of Defaults and Events of Default. Promptly after an officer of the Borrower or any Guarantor obtains Knowledge of the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower or such Guarantor, as the case may be, with respect thereto;

(7) Reports to Other Creditors. Except as may be limited by confidentiality agreements, promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, credit, or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this Section 5.08;

(8) Proxy statements, etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Borrower or any Guarantor sends to its stockholders, members, or partners, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower or any Guarantor files with the SEC or any other Government Authority which may be substituted therefor, or with any national securities exchange, provided, however, that the Borrower shall be deemed to have furnished information required by this clause (8) if it shall have timely filed such information for public availability with the SEC;

(9) Borrowing Base Certificates. Following the Initial Borrowing and as soon as available and in any event within thirty (30) days after the end of each calendar month during which any amount is outstanding under the Revolving Loan or in the event the Commitment remains effective, a Borrowing Base Certificate as of the end of such month confirming that the amount outstanding of the Revolving Loan, including accrued interest thereon, does not exceed the Borrowing Base as of the end of such calendar month. In the event the total amount of the Revolving Loans outstanding, including accrued interest thereon, shall as of such time exceed the Commitment, Borrower shall immediately make a payment to the Bank in an amount equal to such excess;

(10) Aging of Accounts. Within thirty (30) days of each month end, monthly aging of accounts for the Borrower and each of the Guarantors, on a consolidating and consolidated basis, as of the last day of the preceding month;

(11) Inventory Reports. Within thirty (30) days of each month end, monthly inventory reports for the Borrower and each of the Guarantors, on a consolidating and consolidated basis, as of the last day of the preceding month;

(12) Budgets and Forecasts. On or before January 31 of each year, budgets and forecasts for the Borrower and each of the Guarantors for such year prepared by management of the Borrower and the Guarantors as reasonably requested by the Bank. Within a reasonable time after the request thereof by the Bank, all requested budgets and forecasts relating to any acquisitions by the Borrower or any Guarantor;

(13) Reportable Event. Within five (5) business days of any officer or manager of the Borrower or any Guarantor becoming aware of the occurrence, with respect to any Plan, of any Reportable Event or any Prohibited Transaction, a notice specifying the nature thereof and what action the Borrower or such Guarantor proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan;

(14) Reaffirmation of Guaranties. When so requested by the Bank from time to time, the Borrower will promptly cause any Guarantor, and any other Person who may hereafter guaranty the Obligations or any part thereof, to execute and deliver to the Bank reaffirmations of their respective Guaranties in such form as the Bank may reasonably require; and

(15) General Information. Except as may be limited by confidentiality agreements or Applicable Law, such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Guarantor as the Bank may from time to time reasonably request.

Section 5.09. Environment. Be and remain in compliance in all material respects with all Environmental Requirements; notify the Bank promptly of any written notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the Bank promptly after Borrower’s or a Guarantor’s management becoming aware of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all Applicable Laws; promptly pay or bond around any fine or penalty assessed in connection therewith; permit the Bank, at the Borrower’s sole and reasonable cost and expense, to inspect the premises, to conduct tests thereon with the prior written consent of the Borrower, and to inspect all books, correspondence, and records pertaining thereto; and at the Bank’s reasonable request, and at the Borrower’s reasonable expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Bank, and such other and further assurances reasonably satisfactory to the Bank that the condition has been corrected.

Section 5.10. Material Agreements. Be and remain in compliance and perform in accordance with all material agreements of the Borrower or each of the Guarantors; provided that such Borrower or Guarantor may contest any material agreement in good faith and through appropriate proceedings so long as adequate reserves are maintained in accordance with GAAP.

Section 5.11. Primary Deposit Accounts. Open and maintain primary commercial depository accounts of the Borrower and each Guarantor at the Bank in accordance with Section 7.03 of this Agreement. All other deposit accounts with financial institutions other than the Bank shall be subject to approval by the Bank together with a Control Agreement from such depository bank in favor of Bank acknowledging the Bank’s collateral interest therein in the event the aggregate balance of all accounts of the Borrower or the Guarantor, as the case may be, at such financial institution exceeds One Hundred Thousand and No/100ths Dollars ($100,000.00) at any time.

Section 5.12. Affiliate Transactions. Conduct transactions with an Affiliate other than the Borrower or a Guarantor only on terms equivalent to those obtainable on an arm’s-length basis.

Section 5.13. Perfection Assurances. The Borrower and each Guarantor shall execute, acknowledge and deliver, at its own cost and expense, all such further acts, documents and assurances as may from time to time be reasonably necessary or as the Bank may reasonably request in order to carry out the interest and purposes of the Loan Documents, including all such actions to establish, preserve, protect and (to the extent required under any Loan Document or as otherwise provided in this Agreement) perfect the right, title and interest of the Bank to the Collateral, including, if reasonably requested by the Bank to provide further assurances as to perfection and priority of security interests, including requiring that all limited liability companies which are Guarantors to be certificated and to opt in to Article 8 of the Uniform Commercial Code of the applicable jurisdiction, and notation of the Bank’s Liens under the appropriate Loan Documents on such certificates and certificates of title, as applicable.

Section 5.14. ERISA. The Borrower and each Guarantor will maintain each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not, and will not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which the Borrower, any Guarantor or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding Fifty Thousand and No/100ths Dollars ($50,000.00), (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower, any Guarantor or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding Fifty Thousand and No/100ths Dollars ($50,000.00) or (c) fail to make any payments in an aggregate amount exceeding Fifty Thousand and No/100ths Dollars ($50,000.00) to any Multiemployer Plan that the Borrower, any Guarantor or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

Section 5.15. Post Closing Letter. The Borrower and each Guarantor shall fully and timely perform the obligations of Borrower and each Guarantor described in the Post Closing Letter as and when described in such Post Closing Letter and this Agreement.

Section 5.16. Landlord Consents and Waivers. The Borrower shall, and shall cause each Guarantor to, within thirty (30) days of the Closing Date or within thirty (30) days of entering into a new or replacement real estate lease agreement following the Closing Date, relating to all real estate leased by either the Borrower or such Guarantor, at the Borrower’s or Guarantor’s sole cost and expense, as appropriate, provide the Bank with a fully executed consent and waiver authorizing the Bank, upon the occurrence of an Event of Default, to access such real property for the purpose of obtaining possession, marshaling and removal, as the case may be, of all Collateral located on such real property.

Section 5.17. Equity Interests. Until disposed of in accordance with the terms of this Agreement, Borrower and each Guarantor shall maintain, good and marketable title to the Interests owned by such Borrower or any Guarantor, free and clear of any Lien, pledge, security interest or other encumbrance, except for Permitted Liens and the Security Interest (as defined in the Pledge Agreement to which such Equity Interest is subject), and shall maintain and preserve such Security Interest and Bank’s first priority perfected interest in the Pledged Interests (as defined in the Pledge Agreement). Following the date hereof, neither Borrower nor any Guarantor will (i) sell or offer to sell; (ii) otherwise transfer; (iii) further pledge or encumber any portion of; or (iv) enter into any agreement which relates to the voting of or restricts the transfer of, any of the Interests owned by Borrower or any Guarantor, without the prior written consent of Bank, which shall not be unreasonably withheld.

Article VI

NEGATIVE COVENANTS

At all times that any amounts are outstanding under the Revolving Note, this Agreement or any of the other Loan Documents to which the Borrower or a Guarantor is a party or in the event the Commitment remains effective, unless the Bank shall otherwise agree in writing, neither the Borrower nor any of the Guarantors will:

Section 6.01. Liens. Create, incur, assume, or suffer to exist any Lien upon or with respect to any of the Collateral or their other properties, now owned or hereafter acquired, except Permitted Liens, or cause or permit any financing statement (or other notice of any Lien, security interest or encumbrance) be filed or delivered with respect to any of the Equity Interests owned by Borrower or any Guarantor.

Section 6.02. Debt. Incur any Debt except (1) Debt arising under this Agreement and the other Loan Documents, (2) reasonable trade credit occurred in the ordinary course of business, (3) Debt in existence or accrued (in accordance with GAAP and reflected in the financial statements provided in accordance with Section 5.08 of this Agreement or otherwise arising in the ordinary course of business of the Borrower or a Guarantor following such date) on the Closing Date which does not give rise to a Lien on any Collateral, (4) subordinated intercompany Debt incurred in the ordinary course of business owned by the Borrower or a Guarantor to the Borrower or a Guarantor, (5) Debt constituting purchase money indebtedness and Debt owing in respect of Capital Leases; provided that all such Debt under this clause (5) may not exceed Five Hundred Thousand and No/100ths Dollars ($500,000.00) in aggregate principal amount at any time, (6) Debt arising in connection with the financing of insurance premiums in the ordinary course of business, (7) Debt representing deferred compensation to officers, directors, and employees of the Borrower or any Guarantor, (8) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Debt is extinguished within four (4) business days of the incurrence thereof, (9) Debt of the Borrower and any Guarantor with respect to performance bonds, surety bonds, appeal bonds, guarantees or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or any Guarantor or in connection with judgments that do not result in a Default or an Event of Default, provided that the aggregate outstanding amount of all such performance bonds, surety bonds, appeal bonds, guarantees and customs bonds permitted by this clause (9) shall not at any time exceed One Million and No/100ths Dollars ($1,000,000.00), (10) Debt assumed in connection with the Closing Date Acquisition and any other Approved Acquisition; provided, that (a) such assumed Debt was previously existing prior to the consummation of such Closing Date Acquisition or such other Approved Acquisition, as applicable, and was not incurred by the seller or target, as applicable, in contemplation of the making of such Closing Date Acquisition or such other Approved Acquisition, as applicable, and (b) all such Debt under this clause (10) may not exceed Five Hundred Thousand and No/100ths Dollars ($500,000.00) in aggregate principal amount at any time, (11) Debt consisting of unsecured guaranties by the Borrower or any Guarantor of each other’s Debt permitted under this Agreement, (12) Debt in the form of obligations for the deferred purchase price of property or services incurred in the ordinary course of business which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established; (13) other unsecured Debt of the Borrower and the Guarantors in an aggregate amount not to exceed Two Hundred Fifty Thousand and No/100ths Dollars ($250,000.00) at any time; and (14) the commercial real estate lease and related transactions described on Schedule 6.02.

Section 6.03. Mergers, Etc. Wind up, liquidate or dissolve itself, reorganize, consolidate, merge, pool, syndicate or otherwise combine with any other entity, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or cause or permit any Guarantor to do so; provided, that the following shall be permitted: (1) the Closing Date Acquisition and any other Approved Acquisition, (2) any Guarantor may sell all or substantially all of its assets to the Borrower or another Guarantor, so long as any secured interest granted to the Bank pursuant to any Loan Document in the assets transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer) and all actions required to maintain said perfected status have been taken, and (3) the Borrower or any Guarantor may merge or consolidate with and into, or be dissolved and liquidated into, the Borrower or any Guarantor, so long as, in the case of any merger, consolidation, dissolution or liquidation involving the Borrower, the Borrower is the surviving or continuing entity.

Section 6.04. Distributions. Make any Restricted Payments, or permit any of the Guarantors to make any Restricted Payments, unless the Bank specifically consents in writing, except that the following shall be permitted: (1) any Guarantor may make Restricted Payments to the Borrower or any other Guarantor, and (2) the Borrower may make stock dividends.

Section 6.05. Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose of any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Guarantors, receivables, and leasehold interests), except, to the extent, and solely to the extent, the proceeds thereof are deposited in the Accounts or in an account for which there is a Control Agreement for the benefit of the Bank: (1) inventory disposed of in the ordinary course of business; (2) the sale or other disposition of equipment and other assets which are obsolete, worn-out, replaced, or no longer used or useful in the conduct of its business as reasonably determined by Borrower, (3) dispositions of assets between the Borrower or any Guarantor and between any Guarantor, (4) the sale or discount of accounts receivable in the ordinary course of business, but only in connection with the compromise or collection thereof and not as a part of any financing transaction, (5) the liquidation or disposition of Cash Equivalents in the ordinary course of business, in each case for cash at fair market value, (6) dispositions resulting from any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Borrower or any Guarantor to the extent such taking or condemnation is not reasonably likely to result in a Material Adverse Effect, and (7) the cancelation or abandonment of intellectual property rights which are, in the reasonable business judgment of the Borrower or such Guarantor, no longer material to, or no longer used or useful in, the business of the Borrower or such Guarantor.

Section 6.06. Investments. Make any loan or advance to any Person, or acquire all or substantially all of the assets or the business of any Person, or purchase or otherwise acquire any Equity Interest or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person, or participate as a partner or joint venture with any other Person, except: (1) the Closing Date Acquisition and any Approved Acquisition, (2) the acquisition of accounts receivable owing to the Borrower or any Guarantor, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Guarantor; (3) cash and Cash Equivalents, (4) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business, (5) loans and advances to officers, directors and employees for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business in an aggregate amount not to exceed Two Hundred Fifty Thousand and No/100ths Dollars ($250,000.00) at any time (determined without regard to any write-downs or write-offs of such loans and advances), (6) intercompany loans and advances to the Borrower or any Guarantor, (7) promissory notes and other non-cash consideration received in connection with any asset sale permitted by Section 6.05 above, (8) advances in the form of a prepayment of expenses to vendors, suppliers and trade creditors consistent with their past practices, so long as such expenses were incurred in the ordinary course of business of the Borrower or any such Guarantor, and (9) the creation of any subsidiaries in compliance with Section 6.08.

Section 6.07. Transactions With Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except (1) in the ordinary course of and pursuant to the reasonable requirements of the Borrower’s or such Guarantor’s business and upon fair and reasonable terms no less favorable to the Borrower or such Guarantor than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate , (2) any Restricted Payment permitted by Section 6.04 above, (3) investments permitted by Section 6.06 above, (4) customary fees, indemnities and reimbursements paid to non-officer directors of the Borrower and the Guarantors, and (5) employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of the Borrower and any Guarantor in the ordinary course of business.

Section 6.08. Formation of Guarantors. Form or acquire any new Guarantor, provided that the Borrower and any Guarantor shall be permitted to form or acquire new Guarantors so long as the Borrower or Guarantor, as applicable, notifies the Bank of the formation or acquisition thereof at least ten (10) days prior to such formation or acquisition and causes such additional Guarantor to execute and deliver to the Bank, within ten (10) days of the formation or acquisition of such additional Guarantor each of the following: (1) each of the Guarantor Security Documents; (2) a lien search in all jurisdictions necessary or, in the opinion of the Bank, desirable, identifying no financing statements or similar filings on file with respect to the respective additional Guarantor, and indicating that no party claims an interest in any of the

Collateral, in each case, other than Permitted Liens; (3) a certificate of the secretary, manager, member or managing partner (as applicable) of such additional Guarantor certifying the names and true signatures of the officers, manager or member of the additional Guarantor authorized to sign such Loan Documents to which it is a party; (4) copies of the executed Organizational Documents certified by the secretary, manager, member, or managing partner (as applicable) of such additional Guarantor to be true and correct in all material respects; and (5) an opinion letter substantially similar to Exhibit “K-1” provided for above from legal counsel for the acquirer and new Guarantor. Upon acquiring a new Guarantor, such acquirer shall amend its Borrower Pledge Agreement or Guarantor Pledge Agreement, as applicable, to include a pledge of one hundred percent (100%) of all of the Equity Interest owned by the Borrower or the Guarantor in such new Guarantor. Notwithstanding the ten (10) day time period provided for above, all requirements of this Section 6.08 shall be achieved on or before the Closing Date in connection with the Closing Date Acquisition.

Section 6.09. Change in Structure. Change the Borrower’s or any Guarantor’s legal form of organization or state of formation or engage in any line of business materially different from that presently engaged in by the Borrower or such Guarantor and reasonable extensions thereof.

Section 6.10. Change of Control. Allow, permit or suffer to occur any Change of Control.

Section 6.11. Organizational Documents. Cause or permit its Organizational Documents to be amended or modified, other than amendments or modifications not adverse to the Bank or the perfection of the Bank’s security interest in any of the Collateral, without the prior written consent of Bank, and which shall not be unreasonably withheld.

Section 6.12. Plans. The Borrower and each Guarantor will not permit any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of the Borrower or any Guarantor; and the Borrower and each Guarantor will not permit, as of the most recent valuation date of any Plan subject to Title IV of ERISA, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Bank) of such Plan’s projected benefit obligations to exceed the fair market value of such Plan’s assets.

Article VII

FINANCIAL COVENANTS

At all times that any amounts are outstanding under the Revolving Note, this Agreement or any of the other Loan Documents to which the Borrower or a Guarantor is a party or in the event the Commitment remains effective, unless the Bank shall otherwise agree in writing, the Borrower and the Guarantors will:

Section 7.01. Minimum Consolidated Tangible Net Worth. The Borrower shall maintain, determined on a consolidated basis, a Consolidated Tangible Net Worth of at least ninety-five percent (95%) of the Borrower’s initial balance sheet as of the date of the IPO, to be measured as of the last day of each fiscal quarter.

Section 7.02. Minimum Consolidated Working Capital. The Borrower shall maintain, determined on a consolidated basis, a Consolidated Working Capital of at least Seven Million Five Hundred Thousand and No/100ths Dollars ($7,500,000.00), to be measured as of the last day of each fiscal quarter.

Section 7.03. Accounts.

(1) The Borrower and each Guarantor shall establish with the Bank primary deposit and operating accounts for each such entity at the Bank’s Principal Office (collectively, the “Accounts”).

(2) Each Account shall be pledged to the Bank pursuant to the Security Agreements. Each Account shall remain in the exclusive possession of, and under the sole dominion and control of, the Bank; provided that so long as there shall not have occurred and be continuing any Event of Default, the Borrower and each Guarantor shall be entitled to direct the investment and reinvestment of funds and the liquidation of investments held from time to time in its Accounts. Any cash held by the Bank for which the Bank has not received written instructions from the Borrower or a Guarantor regarding investment thereof shall be held by the Bank in one (1) or more of the Accounts in the Bank’s reasonable discretion.

(3) The Borrower and each Guarantor hereby acknowledges that it has irrevocably instructed each party to a currently existing agreement required to be filed pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC, and each material agreement entered into by the Borrower or any Guarantor after the Closing Date, to make all payments due and payable to the Borrower or such Guarantor under any material agreement, directly to the Bank for deposit in said Accounts. The Borrower further agrees that all proceeds from the IPO shall be directed to the Bank for deposit in the Borrower’s Account. Further, Borrower and each Guarantor agree that each shall irrevocably instruct each party to each material agreement to be entered into subsequent to the Closing Date, and each other Person from whom the Borrower or a Guarantor is entitled to receive cash, insurance proceeds and condemnation proceeds, to make all payments due and payable to the Borrower or any Guarantor from such Person directly to the Bank for deposit in an Account for the same.

Article VIII

EVENTS OF DEFAULT, RIGHTS AND REMEDIES

Section 8.01. Events of Default. If any of the following events shall occur:

(1) The Borrower should fail to pay the principal of, or interest on, the Revolving Note or any other fees or expenses provided for herein when such amount is due and payable;

(2) Any material representation or material warranty made or deemed made by the Borrower or any Guarantor in this Agreement or any of the other Loan Documents, or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection herewith or with any Loan Document shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made;

(3) Except as set out in Section 8.01(1) above, the Borrower shall fail to perform or observe any term, covenant, or agreement made by the Borrower in this Agreement or any of the other Loan Documents and such failure continues for ten (10) days without being cured by Borrower;

(4) Any Guarantor shall fail to perform or observe any term, covenant, or agreement made by such Guarantor in this Agreement or any of the Guarantor Security Documents and such failure continues for ten (10) days without being cured by such Guarantor;

(5) The Borrower or any Guarantor shall (a) fail to pay any material indebtedness for borrowed money (other than the Revolving Note) of the Borrower or such Guarantor, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (b) fail to perform or observe any material term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, if such failure to perform or observe shall not have been waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

(6) The Borrower or any Guarantor (a) shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of ten (10) days or more; or (e) shall take any action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty (30) days or more; or (g) an order, judgment or decree is entered by any court of competent jurisdiction adjudicating Borrower or any Guarantor a bankrupt or insolvent or approving a petition seeking reorganization or appointing a liquidator of Borrower or any Guarantor or of all or substantially all of Borrower’s or any Guarantor’s assets;

(7) One or more judgments, decrees, or orders for the payment of money in excess of Two Hundred Fifty Thousand and No/100ths Dollars ($250,000.00) in the aggregate shall be rendered against the Borrower or any Guarantor and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

(8) Any of the Security Agreements, the Aircraft Security Agreement, the Deeds of Trust or any of the Pledge Agreements shall at any time after its execution and delivery and for any reason cease (a) to create a valid and perfected first priority security interest in and to the property purported to be subject to such agreement, (other than Collateral the perfection of which is not required as per the express terms of this Agreement or any Loan Document) except for Permitted Liens; or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower or a Guarantor, or the Borrower or a Guarantor shall deny it has any further liability or obligation under the Security Agreements, the Aircraft Security Agreement, the Deeds of Trust or the Pledge Agreements, as applicable, or the Borrower or a Guarantor shall fail to perform any of its obligations under the Security Agreements, the Aircraft Security Agreement, the Deeds of Trust or the Pledge Agreements, as applicable;

(9) Any Guaranty shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Guarantor or any Guarantor shall deny it has any further liability or obligation under, or shall fail to perform its obligations under, such Guarantor’s Guaranty;

(10) Any Change of Control shall occur;

(11) Proceedings in bankruptcy, or for reorganization of Borrower or any Guarantor, or for the readjustment of debt under the Bankruptcy Code, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by Borrower or any Guarantor and, except with respect to any such proceedings instituted by Borrower or a Guarantor, shall not be discharged or stayed within thirty (30) days of their commencement;

(12) [Reserved];

(13) Borrower or any Guarantor shall discontinue its business or materially change the nature of its business or otherwise cease to exist, except as permitted in Section 6.03 of this Agreement; or

(14) Borrower or any Guarantor shall purchase, acquire, including by operation of law, or establish an additional Guarantor without the prior written consent of the Bank, except for as provided in Section 6.08 herein.

Section 8.02. Rights and Remedies. If an Event of Default under Sections 8.01(6) shall have occurred, then the outstanding Commitments of the Bank shall be immediately terminated and all or any portion of the unpaid principal amount of any or all Loans then outstanding, all interest accrued and unpaid thereon and all other amounts payable under this Agreement shall be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and each Guarantor. If any other Event of Default shall have occurred and be continuing, the Bank may refrain from making any further Borrowings hereunder (but the Bank may make Borrowings available to the Borrower after the occurrence and during the continuance of such an Event of Default without thereby waiving any rights and remedies of the Bank hereunder). Upon the occurrence of any Event of Default, the Bank may exercise any or all of the following rights and remedies:

(1) the Bank may declare the outstanding Commitments relating to any or all Loans to be terminated, whereupon the same shall forthwith terminate;

(2) the Bank may declare all or any portion of the unpaid principal amount of any or all Loans then outstanding, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon such Loans, all such accrued interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and each Guarantor;

(3) the Bank may exercise and enforce its rights and remedies under any or all of the Loan Documents;

(4) the Bank may exercise any other rights and remedies available to it by law or equity or in accordance with any of the Loan Documents; and

(5) the Bank may utilize the proceeds of the sale or other disposition of any Collateral to satisfy any and all Obligations contained herein.

Section 8.03. Cumulative Remedies. All rights and remedies of the Bank provided for in this Agreement or any of the Loan Documents are cumulative and may be exercised singly or concurrently or in any combination thereof without waiving or releasing any other rights the Bank has or may have. Any one or more successive and/or concurrent actions may be brought hereon by the Bank against the Borrower or any Guarantor, either as part of an action against the Borrower or any such Guarantor, or in one or more separate actions, as often as the Bank deems advisable in the exercise of its sole and absolute discretion.

Section 8.04. Right of Setoff. Upon the occurrence and during the continuance of any Default or Event of Default, the Bank is hereby authorized at any time, and from time to time, without written notice to the Borrower or any Guarantor (any such notice being expressly waived by the Borrower and each Guarantor), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement or the Revolving Note or any other Loan Document, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Revolving Note or such other Loan Document and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such setoff and the application thereof, however, the parties hereto agree that the failure to give such notice shall in no way affect the validity of such setoff and the application. The rights of the Bank under this Section 8.04 are in addition to other rights and remedies the Bank may have.

Article IX

MISCELLANEOUS

Section 9.01. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any of the Loan Documents, nor consent to any departure from any provision of any of the Loan Documents, shall in any event be effective unless the same shall be in writing and signed by the Bank and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 9.02. Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and sent by mail or telecopy or email (if by telecopy or email with a confirmation mailed or emailed within two (2) Banking Days thereafter), to the applicable party at its address indicated below:

If to the Borrower or
any Guarantor:	Taylor & Martin Group, Inc.
Attention: Mr. Rod Cutsinger CEO
12 Greenway Plaza, STE 1100
Houston, Texas 77046
Facsimile: (713) 221-1188
Email: rcutsinger@taylorandmartin.com

with a copy (which by itself shall not constitute notice) to:

Taylor & Martin Group, Inc.
Attention: General Counsel
12 Greenway Plaza, STE 1100
Houston, Texas 77046
Facsimile: (713) 221-1188
Email: JJean@taylorandmartin.com

If to the Bank:	First National Bank of Omaha
1620 Dodge Street STOP 1029
Omaha, NE 68197-1029
Attention: Sean T. O’Connell
Facsimile: (402) 602-3519
Email: soconnell@fnni.com

with a copy (which by itself shall not constitute notice) to:

Woods & Aitken LLP
Attention: Wm. Lee Merritt
10250 Regency Circle, Suite 525
Omaha, Nebraska 68114
Facsimile: (402) 898-7401
Email: wmerritt@woodsaitken.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications, when mailed, shall be effective when deposited in the mails, addressed as aforesaid, or, when telefaxed, shall be effective when confirmation of receipt is received, except that notices or requests to the Bank pursuant to any of the provisions hereunder shall not be effective until received by the Bank.

Section 9.03. Post Closing Letter. The Borrower, Guarantors and the Bank acknowledge that the closing of the Loans provided for herein may, in the sole discretion of the Bank, occur prior to the time the Borrower and the Guarantors have delivered to the Bank all of the documents and certifications required pursuant to the terms and provisions of this Agreement and the Commitment Letter. In the event thereof, the Borrower and the Guarantors agree to execute and deliver to the Bank on the Closing Date a post-closing letter in the form of Exhibit “L” attached hereto and incorporated herein by this reference (the “Post Closing Letter”). The Borrower and Guarantors acknowledge and agree that, notwithstanding any terms or provisions of this Agreement to the contrary, the Bank is not, and shall not be, required to make available or fund any Borrowing provided for in this Agreement until each of the documents and certifications described in the Post Closing Letter have been delivered to the Bank in form and content reasonably acceptable to the Bank.

Section 9.04. No Waiver. No failure or delay on the part of the Bank in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

Section 9.05. Successors and Assigns; Participations; Foreign and Purchasing Banks. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Bank, all future holders of the Revolving Note, and their respective successors, Participants, and assigns, except that neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations under this Agreement or any of the other Loan Documents without the prior written consent of the Bank, which consent may be withheld in the Bank’s sole discretion.

Notwithstanding any other provision of this Agreement, the Borrower and each of the Guarantors understands that the Bank may enter into participation agreements with other lenders (the “Participants”) whereby the Bank will allocate a certain percentage of the Loans to them. The Borrower and each of the Guarantors specifically permit and authorize the Bank to exchange financial information about the Borrower and any of the Guarantors with actual or potential Participants or potential assigns; provided, however, that prior to disclosing such information, the Bank shall first obtain the agreement of such prospective Participant or potential assign, as applicable, to comply with the provisions of Section 9.06 hereof. The Borrower and each of the Guarantors acknowledge that, for the convenience of all parties, this Agreement is being entered into with the Bank only and that their obligations under this Agreement are undertaken for the benefit of, and as an inducement to, each of the participating lenders as well as the Bank. The

Borrower understands that the terms of such participation agreements with any of the Participants may limit the Bank’s rights to amend, waive or modify the terms and conditions of this Agreement without the express written consent of all or a designated percentage of such Participants.

Borrower and each of the Guarantors agree that if amounts outstanding under this Agreement, the Revolving Note and the other Loan Documents are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall have, to the extent permitted by Applicable Law, the right of setoff in respect of its participating interest in amounts owing under this Agreement and the Revolving Note or any other Loan Document to the same extent as if the amount of its participating interest were owing directly to it as a lender under this Agreement or the Revolving Note or any other Loan Document. The Borrower and each of the Guarantors also agree that each Participant shall be entitled to the benefits of Section 9.07 with respect to its participation in the Loans and each of the Loan Documents.

Bank may disclose to any assignee or Participant and to any prospective assignee or Participant any and all financial information in the Bank’s possession concerning the Borrower and each of the Guarantors which has been delivered to the Bank by or on behalf of the Borrower or any of the Guarantors pursuant to this Agreement or otherwise or which has been delivered to Bank by or on behalf of the Borrower or any of the Guarantors in connection with the Bank’s evaluation of the Borrower or any of the Guarantors prior to entering into this Agreement.

Notwithstanding any other provision in this Agreement, the Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any of the other Loan Documents held by it in favor of any federal reserve bank in accordance with Regulation A of the Board or U. S. Treasury Regulation 31 CFR § 203.14, and such federal reserve bank may enforce such pledge or security interest in any manner permitted under Applicable Law.

Section 9.06. Confidentiality of Information. The Bank shall use reasonable efforts to assure that information about the Borrower and each of the Guarantors and their operations, affairs and financial condition (which is not generally disclosed to the public or to trade and other creditors and which is furnished to the Bank pursuant to the provisions hereof) is used only for the purposes of this Agreement and any other relationship between Bank and the Borrower or any of the Guarantors and shall not be divulged to any Person other than the Bank’s Affiliates and the respective officers, directors, employees and agents of the Bank or the Bank’s Affiliate, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights of the Bank hereunder and under the Revolving Note, the Guaranties and any of the other Loan Documents or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and Participants referred to in the immediately preceding Section, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Bank or by any applicable law, rule, regulation or judicial process, the opinion of the Bank’s counsel concerning the making of such disclosure to be binding on the parties hereto. The Bank shall incur no liability to the Borrower or any of the Guarantors by reason of any disclosure permitted by this Section.

Section 9.07. Costs, Expenses, and Taxes. The Borrower agrees to pay on demand all documented costs and expenses incurred by the Bank in connection with the preparation, execution, delivery, filing, and administration of the Loan Documents and the IPO, and of any amendment, modification, or supplement to the Loan Documents, including, without limitation, the fees and documented out-of-pocket expenses of counsel for the Bank incurred in connection with advising the Bank as to its rights and responsibilities hereunder. The Borrower also agrees to pay all such costs and expenses, including court costs, incurred in connection with enforcement of the Loan Documents, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. This provision shall survive termination of this Agreement.

Section 9.08. Time of Essence. Time is of the essence in the performance of this Agreement.

Section 9.09. Integration. This Agreement and the Loan Documents contain the entire agreement among the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto, including the Commitment Letter.

Section 9.10. Indemnity.

(1) General Indemnity. The Borrower and each Guarantor shall bear all loss, expenses (including documented attorneys’ fees) and damage in connection with, and agrees to defend, indemnify and hold harmless the Bank and each Affiliate, director, officer, agent and employee of the Bank (each such Person being called an “Indemnitee”) from all claims, demands and judgments made or recovered against any Indemnitee arising out of, in connection with, or as a result of:

(a) the execution or delivery of this Agreement, any other Loan Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby;

(b) any Loan or the use or proposed use of the proceeds therefrom;

(c) the IPO;

(d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, including, but not limited to claims relating to bodily injuries, including death, at any time resulting therefrom, and/or because of damages to property (including loss of use) from any cause whatsoever, whether or not due to any act of omission or commission, including negligence of the Borrower or any Guarantor or of their employees, directors, officers, managers, members or agents;

(e) whether brought by a third party or by the Borrower or any Guarantor or any of Borrower’s or such Guarantor’s shareholder, member, managers or creditors, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative or contributory negligence of the Indemnitee; and/or

(f) any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, whether or not payable by the Borrower or any of the Guarantors, alleged to have been incurred in connection with such transactions.

Notwithstanding anything contained to the contrary herein, the indemnity provided for in this Section 9.10(1) shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction to have resulted solely from such Indemnitee’s negligence or misconduct or breach of the obligations of such Indemnitee under this Agreement or any other Loan Document. The Borrower and each Guarantor’s liability hereunder shall not be limited to the extent of insurance carried by or provided by the Borrower or such Guarantor or subject to any exclusion from coverage in any insurance policy. The obligations of the Borrower and each Guarantor under this Section 9.10 shall survive the payment of the Loans.

(2) Environmental Indemnity.

(a) Without in any way limiting the generality of the other provisions contained in this Section 9.10, the Borrower and each Guarantor agrees to defend, protect, indemnify, save and hold harmless each Indemnitee, whether as beneficiary of any of the Loan Documents, as a mortgagee in possession, or as successor-in-interest to the Borrower or any Guarantor by foreclosure deed or deed in lieu of foreclosure, or otherwise, from and against any and all liabilities, obligations, losses, damages (including punitive claims), penalties, fees, claims, actions, judgments, suits, costs, disbursements (including, without limitation, documented attorneys’ fees) and expenses of any kind or nature whatsoever that may at any time be incurred by, imposed on, asserted or awarded against any such Indemnitee directly or indirectly based on, or arising out of or resulting from, (i) the actual or alleged presence of Hazardous Materials on, in, under or affecting all or any portion of any property whether or not the same originates or emanates from any property or any property adjoining or adjacent to any property, or on, in, under or affecting properties at which any Hazardous Materials generated, stored or handled by the Borrower or any Guarantor were Released or disposed of, (ii) any Environmental Claim relating to any property of the Borrower or any Guarantor, or (iii) reasonable and necessary costs of response or corrective action in connection with any existing contamination or otherwise arising under Environmental Requirements, in connection with the exercise of the Bank’s rights under any of the provisions of the Loan Documents (the “Indemnified Matters”), whether any of the Indemnified Matters arise before or after foreclosure of any of the security interests or other taking of title to all or any portion of the Collateral by the Bank, including, without limitation,

(x) the costs of removal of any and all Hazardous Materials from all or any portion of any property or any property adjoining or adjacent to any property, (y) additional costs required to take reasonable precautions to protect against the Release of Hazardous Materials on, in, under or affecting any property into the air, any body of water, any other public domain or any surrounding areas, and (z) costs incurred to comply, in connection with all or any portion of any property or any surrounding areas, with all applicable Environmental Requirements with respect to Hazardous Materials, except to the extent that any such Indemnified Matter arises solely from the negligence or misconduct of such Indemnitee.

(b) In no event shall any site visit, observation, or testing by any Indemnitee (or any representative of any such Person) be deemed to be a representation or warranty that Hazardous Materials are or are not present in, on, or under, any property, or that there has been or shall be compliance with any Environmental Requirements. The Borrower, any Guarantor or any other Person is not entitled to rely on any site visit, observation, or testing by any Indemnitee. No Indemnitee owes any duty of care to protect the Borrower, any Guarantor or any other Person against, or to inform the Borrower, any Guarantor or any other Person of, any Hazardous Materials or any other adverse condition affecting any property. No Indemnitee shall be obligated to disclose to the Borrower, any Guarantor or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by any Indemnitee, except as reasonably required in connection with any claim for indemnification pursuant to this Section.

All amounts due under this Section 9.10 shall be payable not later than five (5) Banking Days after demand therefor.

Section 9.11 Governing Law. This Agreement, the Revolving Note and the Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Nebraska without giving effect to any choice or conflict of law provision or rule (whether of the State of Nebraska or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nebraska.

Section 9.12. Prohibition Against Usury. In no event, either before or after the occurrence of an Event of Default, shall the amount of interest due under the Revolving Note or other Loan Document exceed the maximum, lawful, non-usurious interest rate of the State of Nebraska or any other Applicable Law (the “Maximum Rate”). The Revolving Note and the other Loan Documents are hereby expressly limited so that in no event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid, or agreed to be paid to the Bank for the use, forbearance or detention of the sums advanced to the Borrower exceed the Maximum Rate. If fulfillment of any provisions hereof, at the time performance of such provision shall be due, shall involve the potential for transcending the Maximum Rate, the obligation to be fulfilled shall be reduced to the Maximum Rate, and if from any such circumstance the Bank shall ever receive as interest an amount which would exceed the Maximum Rate, such excess shall be applied to the reduction of the principal amount of the Obligations and not the payment of interest, or if such excessive interest exceeds the unpaid balance of the principal amount of the Obligations, such excess shall be refunded to the Borrower. All sums paid and agreed to be paid to the Bank for use, forbearance or detention of the indebtedness of Borrower shall, to the extent permitted by the laws of the State of Nebraska, be amortized, prorated, allocated, and spread through the whole term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof.

Section 9.13. Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9.14. Headings. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

Section 9.15. Jury Trial Waiver. THE BANK, THE BORROWER, AND EACH OF THE GUARANTORS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS. NO OFFICER OR EMPLOYEE OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

Section 9.16. Waiver of Consequential Damages. THE BANK AND ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES, LEGAL COUNSEL AND CONSULTANTS SHALL NOT BE RESPONSIBLE OR LIABLE TO THE BORROWER, ANY GUARANTOR OR ANY OTHER PERSON FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY, EVEN IF THE BANK OR ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES, LEGAL COUNSEL OR CONSULTANTS HAVE BEEN ADVISED OR KNEW, OR SHOULD HAVE KNOWN, OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS.

Section 9.17. Submission to Jurisdiction; Venue. The Borrower and each of the Guarantors, collectively or individually as the case may be, hereby submit to the jurisdiction of any state or federal court sitting in Lincoln, Nebraska, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents and agree that all claims in respect of the action or proceeding may be heard and determined in any such court. The Borrower and each of the Guarantors also agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court. The Borrower and each of the Guarantors waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of the Bank. The Borrower and each of the Guarantors agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. The Borrower and each of the Guarantors hereby waives any rights they may have to transfer or change the venue of any suit, action or other proceeding brought against the Borrower or any of the Guarantors by the Bank in accordance with this Section or in connection with this Agreement or any other Loan Documents.

Section 9.18. Incorporation by Reference and Exhibits. The recitals reflected above, and each Exhibit, Schedule, Loan Document or other document referred to in this Agreement, are incorporated herein by this reference. The Bank, Borrower and each of the Guarantors acknowledge and agree that the Exhibits attached hereto reflect the form thereof as of the date of execution of this Agreement and shall, in the reasonable discretion of the Bank, be amended from time to time or expanded to reflect the appropriate party or parties thereto, to effectuate the transactions, commitments and undertakings provided for herein and prior to the Closing Date, and such amended or expanded Exhibits, shall be deemed attached hereto and incorporated herein by this reference.

Section 9.19. No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, is intended or shall be construed to confer upon, either directly or indirectly, or give any Person other than the parties hereto and their respective successors, permitted assigns, personal representatives, heirs or beneficiaries any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or other provision contained herein.

Section 9.20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument. The signatures of all of the parties hereto need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile or other electronic method of transmission is as effective as executing and delivering this Agreement in the presence of the other parties to this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver a manually executed counterpart of this Agreement, but the failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

SECTION 9.21. CREDIT AGREEMENT. A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT THE PARTIES HERETO FROM ANY MISUNDERSTANDING OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING, OR OFFER TO FORBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

SECTION 9.22. USA PATRIOT ACT. IMPORTANT NOTICE: TO HELP THE GOVERNMENT FIGHT THE FUNDING OF TERRORISM AND MONEY LAUNDERING ACTIVITIES, THE USA PATRIOT ACT REQUIRES ALL BANKS TO OBTAIN AND VERIFY THE IDENTITY OF EACH PERSON OR BUSINESS THAT OPENS AN ACCOUNT. WHEN BORROWER OR ANY GUARANTOR OPENS AN ACCOUNT THE BANK WILL ASK THE BORROWER OR SUCH GUARANTOR FOR INFORMATION THAT WILL ALLOW THE BANK TO PROPERLY IDENTIFY SUCH BORROWER AND THE GUARANTOR, AND THE BANK WILL VERIFY THAT INFORMATION. IF THE BANK CANNOT PROPERLY VERIFY IDENTITY WITHIN THIRTY (30) CALENDAR DAYS, THE BANK RESERVES THE RIGHT TO DEEM ALL OF THE OUTSTANDING REVOLVING LOANS AND ACCRUED INTEREST DUE AND PAYABLE IMMEDIATELY.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective managers, members, or officers thereunto duly authorized, as of the date first above written.

“Borrower”

Taylor & Martin Group, Inc.,
a Delaware corporation

By:
Lloyd D. George, Vice President,
Chief Financial Officer and Treasurer

“Bank”

First National Bank of Omaha,
a national banking association

By:
Sean T. O’Connell, Vice President

“Guarantors”

TMG Auction Services, LLC,
a Delaware limited liability company

By:
Lloyd D. George, Vice President,
Chief Financial Officer and Treasurer

TMG Reverse Logistics, LLC,

a Delaware limited liability company

By:
Lloyd D. George, Vice President,
Chief Financial Officer and Treasurer

TMG Global Liquidation, LLC,
a Delaware limited liability company

By:
Lloyd D. George, Vice President,
Chief Financial Officer and Treasurer

PrimeValue Founder Company,
a Delaware corporation

By:
Lloyd D. George, Vice President

TMG Founder Company,
a Delaware corporation

By:
Lloyd D. George, Vice President

TJG Trading Company HK, Limited,
a company organized under the laws of Hong Kong

By:
Lloyd D. George, Vice President

B. Klitzner & Son, Inc.,
a North Carolina corporation

By:
Lloyd D. George, Vice President

Jay Aviation, Inc.,
a North Carolina corporation

By:
Lloyd D. George, Vice President

Taylor & Martin Enterprises, Inc.,
a Nebraska corporation

By:
Lloyd D. George, Vice President

Deanco Auction Company of Mississippi, Inc.,
a Mississippi corporation

By:
Lloyd D. George, Vice President

Deanco Auction & Real Estate Co., Inc.,
an Alabama corporation

By:
Lloyd D. George, Vice President

Deanco Auto Auction, Inc.,
an Alabama corporation

By:
Lloyd D. George, Vice President

Image Microsystems Operating Company, LLC,
a Texas limited liability company

By:
Lloyd D. George, Vice President

International Enterprises, Inc.,
an Ohio corporation

By:
Lloyd D. George, Vice President

The Jay Group, Ltd.,
a North Carolina corporation

By:
Lloyd D. George, Vice President

Taylor & Martin, Inc. - Auctioneers,
a Nebraska corporation

By:
Lloyd D. George, Vice President

Preferred Leasing, Inc.,
a Nebraska corporation

By:
Lloyd D. George, Vice President

Taylor & Martin Holdings SARL,
a Luxemburg [ ]

By:
Name:
Title:

[INSERT NAME],
a organized under the laws of China

By:
Name:
Title:

TMG Worldwide Liquidation, LLC, ,
a Delaware limited liability company

By:
Lloyd D. George, Vice President,
Chief Financial Officer and Treasurer

CREDIT AGREEMENT

List of Exhibits and Schedules

Exhibit “A”	-	Borrower Control Agreements

Exhibit “B”	-	Borrowing Base Certificate

Exhibit “C”	-	Fremont Deed of Trust

Exhibit “D”	-	Fremont Real Estate

Exhibit “E”	-	Guarantor Control Agreements

Exhibit “F”	-	Guaranty

Exhibit “G”	-	Tunica Deed of Trust

Exhibit “H”	-	Tunica Real Estate

Exhibit “I”	-	Borrowing Request

Exhibit “J”	-	Revolving Note

Exhibit “K-1”	-	Opinion of Yost Schafersman Lamme Hillis Mitchell Schulz & Hartmann PC

Exhibit “K-2”*	-	Opinion of Bracewell & Giuliani LLP

Exhibit “K-3”	-	Opinion of Jennifer Branning PC

Exhibit “K-4”	-	Opinion of Poyner Spruill LLP

Exhibit “K-5”	-	Opinion of Squire Sanders (US) LLP

Exhibit “K-6”	-	Opinion of Sirote & Pernutt, P.C.

Exhibit “L”	-	Post Closing Letter

Schedule 6.02	-	Debt Carve-out

*	Exhibits K-3 through K-6 will be substantially similar to the form of opinion contained as Exhibit K-2, subject to provisions of applicable local law.

CREDIT AGREEMENT

Exhibit “A”

Borrower Control Agreements

See Attached

Exhibit A

FORM OF

CONTROL AGREEMENT

THIS CONTROL AGREEMENT (this “Control Agreement”) is made and entered into effective as of the         day of                 , 20    , by and among TAYLOR & MARTIN GROUP, INC., a Delaware corporation (the “Debtor”),             , a             , doing business in                     (the “Bank”), and FIRST NATIONAL BANK OF OMAHA, a national banking association (“FNB”).

WHEREAS, the Bank has established deposit accounts at its                     ,                     branch, account number                     , in the name of the Debtor (the “Account”); and

WHEREAS, the Debtor has granted FNB a security interest in the Account for FNB’s benefit pursuant to the terms and provisions of that certain Security Agreement, dated as of November     , 2012, by and between the Debtor and FNB (the “Security Agreement”) and in connection with the Debtor’s obligations under the Credit Agreement, dated as of November     , 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the Debtor, the Guarantors (as defined in the Credit Agreement) and FNB, together with the Revolving Note and all other Loan Documents, as defined in the Credit Agreement (the “Loan Documents”) (the Security Agreement, the Credit Agreement, the Revolving Note and the other Loan Documents, each as amended, modified and supplemented from time to time, are sometimes collectively referred to herein, together with each of the documents referenced therein, as the “Agreements”); and

WHEREAS, FNB, the Debtor and the Bank are entering into this Control Agreement to perfect the security interest of FNB, for its benefit, in the Account.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, and in order to induce FNB to consent to the Debtor establishing the Account, the Debtor and the Bank hereby represent, warrant, covenant, and agree with FNB, for its benefit, as follows:

Section 1. The Account. All parties agree that the Account is a “deposit account” within the meaning of Article 9 of the Uniform Commercial Code of the State of Nebraska (the “UCC”). The Bank has not and will not agree with any third party to comply with instructions or other directions concerning the Account or the disposition of funds in the Account originated by such third party without the prior written consent of both FNB and the Debtor. In addition the Bank agrees that it will not permit the name of the Account to be changed or the addition of another customer or owner with respect to the Account, without the consent of both FNB and the Debtor.

Section 2. Subordination of Security Interest. The Bank hereby subordinates all security interests, pledges, mortgages, encumbrances, liens, claims and rights of recoupment,

setoff or debit it may have, now or in the future, against the Account or any funds in the Account other than in connection with the payment of the Bank’s customary fees and charges pursuant to its agreement with the Debtor incurred in the ordinary course of business. If the Bank receives any payment or funds from the Debtor in violation of this Control Agreement, then the Bank shall hold the same in trust for FNB’s benefit and forthwith deliver the same to FNB in the form received duly endorsed in any manner FNB may determine in its sole discretion. The subordination of the Bank’s interests under this Section 2 shall continue until such time as the Debtor has fulfilled all of its obligations to FNB under and pursuant to the Agreements.

Section 3. Control. The Debtor hereby authorizes and instructs the Bank to comply with all instructions originated by FNB directing disposition of the funds in the Account without further consent by the Debtor. Notwithstanding the foregoing, the Bank may also comply with instructions directing the disposition of funds in the Account originated by the Debtor or its authorized representatives until such time as FNB delivers a written notice to the Bank that FNB is exercising exclusive control of the Account (the “Notice of Exclusive Control”). After the Bank receives a Notice of Exclusive Control, the Bank will cease complying with instructions or any directions concerning the Account or funds on deposit therein originated by or received from the Debtor or its representatives.

Section 4. Statements, Confirmations and Notices. The Bank will send copies of all statements concerning the Account to each of the Debtor and FNB at the respective addresses set forth in Section 13 of this Control Agreement. The Debtor also authorizes the Bank to provide to FNB any other information or communications concerning the Account at FNB’s request. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or any funds credited thereto, the Bank shall promptly notify FNB and the Debtor thereof. The Bank represents and warrants that it does not know of any claim to or interest in the Account, except for claims and interests of the parties referred to in this Control Agreement.

Section 5. Limited Responsibility of the Bank. Except for acting on the Debtor’s instructions in violation of Section 3 of this Control Agreement, the Bank shall have no responsibility or liability to FNB for complying with instructions concerning the Account from the Debtor or the Debtor’s authorized representatives which are received by the Bank before the Bank receives a Notice of Exclusive Control. The Bank shall have no responsibility or liability to the Debtor for complying with a Notice of Exclusive Control or complying with instructions concerning the Account originated by FNB, and shall have no responsibility to investigate the appropriateness of any such instruction or Notice of Exclusive Control, even if the Debtor notifies the Bank that FNB is not legally entitled to originate any such instruction or Notice of Exclusive Control.

Section 6. Conflict Between Agreements. In the event of a conflict between this Control Agreement and any other agreement between the Bank and the Debtor, the terms of this Control Agreement will prevail. In the event of a conflict between this Control Agreement and any of the Agreements, the terms of the Agreements will prevail.

Section 7. Termination. This Control Agreement shall continue in effect until FNB has notified the Bank in writing that this Control Agreement, or its security interest in the Account, is terminated (the “Termination Notice”). Upon receipt of the Termination Notice the obligations of the Bank hereunder with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, FNB shall have no further right to originate instructions concerning the Account and any previous Notice of Exclusive Control delivered by FNB shall be deemed to be of no further force and effect.

Section 8. Complete Agreement. This Control Agreement, including the instructions and notices required or permitted to be executed and delivered hereunder or thereunder, sets forth the entire agreement of the parties with respect to the subject matter hereof, and, subject to Section 6 above, supersedes any prior agreement and contemporaneous oral agreements of the parties concerning its subject matter.

Section 9. Amendments. No amendment, modification or (except as otherwise specified in Section 7 above) termination of this Control Agreement, nor any assignment of any rights hereunder (except to the extent contemplated under Section 12 below), shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

Section 10. Successor Accounts; Definitions. The Account will include (i) the account described in the Recitals and Section 1 of this Control Agreement, (ii) any substitute or replacement account established or maintained by the Debtor or any of its Affiliates, as defined in the Credit Agreement, at the Bank, and (iii) any deposit account maintained by the Bank into which property from the Account is transferred, unless FNB expressly agrees in writing prior to the transfer that the account in which such property is transferred will not be subject to this Control Agreement. For all purposes under the Credit Agreement and the other Loan Documents, this Control Agreement shall constitute a “Borrower Control Agreement” and a “Loan Document” as such terms are defined in the Credit Agreement, and an “Event of Default” under the Credit Agreement shall be deemed to have occurred in the event the Bank or the Debtor shall deny it has any further liability or obligation under, or shall fail to perform its obligations under, this Control Agreement.

Section 11. Severability. If any term or provision set forth in this Control Agreement shall be invalid or unenforceable, the remainder of this Control Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision was omitted.

Section 12. Successors. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or permitted assigns, provided as to FNB and the Debtor, any such assignment complies with the terms and provisions of the Security Agreement. This Control Agreement may be assigned by FNB to any successor of FNB upon compliance with the Security Agreement.

Section 13. Notices. Except as otherwise expressly provided herein, all notices, requests, demands, orders and other communications required or permitted to be given under this

Control Agreement shall be in writing and sent by mail or telecopy or email (if by telecopy or email with a confirmation mailed or emailed within two (2) Banking Days (as defined in the Credit Agreement), to the applicable party at its address indicated below:

If to the Debtor:	Taylor & Martin Group, Inc.
Attention: Mr. Rod Cutsinger CEO
12 Greenway Plaza, STE 1100
Houston, Texas 77046
Facsimile: (713) 221-1188
Email: rcutsinger@taylorandmartin.com

If to FNB:	First National Bank of Omaha
1620 Dodge Street, STOP 1029
Omaha, Nebraska 68197-1029
Attention: Sean T. O’Connell
Facsimile: (402) 602-3519
Email: soconnell@fnni.com

If to the Bank:

Attention:
Facsimile:
Email:

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section. Except as otherwise provided in this Control Agreement, all such notices, requests, demands, orders and other communications, when mailed, shall be effective when deposited in the mails, addressed as aforesaid, or, when telefaxed or emailed, shall be effective when confirmation of receipt is received, except that notices or requests to FNB pursuant to any of the provisions hereunder shall not be effective until actually received by FNB.

Section 14. Counterparts. This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

Section 15. Choice of Law. This Control Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska, including the UCC. The parties agree that Nebraska is the “bank’s jurisdiction” for purposes of the UCC.

Section 16. JURY TRIAL WAIVER. THE DEBTOR, FNB AND THE BANK HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS CONTROL AGREEMENT. NO EMPLOYEE OF FNB HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THE TERMS AND PROVISIONS OF THIS SECTION OF THIS CONTROL AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Control Agreement as of the date first above written.

“DEBTOR”

TAYLOR & MARTIN GROUP, INC.,
a Delaware corporation

By:
Lloyd D. George, Vice President, Chief
Financial Officer and Treasurer

“BANK”

,
a

By:

Its:

“FNB”

FIRST NATIONAL BANK OF OMAHA,
a national banking association

By:
Sean T. O’Connell, Vice President

CREDIT AGREEMENT

Exhibit “B”

Borrowing Base Certificate

See Attached

Exhibit B

Taylor & Martin Group, Inc.

Borrowing Base Certificate

Exhibit “B” to Credit Agreement

As of Date:                1/0/1900

Capitalized Terms shall have the meaning ascribed thereto in the Credit Agreement (as hereinafter defined).

ACCOUNTS RECEIVABLE
1. Gross accounts receivable	$0

less ineligible Accounts
2. Accounts due to or from any Foreign Subsidiary		$0
3. Accounts due and payable more than sixty (60) days from invoice date		$0
4. Accounts where Account debtor has filed bankruptcy		$0
5. Accounts where Account debtor is the Borrower, a Guarantor or Affiliate		$0
6. Accounts past due more than sixty (60) days from due date of invoice		$0

7. Eligible Accounts Receivable (1 minus sum of 2-6)		$0
advance rate		80%
8. Margined Eligible Accounts Receivable (7 multplied by 80%)			$0

ELIGIBLE AUCTION INVENTORY
9. Gross auction inventory	$0

less ineligible Accounts
10. Inventory owned by any Foreign Subsidiaries		$0
11. Inventory where a first priority security interest is not in favor of Bank		$0
12. Inventory not in good and merchantable condition		$0
13. Inventory not held for sale or lease		$0
14. Inventory not owned by TMG Auction or any Guarantors		$0
15. Inventory subject to any conditional sale, or consignment		$0

16. Eligible Auction Inventory (9 minus sum of 10-15)		$0
advance rate		65%
17. Margined Eligible Auction Inventory (16 multiplied by 65%)			$0

ELIGIBLE REVERSE LOGISTICS INVENTORY
18. Gross reverse logistics inventory	$0

less ineligible Accounts
19. Inventory owned by any Foreign Subsidiaries		$0
20. Inventory where a first priority security interest is not in favor of Bank		$0
21. Inventory not in good and merchantable condition		$0
22. Inventory not held for sale or lease		$0
23. Inventory not owned by TMG Reverse or any Guarantors		$0
24. Inventory subject to any conditional sale, or consignment		$0

25. Eligible Reverse Logistics Inventory (18 minus sum of 19-24)		$0
advance rate		65%
26. Margined Eligible Auction Inventory (25 multiplied by 65%; not to exceed $10,000,000)			$0

27. Total borrowing base calculation (sum of 8, 17, 26)			$0

28. Revolving Note balance as of: 1/0/1900			$0

29. Borrowing Base availability (Lesser of $35,000,000 minus 28 or 27 minus 28)			$0

SIGNATURE PAGE HERETO ATTACHED

Taylor & Martin Group, Inc.

Borrowing Base Certificate

Exhibit “B” to Credit Agreement

To induce First National Bank of Omaha, a national banking association (herein called “Bank”), to make a Revolving Loan under the Credit Agreement dated November __, 2012, among the undersigned, the Guarantors and the Bank, and any amendments thereto (“Credit Agreement”), the undersigned hereby reaffirms that all Eligible Accounts Receivable, all Eligible Auction Inventory, and all Eligible Reverse Logistics Inventory are encumbered by first priority security interest in favor of the Bank (except, in the case of Eligible Auction Inventory and Eligible Reverse Logistics Inventory, for Liens in favor of landlords, bailees, freight carriers and forwarders). The undersigned also certifies that the Borrowing Base as represented above is true and correct in all material respects and that no Event of Default has occurred and is continuing under the aforementioned Credit Agreement.

Borrower:	Taylor & Martin Group, Inc.

Signature:

Title:

Date:

CREDIT AGREEMENT

Exhibit “C”

Fremont Deed of Trust

See Attached

Exhibit C

FORM OF

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS

AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this “Deed of Trust”), is entered into effective as of the             day of November, 2012, by and between TAYLOR & MARTIN, INC.—AUCTIONEERS, a Nebraska corporation (“Grantor” or “Trustor”) whose mailing address is 1865 Airport Road, Fremont, Nebraska 68025, and FIRST NATIONAL BANK OF OMAHA, a national banking association (“Trustee”) whose mailing address is 1620 Dodge Street, STOP 1029, Omaha, Nebraska 68197-1029, Attn: Sean T. O’Connell, in trust for the benefit of FIRST NATIONAL BANK OF OMAHA, a national banking association (“Beneficiary”) whose mailing address is 1620 Dodge Street, STOP 1029, Omaha, Nebraska 68197-1029, Attn: Sean T. O’Connell, its successors and assigns.

RECITALS

WHEREAS, Taylor & Martin Group, Inc., a Delaware corporation (“Borrower”), the Guarantors (as defined in the Credit Agreement) and Beneficiary have entered into a Credit Agreement dated as of November             , 2012 (as amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”), and pursuant to the terms of the Credit Agreement, Borrower has executed and delivered to Beneficiary the Revolving Note (the “Note”) in an aggregate principal amount outstanding not to exceed Thirty-Five Million and No/100ths Dollars ($35,000,000.00); and

WHEREAS, this Deed of Trust is made pursuant to a credit arrangement which consists from time to time of one or more revolving credit facilities, between Borrower and Beneficiary, including but not limited to various future advances as described in the Credit Agreement; and

WHEREAS, Grantor is an affiliate of Borrower and Grantor expects to derive substantial benefit from the Credit Agreement and the transactions contemplated thereby and in furtherance thereof has executed a Guaranty guaranteeing the obligations of the Borrower under the Credit Agreement; and

WHEREAS, under the Credit Agreement, it is a condition precedent to Beneficiary making of advances or disbursements, as the case may be, under the Note that Grantor execute and deliver to Trustee this Deed of Trust for the benefit and security of Beneficiary; and

WHEREAS, Grantor has agreed to transfer the Trust Estate (as hereinafter defined) to Trustee in trust to secure the Obligations in accordance with the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, including the indebtedness identified above and the trust created herein, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor irrevocably GRANTS, BARGAINS, SELLS, TRANSFERS, CONVEYS and ASSIGNS to Trustee, IN TRUST, WITH POWER OF SALE, for the benefit and security of Beneficiary, under and subject to the terms and conditions of this Deed of Trust, the real property described on Exhibit “A” attached hereto and incorporated herein by this reference (the “Property”);

TOGETHER WITH the following, whether existing now or hereafter entered into or acquired by Grantor:

(a) all rents, profits, royalties, issues, avails, income and other benefits derived from the Property or any portion thereof, including, without limitation, all security deposits or advance rent paid to, or held by or for Trustor (the “Rents”);

(b) all leases or subleases and occupancy or use agreements covering the Property or any portion thereof (hereinafter referred to as the “Trustor Leases”), together with any extensions, renewals, and modifications thereof, and all right, title and interest of Trustor thereunder;

(c) all right, title, interest, estate or other claims, both in law and in equity, in the Property or any portion thereof;

(d) all easements, rights-of-way, tenements, hereditaments and appurtenances of and to the Property or any portion thereof;

(e) all oil and gas rights and profits, water rights and water stock of Grantor with respect to the Property or any portion thereof;

(f) all right, title and interest of Grantor in and to any land lying within the right-of-way of any street or highway adjoining the Property or any portion thereof;

(g) all right, title and interest of Grantor in and to any and all alleys and strips and gores of land adjacent to or used in connection with the Property or any portion thereof;

(h) all right, title and interest of Grantor in and to any and all buildings, fixtures, equipment, improvements, and appurtenances now or hereafter erected on or affixed to the Property or belonging thereto (each an “Improvement” and collectively, the “Improvements”);

(i) all right, title and interest of Grantor in and to any and all present and future contracts and policies of insurance which insure the Property and the Improvements, or any fixtures or personal property located thereon, against casualties and other hazards or contingencies, and all monies and proceeds and rights thereto which may be or become payable by virtue of any such insurance contracts or policies; and

(j) any and all awards made for the taking by eminent domain, condemnation, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, including, without limitation, any award resulting from a change of grade of streets or for severance damages (the Property and items (a) through (j) are hereinafter collectively referred to as the “Trust Estate”).

FOR THE PURPOSE OF SECURING:

The complete and timely payment, performance and discharge of the Obligations.

1. DEFINITIONS. Any capitalized term used in this Deed of Trust (including its preamble and recitals) and not otherwise defined herein shall have the meaning, if any, ascribed to it in the Credit Agreement.

2. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF GRANTOR. To protect the security of this Deed of Trust, Grantor hereby makes the following representations and warranties to Beneficiary and covenants and agrees as follows:

(a) Actions Affecting Trust Estate. Grantor, at its sole expense, shall appear in and contest vigorously any action or proceeding purporting to adversely affect the Trust Estate or the rights and powers of Beneficiary or Trustee hereunder, and shall pay all costs and expenses, including the cost of evidence of title and attorneys’ fees to the fullest extent permitted by Governing Law, in any such action or proceeding in which Beneficiary or Trustee may appear.

3. SELF HELP. If any action or proceeding is commenced which materially affects Beneficiary’s or Trustee’s interest in or the value of the Trust Estate, including, but not limited to, eminent domain proceedings, proceedings involving a decedent, notice of sale by Trustee, a notice of default by Trustee, a mortgage foreclosure action, or if Grantor fails to pay its respective debts as they become due, then Beneficiary, at its option and without notice to or demand upon Grantor, unless otherwise required by law, and without releasing Grantor from any Obligation, may make such appearances, disburse such sums and take such action as is necessary in Beneficiary’s sole opinion in order to protect its interest in the Trust Estate, including, but not limited to (a) appearance in and prosecution or defense of any legal action or proceeding which affects or may affect the Trust Estate; (b) disbursement of attorneys’ fees; (c) payment, purchase, contest or compromise of any encumbrance, charge or lien upon the Trust Estate; (d) entry upon the Trust Estate to make repairs or to otherwise restore or protect the Trust Estate or any part thereof; or (e) declaration of an Event of Default (as hereinafter defined) under this Deed of Trust, and sale or foreclosure hereunder. Any amounts disbursed by Beneficiary pursuant to this

Section 3 shall become additional Obligations of Grantor secured by this Deed of Trust. Such amounts shall be payable immediately upon notice from Beneficiary to Grantor requesting payment thereof. Nothing contained in this Section 3 shall obligate Beneficiary to incur any expense or take any action hereunder.

4. EMINENT DOMAIN.

(a) Should the Trust Estate, or any part thereof or interest therein, be taken or damaged by reason of any public improvement or condemnation proceeding (“Condemnation”), or should Grantor receive any notice or other information regarding any such Condemnation, Grantor shall give prompt notice thereof to Beneficiary. Grantor and Beneficiary shall be mutually required to appear in and jointly prosecute any Condemnation action or proceedings. Beneficiary and Grantor shall not make any compromise or settlement without the full consent of the other.

5. INSURANCE.

(a) After the occurrence of any casualty that could reasonably be expected to cause a Material Adverse Effect to the Trust Estate, Grantor shall give prompt written notice thereof to the insurer and to Beneficiary and shall within 5 Business Days of such casualty file a proof of claim of loss under the Insurance. All Insurance proceeds shall constitute additional security hereunder.

(b) Any application of Insurance proceeds to the Obligations shall not extend or postpone the due date of any payment pursuant to the terms and conditions of the Credit Agreement or the Note, or cure any Event of Default hereunder or thereunder unless agreed in writing by Beneficiary. If all or any part of the Trust Estate is acquired by Beneficiary under the provisions of this Deed of Trust, Grantor’s right to Insurance proceeds resulting from damage to the Trust Estate prior to its acquisition by Beneficiary shall pass to Beneficiary to the extent of the Obligations immediately prior to such acquisition.

(c) Beneficiary shall not be deemed to have incurred any liability or assumed any responsibility for or with respect to the amount of Insurance carried by Grantor, the form or legal sufficiency of the Policy, the solvency of any Insurance companies, or the payment or defense of any lawsuits, as a result of having approved, disapproved of, accepted, prevented, obtained or failed to obtain any Insurance, and Grantor acknowledges that all such liability and responsibility shall remain with Grantor.

6. REMEDIES NOT EXCLUSIVE. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy provided hereunder by this Deed of Trust to Trustee or Beneficiary or to which any of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary and any of them may pursue inconsistent remedies. Nothing herein shall be construed as prohibiting Beneficiary from seeking a deficiency judgment against Grantor to the extent such action is permitted by Governing Law.

7. [RESERVED]

8. ACCELERATION UPON DEFAULT; REMEDIES. Upon the occurrence and during the continuance of any Event of Default, Beneficiary at its option may declare any or all Obligations to be due and payable and the same shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind. Thereafter, Beneficiary may, at its sole and exclusive option:

(a) Commence an action to foreclose this Deed of Trust as a mortgage, appoint a receiver, or to specifically enforce any of the covenants hereof;

(b) Demand that Trustee exercise the power of sale granted herein; or

(c) Exercise any and all rights provided for in the Credit Agreement, the Note, any other Loan Document or by Governing Law upon the occurrence and during the continuance of an Event of Default.

9. FORECLOSURE BY POWER OF SALE THROUGH TRUSTEE. Should Beneficiary elect to demand that Trustee exercise the power of sale herein contained, Trustee shall commence to sell the Trust Estate, apply the proceeds therefrom, and otherwise enforce the power of sale in accordance with the terms of the Nebraska Trust Deeds Act or by successor statute in effect at such time (the “Act”).

10. APPOINTMENT OF A RECEIVER. Upon the occurrence and during the continuance of an Event of Default, Beneficiary, without notice to Grantor or anyone claiming under Grantor, and without regard to the then value of the Trust Estate or the interest of Grantor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Trust Estate.

11. APPOINTMENT OF SUCCESSOR TRUSTEE. Beneficiary may, from time to time, in the manner provided by the Act, substitute a successor or successors to the Trustee named herein or acting hereunder.

12. INSPECTIONS. Grantor shall permit Beneficiary to enter upon any part of the Trust Estate, upon reasonable notice, for the purpose of inspecting the same.

13. FORBEARANCE BY BENEFICIARY OR TRUSTEE NOT A WAIVER. Any forbearance by Beneficiary or Trustee in exercising any right or remedy hereunder, or otherwise afforded by Governing Law, shall not be a waiver of or preclude the exercise of any such right or remedy hereunder. Likewise, the waiver by Beneficiary or Trustee of any Event of Default under this Deed of Trust shall not be deemed to be a waiver of any other or similar Event of Default.

14. RECONVEYANCE BY TRUSTEE. This Deed of Trust shall continue in full force and effect from the date hereof until the Trust Estate is reconveyed as provided herein (the “Term”). Upon written request of Beneficiary stating that (i) the Commitments have been terminated and all Obligations (other than indemnity obligations and other similar obligations that survive the termination of this Agreement for which no notice of a claim has been received by the Grantor) have been paid or (ii) the purpose of this Deed of Trust has been satisfied, and upon surrender of this Deed of Trust to Beneficiary for cancellation and retention, and upon payment by Grantor or Borrower of Trustee’s fees, Trustee shall reconvey to Grantor, or the person or persons legally entitled thereto, without warranty, any portion of the Trust Estate then held hereunder in the manner provided by applicable Governing Law. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in any such reconveyance may be described as “the person or persons legally entitled thereto.” Grantor or Borrower shall pay any recordation costs relating to such reconveyance.

15. DUTIES AND OBLIGATIONS OF TRUSTEE.

(a) The duties and obligations of Trustee shall be determined solely by the express provisions of this Deed of Trust, the Act, and other applicable Governing Law. Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and in the Act, and no implied covenants or obligations shall be imposed upon Trustee.

(b) No provision of this Deed of Trust shall require Trustee to expend or risk his, her or its own funds, or otherwise incur any financial obligation in the performance of any of his, her or its duties hereunder, or in the exercise of any of his, her or its rights or powers, if he, she or it shall have grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.

(c) Trustee shall not be liable for any action taken in good faith and reasonably believed to be authorized or within the discretion, rights and powers conferred by this Deed of Trust, the Act, or other applicable Governing Law.

16. NOTICES. Except for any notices, demands, requests or other communications required under Governing Law to be given in another manner, whenever Beneficiary, Grantor or Trustee gives or serves any notice (including, without limitation, notices of default and notices of sale), demands, requests or other communication with respect to this Deed of Trust, each such notice, demand, request or other communication shall be in writing and personally delivered or deposited with a reputable overnight carrier or mailed by first class U. S. mail, postage prepaid, and addressed to the address set forth at the beginning of this Deed of Trust. All such notices, requests, demands and other communications, when mailed, shall be effective when deposited in the mails, addressed as aforesaid, except that notices or requests to the Beneficiary or the Trustee pursuant to any of the provisions hereunder shall not be effective until received by the Beneficiary or the Trustee, as applicable. Any party may at any time change its address for such notices by delivering or mailing to the other parties hereto, as aforesaid, a notice of such change.

17. REQUEST FOR NOTICE. Grantor hereby requests that a copy of any notice of default, and a copy of any notice of sale thereunder, be mailed to it at the address set forth in the first paragraph of this Deed of Trust.

18. GOVERNING LAW; WAIVERS; AMENDMENTS. This Deed of Trust shall be governed by, and construed in accordance with, the laws of the State of Nebraska (the “Governing Law”) without giving effect to any choice or conflict of law provision or rule (whether of the State of Nebraska or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nebraska. This instrument cannot be amended, or modified in any way except by a written instrument executed by the Grantor and the Beneficiary. Beneficiary shall not be deemed to have waived any of its rights hereunder unless such waiver is in writing and signed by the Beneficiary.

19. WAIVER OF GRANTOR RIGHTS. Grantor, by executing this Deed of Trust, waives notice of election to declare the debt due, and also waives the benefit of all stay, valuation and homestead exemption laws. Where permitted by law, Grantor also waives all rights of redemption as to any Person which may succeed to Grantor’s interest in the Property conveyed in this Deed of Trust, and if Grantor is a corporation, limited liability company or partnership, waives its own rights of redemption. Grantor also waives, where permitted by law, the benefit of all appraisement laws at the option of Beneficiary which option is to be exercised no later than at the time of judgment in foreclosure.

20. ASSIGNMENT OF RENTS. As additional security hereunder, Grantor does hereby absolutely and unconditionally BARGAIN, SELL, GRANT, TRANSFER, CONVEY and ASSIGN to Beneficiary (a) the right to immediate use and possession of the Trust Estate and all personal property of Trustor or available for the operation of the Trust Estate, (b) the Rents, (c) the Trustor Leases, (d) all guaranty agreements with respect to the Rents and the Trustor Leases, and (e) all of Trustor’s right, title and interest in and to all claims and right to payment of money at any time arising in connection with any rejection or breach of any of the Trustor Leases by the tenant(s) with respect thereto or any trustee for such tenant(s) under Section 365 of the United States Bankruptcy Code. Notwithstanding that this assignment is a present assignment, Beneficiary hereby consents to Grantor’s collection and retention of such Rents as they accrue and become payable so long as no Event of Default shall have occurred and be continuing hereunder. Upon the occurrence and during the continuance of any Event of Default, Beneficiary may at any time, either in person, by agent, or by receiver to be appointed by a court, without notice and without regard to the adequacy of any security for the Obligations:

(a) in its own name or in the name of Grantor, sue or otherwise collect, settle, or compromise the Rents, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including attorneys’ fees, to any of the Obligations, and in such order as Beneficiary may determine;

(b) perform such acts of repair or protection as may be necessary or proper to conserve the value of the Trust Estate, and apply the Rents to Beneficiary’s expenses incurred in performing such acts;

(c) eject a tenant, fill vacancies, cancel, modify and enforce the Trustor Leases, and lease the Trust Estate or any part thereof for such rental, term, and upon such conditions as Beneficiary’s judgment may dictate, in each case, as permitted by the terms of such Trustor Lease and Applicable Law;

(d) enter into and hold, occupy, possess and enjoy the Trust Estate;

(e) obtain, cancel and modify any Policy covering all or any part of the Trust Estate, use the Rents to pay the premiums with respect to the Policies, adjust any loss or damage thereunder and enforce any other rights of Trustor thereunder;

(f) contest, compromise and settle any tax assessment or other charge levied or assessed upon all or any part of the Trust Estate, and use the Rents to pay any such charges; and

(g) execute and deliver any and all instruments deemed by Beneficiary to be necessary or appropriate in connection with the exercise of any right, power or authority granted herein.

Any application of Rents to any of the Obligations or other action taken pursuant to this Section shall not extend or postpone the due date of any amounts owed under the Note, change the amount of such payments, or cure an Event of Default under any of the Loan Documents. Upon the occurrence and during the continuance of an Event of Default hereunder Grantor agrees to promptly deliver any Rents in its possession to Beneficiary. Delivery of written notice of Beneficiary’s exercise of the rights granted herein to a tenant under a Trustor Lease shall be sufficient to require said tenant to pay Rent to Beneficiary until further notice, and Grantor hereby directs the tenant to deliver the Rent to Beneficiary upon receipt of such notice.

21. SUCCESSORS AND ASSIGNS. Beneficiary may assign its rights hereunder by notice to Trustee and Grantor. Grantor may not assign its rights and obligations hereunder by contract, operation of law, or otherwise without the prior written consent of Beneficiary, which may be withheld in Beneficiary’s sole discretion. This Deed of Trust, and all terms, conditions and obligations herein, shall apply and inure to the benefit of and bind Grantor, Trustee, and Beneficiary, and their respective heirs, legatees, devisees, personal representatives, successors-in-interest and permitted assigns. The term “Beneficiary” shall mean the owner(s) and holder(s) of the Obligations, whether or not named as Beneficiary herein.

22. SEVERABILITY. Any provision of this Deed of Trust which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Deed of Trust or affecting the validity or enforceability of such provision in any other jurisdiction.

23. NUMBER AND GENDER. Whenever used herein, the singular number shall include the plural, and the use of any gender shall be applicable to all genders.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Grantor has executed this Deed of Trust as of the date and year first above written.

“GRANTOR”

TAYLOR & MARTIN, INC. - AUCTIONEERS,
a Nebraska corporation

By:
Its:

STATE OF	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this     day of November, 2012, by                     , the                     of Taylor & Martin, Inc.—Auctioneers, a Nebraska corporation, on behalf of the corporation.

Notary Public

[Signature Page to Fremont Deed of Trust]

EXHIBIT “A”

Legal Description of the Property

A part of the West half of the East half and the East half of the West half of Section 15, Township 17 North, Range 8 East of the 6th P.M., Dodge County, Nebraska, more particularly described as follows: Beginning at the point on the Westerly R.O.W. line of Airport Road 1,760 feet North of the Northerly R.O.W. line of Linden Avenue; thence Westerly parallel to and 1,760 feet North of said Northerly R.O.W. line of Linden Avenue, a distance of 600 feet West; thence Northerly 600 feet West of and parallel to the West R.O.W. line of Airport Road, a distance of 443.5 feet; thence Easterly, a distance of 600 feet to a point on said Westerly R.O.W. line; thence Southerly along said Westerly R.O.W. line, a distance of 443.5 feet to the Point of Beginning.

CREDIT AGREEMENT

Exhibit “D”

Fremont Real Estate

See Attached

Exhibit D

Legal Description of the Property

A part of the West half of the East half and the East half of the West half of Section 15, Township 17 North, Range 8 East of the 6th P.M., Dodge County, Nebraska, more particularly described as follows: Beginning at the point on the Westerly R.O.W. line of Airport Road 1,760 feet North of the Northerly R.O.W. line of Linden Avenue; thence Westerly parallel to and 1,760 feet North of said Northerly R.O.W. line of Linden Avenue, a distance of 600 feet West; thence Northerly 600 feet West of and parallel to the West R.O.W. line of Airport Road, a distance of 443.5 feet; thence Easterly, a distance of 600 feet to a point on said Westerly R.O.W. line; thence Southerly along said Westerly R.O.W. line, a distance of 443.5 feet to the Point of Beginning.

CREDIT AGREEMENT

Exhibit “E”

Guarantor Control Agreements

See Attached

Exhibit E

FORM OF

CONTROL AGREEMENT

THIS CONTROL AGREEMENT (this “Control Agreement”) is made and entered into effective as of the             day of                         , 201    , by and among                     , a                         (the “Guarantor”),                         , a                         , doing business in                         (the “Bank”), and FIRST NATIONAL BANK OF OMAHA, a national banking association (“FNB”).

WHEREAS, the Bank has established deposit accounts at its             ,             branch, account number             , in the name of the Guarantor (the “Account”); and

WHEREAS, the Guarantor has granted FNB a security interest in the Account for FNB’s benefit pursuant to the terms and provisions of that certain Guarantor Security Agreement, dated as of November             , 2012, by and between the Guarantor and FNB (the “Security Agreement”) and in connection with the Guarantor’s obligations under the Credit Agreement, dated as of November             , 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the Borrower (as defined in the Credit Agreement), the Guarantor, the other Guarantors (as defined in the Credit Agreement) and FNB, together with the Revolving Note, the Guaranty and all other Loan Documents, as defined in the Credit Agreement (the “Loan Documents”) (the Security Agreement, the Credit Agreement, the Revolving Note, the Guaranty and the other Loan Documents, each as amended, modified and supplemented from time to time, are sometimes collectively referred to herein, together with each of the documents referenced therein, as the “Agreements”); and

WHEREAS, FNB, the Guarantor and the Bank are entering into this Control Agreement to perfect the security interest of FNB, for its benefit, in the Account.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, and in order to induce FNB to consent to the Guarantor establishing the Account, the Guarantor and the Bank hereby represent, warrant, covenant, and agree with FNB, for its benefit, as follows:

Section 1. The Account. All parties agree that the Account is a “deposit account” within the meaning of Article 9 of the Uniform Commercial Code of the State of Nebraska (the “UCC”). The Bank has not and will not agree with any third party to comply with instructions or other directions concerning the Account or the disposition of funds in the Account originated by such third party without the prior written consent of both FNB and the Guarantor. In addition the Bank agrees that it will not permit the name of the Account to be changed or the addition of another customer or owner with respect to the Account, without the consent of both FNB and the Guarantor.

Section 2. Subordination of Security Interest. The Bank hereby subordinates all security interests, pledges, mortgages, encumbrances, liens, claims and rights of recoupment, setoff or debit it may have, now or in the future, against the Account or any funds in the Account other than in connection with the payment of the Bank’s customary fees and charges pursuant to its agreement with the Guarantor incurred in the ordinary course of business. If the Bank receives any payment or funds from the Guarantor in violation of this Control Agreement, then the Bank shall hold the same in trust for FNB’s benefit and forthwith deliver the same to FNB in the form received duly endorsed in any manner FNB may determine in its sole discretion. The subordination of the Bank’s interests under this Section 2 shall continue until such time as the Guarantor has fulfilled all of its obligations to FNB under and pursuant to the Agreements.

Section 3. Control. The Guarantor hereby authorizes and instructs the Bank to comply with all instructions originated by FNB directing disposition of the funds in the Account without further consent by the Guarantor. Notwithstanding the foregoing, the Bank may also comply with instructions directing the disposition of funds in the Account originated by the Guarantor or its authorized representatives until such time as FNB delivers a written notice to the Bank that FNB is exercising exclusive control of the Account (the “Notice of Exclusive Control”). After the Bank receives a Notice of Exclusive Control, the Bank will cease complying with instructions or any directions concerning the Account or funds on deposit therein originated by or received from the Guarantor or its representatives.

Section 4. Statements, Confirmations and Notices. The Bank will send copies of all statements concerning the Account to each of the Guarantor and FNB at the respective addresses set forth in Section 13 of this Control Agreement. The Guarantor also authorizes the Bank to provide to FNB any other information or communications concerning the Account at FNB’s request. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or any funds credited thereto, the Bank shall promptly notify FNB and the Guarantor thereof. The Bank represents and warrants that it does not know of any claim to or interest in the Account, except for claims and interests of the parties referred to in this Control Agreement.

Section 5. Limited Responsibility of the Bank. Except for acting on the Guarantor’s instructions in violation of Section 3 of this Control Agreement, the Bank shall have no responsibility or liability to FNB for complying with instructions concerning the Account from the Guarantor or the Guarantor’s authorized representatives which are received by the Bank before the Bank receives a Notice of Exclusive Control. The Bank shall have no responsibility or liability to the Guarantor for complying with a Notice of Exclusive Control or complying with instructions concerning the Account originated by FNB, and shall have no responsibility to investigate the appropriateness of any such instruction or Notice of Exclusive Control, even if the Guarantor notifies the Bank that FNB is not legally entitled to originate any such instruction or Notice of Exclusive Control.

Section 6. Conflict of Agreements. In the event of a conflict between this Control Agreement and any other agreement between the Bank and the Guarantor, the terms of this Control Agreement will prevail. In the event of a conflict between this Control Agreement and any of the Agreements, the terms of the Agreements will prevail.

Section 7. Termination. This Control Agreement shall continue in effect until FNB has notified the Bank in writing that this Control Agreement, or its security interest in the Account, is terminated (the “Termination Notice”). Upon receipt of the Termination Notice the obligations of the Bank hereunder with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, FNB shall have no further right to originate instructions concerning the Account and any previous Notice of Exclusive Control delivered by FNB shall be deemed to be of no further force and effect.

Section 8. Complete Agreement. This Control Agreement, including the instructions and notices required or permitted to be executed and delivered hereunder or thereunder, sets forth the entire agreement of the parties with respect to the subject matter hereof, and, subject to Section 6 above, supersedes any prior agreement and contemporaneous oral agreements of the parties concerning its subject matter.

Section 9. Amendments. No amendment, modification or (except as otherwise specified in Section 7 above) termination of this Control Agreement, nor any assignment of any rights hereunder (except to the extent contemplated under Section 12 below), shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

Section 10. Successor Accounts; Definitions. The Account will include (i) the account described in the Recitals and Section 1 of this Control Agreement, (ii) any substitute or replacement account established or maintained by the Guarantor or any of its Affiliates, as defined in the Credit Agreement, at the Bank, and (iii) any deposit account maintained by the Bank into which property from the Account is transferred, unless FNB expressly agrees in writing prior to the transfer that the account in which such property is transferred will not be subject to this Control Agreement. For all purposes under the Credit Agreement and the other Loan Documents, this Control Agreement shall constitute a “Guarantor Control Agreement” and a “Loan Document” as such terms are defined in the Credit Agreement, and an “Event of Default” under the Credit Agreement shall be deemed to have occurred in the event the Bank or the Guarantor shall deny it has any further liability or obligation under, or shall fail to perform its obligations under, this Control Agreement.

Section 11. Severability. If any term or provision set forth in this Control Agreement shall be invalid or unenforceable, the remainder of this Control Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision was omitted.

Section 12. Successors. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or permitted assigns, provided as to FNB and the Guarantor, any such assignment complies with the terms and provisions of the Security Agreement. This Control Agreement may be assigned by FNB to any successor of FNB upon compliance with the Security Agreement.

Section 13. Notices. Except as otherwise expressly provided herein, all notices, requests, demands, orders and other communications required or permitted to be given under this Control Agreement shall be in writing and sent by mail or telecopy or email (if by telecopy or email with a confirmation mailed or emailed within two (2) Banking Days (as defined in the Credit Agreement), to the applicable party at its address indicated below:

If to the Guarantor:	___________________________
Attention: Mr. Rod Cutsinger CEO
12 Greenway Plaza, STE 1100
Houston, Texas 77046
Facsimile: (713) 221-1188
Email: rcutsinger@taylorandmartin.com

If to FNB:	First National Bank of Omaha
1620 Dodge Street, STOP 1029
Omaha, Nebraska 68197-1029
Attention: Sean T. O’Connell
Facsimile: (402) 602-3519
Email: soconnell@fnni.com

If to the Bank:	___________________________
___________________________
___________________________
Attention: ___________________
Facsimile: ___________________
Email: _____________________

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section. Except as otherwise provided in this Control Agreement, all such notices, requests, demands, orders and other communications, when mailed, shall be effective when deposited in the mails, addressed as aforesaid, or, when telefaxed or emailed, shall be effective when confirmation of receipt is received, except that notices or requests to FNB pursuant to any of the provisions hereunder shall not be effective until actually received by FNB.

Section 14. Counterparts. This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

Section 15. Choice of Law. This Control Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska, including the UCC. The parties agree that Nebraska is the “bank’s jurisdiction” for purposes of the UCC.

Section 16. JURY TRIAL WAIVER. THE GUARANTOR, FNB AND THE BANK HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS CONTROL AGREEMENT. NO EMPLOYEE OF FNB HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THE TERMS AND PROVISIONS OF THIS SECTION OF THIS CONTROL AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Control Agreement as of the date first above written.

“GUARANTOR”
,
a

By:

Its:

“BANK”

,

a

By:

Its:

“FNB”

FIRST NATIONAL BANK OF OMAHA, a national banking association

By:
Sean T. O’Connell, Vice President

CREDIT AGREEMENT

Exhibit “F”

Guaranty

See Attached

Exhibit F

FORM OF

GUARANTY

This Guaranty (this “Guaranty”), is made and entered into on November     , 2012, by [                    ], a [                    ] (hereinafter referred to as “Guarantor”), for the benefit of FIRST NATIONAL BANK OF OMAHA, a national banking association (hereinafter referred to as the “Bank”).

RECITALS

WHEREAS, Taylor & Martin Group, Inc., a Delaware corporation (the “Borrower”) owns all of the Equity Interest in Guarantor; and

WHEREAS, the Borrower, the Bank, Guarantor and other parties have entered into a Credit Agreement dated November     , 2012, the terms and provisions of which are incorporated herein by this reference (as otherwise amended, supplemented or modified from time to time, the “Credit Agreement”), pursuant to which the Borrower has undertaken certain covenants and has executed and delivered to the Bank a Revolving Note (as defined in the Credit Agreement), the proceeds of which may be drawn upon by the Borrower, for the purposes provided for in the Credit Agreement, in accordance with and subject to the terms and restrictions contained in the Credit Agreement (the Revolving Note is referred to herein as the “Note”); and

WHEREAS, the Credit Agreement provides the Borrower with access to operating funds that may be utilized, upon compliance with the terms and provision of the Credit Agreement, among other purposes, by Guarantor for Approved Acquisitions (as defined in the Credit Agreement) and for Guarantor’s financing of ongoing working capital and general operating purposes; and

WHEREAS, Guarantor expects to derive substantial benefit from the Credit Agreement and the transactions contemplated thereby and, in furtherance thereof has agreed to execute and deliver this Guaranty; and

WHEREAS, to induce the Bank to enter into the Credit Agreement with the Borrower and as a condition precedent to the Bank’s obligations under the Credit Agreement, Guarantor has agreed with the Bank to guarantee to the Bank the full and timely performance of all of the Obligations (as defined in the Credit Agreement) under the provisions of the Credit Agreement, the Note and each of the other Loan Documents (as defined in the Credit Agreement); and

WHEREAS, in entering into the Credit Agreement with the Borrower, the Bank is relying upon Guarantor’s agreements and undertakings, as set forth in the provisions of this Guaranty.

NOW, THEREFORE, for and in consideration of the Bank’s agreement to enter into the Credit Agreement with the Borrower, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:

SECTION 1. Definitions. Capitalized terms used in this Guaranty, including its preamble and recitals, and not otherwise defined herein, shall have the meaning ascribed thereto in the Credit Agreement.

SECTION 2. Guaranty.

2.1. Guarantor hereby unconditionally and irrevocably guarantees to the Bank the prompt and timely payment and punctual performance (and not merely the collectibility) of the Obligations including, without limitation, the principal sum due under the Note and the Credit Agreement and all interest and any and all other sums now or hereafter accruing thereon, in each case when due and payable, whether on any specific payment date or at the stated or accelerated maturity of any or all of the Obligations, or otherwise, all in accordance with the provisions of the Loan Documents.

2.2. If the Borrower fails duly and punctually to pay any of such sum(s), Guarantor shall forthwith pay the same, together with interest thereon from the date on which payment thereof by the Borrower became due at the Default Rate of Interest, as provided in the Credit Agreement with respect to the Borrower.

2.3. The Guarantor’s obligations hereunder are secured by the Guarantor Security Documents to be executed as of the date hereof by Guarantor for the benefit of the Bank, the terms and provisions of which are incorporated herein by this reference.

2.4 Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty on any date shall be limited to a maximum aggregate amount equal to the largest amount that would not, on such date, render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any applicable provisions of comparable laws relating to bankruptcy, insolvency, or reorganization, or relief of debtors.

SECTION 3. Certain Rights of Bank. The Bank may, in the exercise of its sole and absolute discretion without providing notice to, or obtaining the consent of, Guarantor, and without in any way releasing, altering, or impairing any of Guarantor’s obligations and liabilities under this Guaranty, from time to time:

3.1. Waive compliance with or any default occurring under, or grant any other indulgence with respect to, any of the Loan Documents;

3.2. Modify, revise, replace or otherwise supplement any of the provisions of the Loan Documents other than this Guaranty;

3.3. Grant any extension or renewal of or with respect to any of the Loan Documents, and/or effect any release, compromise, or settlement in connection therewith;

3.4. Advance any sum if the Bank deems it necessary or advisable in its reasonable credit judgment to perform any term or covenant, or satisfy any condition, set forth in the provisions of any of the Loan Documents;

3.5. Assign or otherwise transfer all or any portion of any of the Loan Documents or any interest of the Bank therein in accordance with the Credit Agreement, and Guarantor agrees not to assert against any such assignee or assignee’s assigns, any defense, set-off, recoupment claim or counterclaim which Guarantor has or may at any time have against the Bank for any reason whatsoever, except for payment of the Obligations. Guarantor agrees that if Guarantor receives written notice of an assignment from the Bank, Guarantor will pay all amounts, if any, due and payable under this Guaranty to such assignee or as instructed by the Bank. Guarantor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by the Bank or assignee;

3.6. Deal in all respects with the Borrower as if this Guaranty were not in effect; and

3.7. Agree to the substitution, sale, transfer, exchange, release or other disposition of any or all of the Collateral (as defined in the Credit Agreement) or any of the Loan Documents.

SECTION 4. Liability of Guarantor.

4.1. Guarantor’s liability under the provisions of this Guaranty (a) shall be primary, direct, unconditional, irrevocable and immediate, and (b) shall not be conditioned or contingent upon the Bank’s pursuit of any remedy that it has, or may have, against the Borrower or any other person with respect to any of the Loan Documents, pursuant to the provisions thereof or at law or in equity, or of the adequacy of any consideration or security given therefore or in connection therewith, or of any other circumstance that might otherwise constitute a legal or equitable discharge of a surety or a guarantor under Applicable Law (as defined in the Credit Agreement). To the extent permitted by Applicable Law, Guarantor hereby waives any and all defenses at law or in equity that may be available to Guarantor by virtue of the circumstances described in clause (b) of this Section 4.1.

4.2. Without limiting the generality of the foregoing provisions of this Section 4, the Bank shall not be required (a) to make any demand of the Borrower or any other person, or (b) otherwise to pursue or exhaust its remedies against the Borrower or any other person or against any or all of the Collateral (including any other property by which the Obligations may hereafter in any manner be secured), before, simultaneously with, or after enforcing any of the Bank’s rights and remedies under this Guaranty against Guarantor. Any one or more successive and/or concurrent actions may be brought hereon against Guarantor, either as part of any action brought against the Borrower, or in one or more separate actions, as often as the Bank deems advisable in the exercise of its sole and absolute discretion.

4.3. Guarantor’s liability under the provisions of this Guaranty shall continue after any assignment or transfer by the Borrower or the Bank of any of its rights under any of the Loan Documents or in the Collateral.

SECTION 5. Waivers.

5.1. Guarantor hereby expressly waives, to the fullest extent permitted under Applicable Law:

5.1.1. Presentment and demand for payment of any sum(s) payable under the provisions of the Loan Documents and all extensions, modifications, revisions, replacements and restatements thereof, and protest of any nonpayment thereof;

5.1.2. Notice of acceptance of this Guaranty and of such presentment, demand and protest;

5.1.3. Notice of any default under this Guaranty or under the provisions of any of the Loan Documents and all extensions, modifications, revisions, replacements and restatements thereof, and of any indulgence with respect thereto;

5.1.4. Demand for observance or performance, and enforcement, of any of the terms or conditions of this Guaranty, and/or any of the other Loan Documents and all extensions, modifications, revisions, replacements and restatements thereof; and

5.1.5. Any and all other notices and demands that may otherwise be required by law to be given or made.

5.2. Reserved.

5.3. If any payment applied by the Bank to the Obligations is thereafter set aside, recovered, rescinded, or required to be returned for any reason (including without limitation, the bankruptcy, insolvency, or reorganization of the Borrower or any other person or entity) the Obligations to which such payment was applied shall for purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as fully as if such application had not been made.

SECTION 6. Reserved.

SECTION 7. Certain Rights of Guarantor.

7.1. Anything contained in any provisions of this Guaranty, the Loan Documents, or Applicable Law to the contrary notwithstanding, Guarantor shall not have any right of subrogation in or to any of the Bank’s rights under the provisions of this Guaranty, the Note, the Pledge Agreement or any of the other Loan Documents unless and until the Commitments have been terminated and all Obligations are paid in full (other than indemnity obligations and similar obligations that expressly survive the termination of this Guaranty for which no notice of claim has been received by the Guarantor).

7.2. Guarantor subordinates all present and future indebtedness owing by Borrower to Guarantor to the obligations at any time owing by Borrower to the Bank under the Note and the other Loan Documents. Guarantor assigns all such indebtedness to the Bank as security for this Guaranty, the Note and the other Loan Documents. Guarantor agrees to make no claim for such indebtedness until the Commitments have been terminated and all Obligations have been fully discharged (other than indemnity obligations and similar obligations that expressly survive the termination of this Guaranty for which no notice of claim has been received by the Guarantor). Guarantor further agrees not to assign all or any part of such indebtedness unless the Bank is given prior notice and such assignment is expressly made subject to the terms of this Guaranty. If the Bank so requests, (a) all instruments evidencing such indebtedness shall be duly endorsed and delivered to the Bank, (b) all security for such indebtedness shall be duly assigned and delivered to the Bank, (c) such indebtedness shall be enforced, collected and held by Guarantor as trustee for the Bank and shall be paid over to the Bank on account of the Loan but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty, and (d) Guarantor shall execute, file and record such documents and instruments and take such other action as the Bank deems necessary or appropriate to perfect, preserve and enforce the Bank’s rights in and to such indebtedness and any security therefor.

SECTION 8. Effect of this Guaranty. Guarantor hereby represents and warrants to the Bank that Guarantor (a) is a wholly-owned subsidiary of the Borrower and the Borrower owns all of the Equity Interest in Guarantor; (b) will be directly and materially benefited by the Loans by receiving or having access to, in accordance with the terms and provisions of the Credit Agreement, Approved Acquisitions and operating funds from Borrower as a result of such Loans; (c) has examined, or has had an opportunity to examine, this Guaranty, the Credit Agreement, the Note, the Security Agreements, the Pledge Agreements, and each of the other Loan Documents; and (d) is represented, and in the negotiations of the terms and provisions of this Guaranty and the Loan Documents has been represented, by counsel of Guarantor’s own selection relating to the terms and provisions thereof.

SECTION 9. Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under this Guaranty shall be in writing and sent by mail or telecopy or email (if by telecopy or email with a confirmation mailed or emailed within two (2) Banking Days thereafter), to the applicable party at its address indicated below:

If to Guarantor:	[ ]
Attention: Mr. Rod Cutsinger
12 Greenway Plaza, STE 1100
Houston, Texas 77046
Facsimile: (713) 221-1188
Email: rcutsinger@taylorandmartin.com

with a copy (which by itself shall not constitute notice) to:

[ ]
Attention: General Counsel
12 Greenway Plaza, STE 1100
Houston, Texas 77046
Facsimile: (713) 221-1188
Email: [ ]

If to the Bank:	First National Bank of Omaha
1620 Dodge Street, STOP 1029
Omaha, Nebraska 68197-1029
Attention: Sean T. O’Connell
Facsimile: (402) 602-3519
Email: soconnell@fnni.com

with a copy (which by itself shall not constitute notice) to:

Woods & Aitken LLP
Attention: Wm. Lee Merritt
10250 Regency Circle, Suite 525
Omaha, Nebraska 68114
Facsimile: (402) 898-7401
Email: wmerritt@woodsaitken.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications, when mailed, shall be effective when deposited in the mails, addressed as aforesaid, or, when telefaxed or emailed, shall be effective when confirmation of receipt is received, except that notice so requests to the Bank pursuant to any of the provisions hereunder shall not be effective until received by the Bank.

SECTION 10. Guarantor’s Representations, Warranties and Covenants. Each of the representations and warranties made by the Borrower relating to the Guarantor in the Credit Agreement, are hereby deemed to be made by Guarantor.

SECTION 11. General.

11.1. Amendment. This Guaranty may be amended or supplemented only by an instrument executed and delivered by Guarantor and the Bank.

11.2. Waiver. No party hereto shall be deemed to have waived the exercise of any right which it holds under this Guaranty, unless that waiver is made expressly and in writing (and no delay or omission by any party hereto in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.

11.3. Applicable Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Nebraska without giving effect to any choice or conflict of law provision or rule (whether of the State of Nebraska or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nebraska.

11.4. Submission to Jurisdiction; Venue. To induce the Bank to enter into this Guaranty, the Guarantor hereby submits to the jurisdiction of any state or federal court sitting in Lincoln, Nebraska, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is a party and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. The Guarantor also agrees not to bring any action or proceeding arising out of or relating to this Guaranty in any other court. The Guarantor waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of the Bank. The Guarantor agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. The Guarantor hereby waives any rights it may have to transfer or change the venue of any suit, action or other proceeding brought against the Guarantor by the Bank in accordance with this Section or in connection with this Guaranty or any other Loan Documents to which it is a party.

11.5. Jury Trial Waiver. GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS. NO OFFICER OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

11.6. Time of Essence. Time shall be of the essence of this Guaranty.

11.7. Headings. The headings of the sections, subsections, paragraphs, and subparagraphs of this Guaranty are provided herein, for and only for, convenience of reference, and shall not be considered in construing their contents.

11.8. Construction. As used in this Guaranty, (a) the term “person” means a natural person, a trustee, a corporation, a partnership, a limited liability company, and any other form of legal entity; and (b) all references made (i) in the neuter, masculine, or feminine gender shall be deemed to have been made in all such genders; (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well; (iii) to any section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such section, subsection, paragraph or subparagraph of this Guaranty; and (iv) to Guarantor, the Bank, or the Borrower shall be deemed to refer to each person hereinabove so named, and their respective heirs, personal representatives, successors and permitted-assigns.

11.9. Exhibits and Recitals. Each writing referred to in this Guaranty as being attached hereto as an exhibit or otherwise referred to herein or designated in this Guaranty, whether or not as an exhibit hereto, is hereby incorporated herein and made a part of this Guaranty. The recitals contained above are incorporated herein and made a part of this Guaranty by this reference.

11.10. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty or affecting the validity or enforceability of such provision in any other jurisdiction.

11.11. Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted- assigns hereunder, provided however, that Guarantor may not assign any of its obligations hereunder to any other person without the prior written consent of the Bank, which consent may be withheld in the Bank’s sole discretion.

11.12. Consent to Loan Participation. Notwithstanding any other provision of this Guaranty, the Guarantor understands that the Bank may enter into participation agreements with other lenders (the “Participants”) whereby the Bank will allocate a certain percentage of the Loans to them. The Guarantor specifically permits and authorizes the Bank to exchange financial information about the Guarantor with actual or potential Participants or potential assigns; provided, however, that prior to disclosing such information, the Bank shall first obtain the agreement of such prospective Participant or potential assign, as applicable, to comply with the provisions of Section 9.06 of the Credit Agreement. The Guarantor acknowledges that, for the convenience of all parties, this Guaranty is being entered into with the Bank only and that its obligations under this Guaranty are undertaken for the benefit of, and as an inducement to, each of the participating lenders as well as the Bank.

11.13. Complete Understanding. This Guaranty represents the complete understanding between the parties hereto as to the subject matter hereof, and supersedes all prior negotiations, representations, warranties, statements or agreements, either written or oral, between or among the parties hereto as to the same, except as the same may be included in one or more of the Loan Documents.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty and delivered this Guaranty to the Bank the day and year first above written.

“Guarantor”

[ ],
a [ ]

By:
[ ]

CREDIT AGREEMENT

Exhibit “G”

Tunica Deed of Trust

See Attached

Exhibit G

FORM OF

DEED OF TRUST

FOR RECORDER’S USE ONLY

RECORDATION REQUESTED BY:

First National Bank of Omaha,

Downtown- Corporate Banking

Group, 1620 Dodge St SC 1031,

Omaha, NE 68197, Tel. (402) 602-

3503

WHEN RECORDED MAIL TO:

First National Bank of Omaha,

Downtown- Corporate Banking

Group, 1620 Dodge St SC 1031,

Omaha, NE 68197, Tel. (402) 602-

3503

SEND TAX NOTICES TO:

First National Bank of Omaha,

Downtown- Corporate Banking

Group, 1620 Dodge St SC 1031,

Omaha, NE 68197, Tel. (402) 602-

3503

This Deed of Trust prepared by: ,
, ,

INDEXING INSTRUCTIONS: .

MAXIMUM LIEN. The lien of this Deed of Trust shall not exceed at any one time $1,350,000.00.

THIS DEED OF TRUST is dated November     , 2012, among Taylor & Martin Enterprises, Inc., a Nebraska corporation, whose address is 1865 Airport Road, Fremont, Nebraska 68025 (“Grantor”); First National Bank of Omaha, whose address is 1620 Dodge Street, STOP 1029, Omaha, Nebraska 68197-1029 (referred to below sometimes as “Lender” and sometimes as “Beneficiary”); and First National Bank of Omaha, whose address is 1620 Dodge Street, STOP 1029, Omaha, Nebraska 68197-1029 (referred to below as “Trustee”).

CONVEYANCE AND GRANT. For valuable consideration, Grantor conveys to Trustee for the benefit of Lender as Beneficiary, with power of sale, all of Grantor’s right, title, and interest in and to the following described real property, together with all existing or subsequently erected or affixed buildings, improvements and fixtures; all easements, rights of way, and appurtenances; all water, water rights and ditch rights (including stock in utilities with ditch or irrigation rights); and all other rights, royalties, and profits relating to the real property, including without limitation all minerals, oil, gas, geothermal and similar matters, (the “Real Property”) located in Tunica County, State of Mississippi:

LEGAL DESCRIPTION

See Attached Exhibit A

The Real Property or its address is commonly known as 4560 Dulaney Road, North Tunica, Mississippi .

CROSS-COLLATERALIZATION. In addition to the Note, this Deed of Trust secures all obligations, debts and liabilities, plus interest thereon, of Grantor to Lender, or any one or more of them, as well as all claims by Lender against Grantor or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable.

REVOLVING LINE OF CREDIT. This Deed of Trust secures the Indebtedness including, without limitation, a revolving line of credit, under which Lender may make advances to the Borrower for the benefit of the Grantor and others so long as Borrower and the Grantor each complies with all the terms of the Note and the Credit Agreement.

Grantor presently assigns to Lender (also known as Beneficiary in this Deed of Trust) all of Grantor’s right, title, and interest in and to all present and future leases of the Property and all Rents from the Property. In addition, Grantor grants to Lender a Uniform Commercial Code security interest in the Personal Property and Rents.

THIS DEED OF TRUST, INCLUDING THE ASSIGNMENT OF RENTS AND THE SECURITY INTEREST IN THE RENTS AND PERSONAL PROPERTY, IS GIVEN TO SECURE (A) PAYMENT OF THE INDEBTEDNESS AND (B) PERFORMANCE OF ANY AND ALL OBLIGATIONS UNDER THE NOTE, THE RELATED DOCUMENTS, AND THIS DEED OF TRUST. THIS DEED OF TRUST, INCLUDING THE ASSIGNMENT OF RENTS AND THE SECURITY INTEREST IN THE RENTS AND PERSONAL PROPERTY, IS ALSO GIVEN TO SECURE ANY AND ALL OF GRANTOR’S OBLIGATIONS UNDER THAT CERTAIN CREDIT AGREEMENT AMONG BORROWER, GRANTOR, OTHER GUARANTORS AND LENDER OF EVEN DATE HEREWITH. ANY EVENT OF DEFAULT UNDER THE CREDIT AGREEMENT, OR ANY OF THE RELATED DOCUMENTS REFERRED TO THEREIN, SHALL ALSO BE AN EVENT OF DEFAULT UNDER THIS DEED OF TRUST. THIS DEED OF TRUST IS GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:

PAYMENT AND PERFORMANCE. Except as otherwise provided in this Deed of Trust, Grantor shall pay to Lender all amounts secured by this Deed of Trust as they become due, and shall strictly and in a timely manner perform all of Grantor’s obligations under the Note, this Deed of Trust, and the Related Documents.

POSSESSION AND MAINTENANCE OF THE PROPERTY. Grantor agrees that Grantor’s possession and use of the Property shall be governed by the following provisions:

Possession and Use. Until the occurrence of an Event of Default, Grantor may (1) remain in possession and control of the Property; (2) use, operate or manage the Property; and (3) collect the Rents from the Property.

Duty to Maintain. Grantor shall maintain the Property in tenantable condition and promptly perform all repairs, replacements, and maintenance necessary to preserve its value.

Compliance With Environmental Laws. Grantor represents and warrants to Lender that: (1) During the period of Grantor’s ownership of the Property, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from the Property; (2) Grantor has no knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by Lender in writing, (a) any breach or violation of any Environmental Laws, (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Property by any prior owners or occupants of the Property, or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters; and (3) Except as previously disclosed to and acknowledged by Lender in writing, (a) neither Grantor nor any tenant, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from the Property; and (b) any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations and ordinances, including without limitation all Environmental Laws. Grantor authorizes Lender and its agents to enter upon the Property to make such inspections and tests, at Grantor’s expense, as Lender may deem appropriate to determine compliance of the Property with this section of the Deed of Trust. Any inspections or tests made by Lender shall be for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Grantor or to any other person. The representations and warranties contained herein are based on Grantor’s due diligence in investigating the Property for Hazardous Substances. Grantor hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws; and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Deed of Trust or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Grantor’s ownership or interest in the Property, whether or not the same was or should have been known to Grantor. The provisions of this section of the Deed of Trust, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the satisfaction and reconveyance of the lien of this Deed of Trust and shall not be affected by Lender’s acquisition of any interest in the Property, whether by foreclosure or otherwise.

Nuisance, Waste. Grantor shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Property or any portion of the Property. Without limiting the generality of the foregoing, Grantor will not remove, or grant to any other party the right to remove, any timber, minerals (including oil and gas), coal, clay, scoria, soil, gravel or rock products without Lender’s prior written consent.

Removal of Improvements. Grantor shall not demolish or remove any Improvements from the Real Property without Lender’s prior written consent. As a condition to the removal of any Improvements, Lender may require Grantor to make arrangements satisfactory to Lender to replace such Improvements with Improvements of at least equal value.

Lender’s Right to Enter. Lender and Lender’s agents and representatives may enter upon the Real Property at all reasonable times to attend to Lender’s interests and to inspect the Real Property for purposes of Grantor’s compliance with the terms and conditions of this Deed of Trust.

Compliance with Governmental Requirements. Grantor shall promptly comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property, including without limitation, the Americans With Disabilities Act. Grantor may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Grantor has notified Lender in writing prior to doing so and so long as, in Lender’s sole opinion, Lender’s interests in the Property are not jeopardized. Lender may require Grantor to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

Duty to Protect. Grantor agrees neither to abandon or leave unattended the Property. Grantor shall do all other acts, in addition to those acts set forth above in this section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

DUE ON SALE - CONSENT BY LENDER. Lender may, at Lender’s option, declare immediately due and payable all sums secured by this Deed of Trust upon the sale or transfer, without Lender’s prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A “sale or transfer” means the conveyance of Real Property or any right, title or interest in the Real Property; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of an interest in the Real Property. However, this option shall not be exercised by Lender if such exercise is prohibited by federal law or by Mississippi law.

TAXES AND LIENS. The following provisions relating to the taxes and liens on the Property are part of this Deed of Trust:

Payment. Grantor shall pay when due (and in all events prior to delinquency) all taxes, special taxes, assessments, charges (including water and sewer), fines and impositions levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property. Grantor shall maintain the Property free of all liens having priority over or equal to the interest of Lender under this Deed of Trust, except for the lien of taxes and assessments not due and except as otherwise provided in this Deed of Trust.

Right to Contest. Grantor may withhold payment of any tax, assessment, or claim in connection with a good faith dispute over the obligation to pay, so long as Lender’s interest in the Property is not jeopardized. If a lien arises or is filed as a result of nonpayment, Grantor shall within fifteen (15) days after the lien arises or, if a lien is filed, within fifteen (15) days after Grantor has notice of the filing, secure the discharge of the lien, or if requested by Lender, deposit with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender in an amount sufficient to discharge the lien plus any costs and attorneys’ fees, or other charges that could accrue as a result of a foreclosure or sale under the lien. In any contest, Grantor shall defend itself and Lender and shall satisfy any adverse judgment before enforcement against the Property. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

Evidence of Payment. Grantor shall upon demand furnish to Lender satisfactory evidence of payment of the taxes or assessments and shall authorize the appropriate governmental official to deliver to Lender at any time a written statement of the taxes and assessments against the Property.

Notice of Construction. Grantor shall notify Lender at least fifteen (15) days before any work is commenced, any services are furnished, or any materials are supplied to the Property, if any mechanic’s lien, materialmen’s lien, or other lien could be asserted on account of the work, services, or materials. Grantor will upon request of Lender furnish to Lender advance assurances satisfactory to Lender that Grantor can and will pay the cost of such improvements.

PROPERTY DAMAGE INSURANCE. The following provisions relating to insuring the Property are a part of this Deed of Trust.

Maintenance of Insurance. Grantor shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a fair value basis for the full insurable value covering all

Improvements on the Real Property in an amount sufficient to avoid application of any coinsurance clause, and with a standard mortgagee clause in favor of Lender. Grantor shall also procure and maintain comprehensive general liability insurance in such coverage amounts as Lender may request with Trustee and Lender being named as additional insureds in such liability insurance policies. Additionally, Grantor shall maintain such other insurance, including but not limited to hazard, business interruption, and boiler insurance, as Lender may reasonably require. Policies shall be written in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. Should the Real Property be located in an area designated by the Director of the Federal Emergency Management Agency as a special flood hazard area, Grantor agrees to obtain and maintain Federal Flood Insurance, if available, for the full unpaid principal balance of the loan and any prior liens on the property securing the loan, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the loan.

Application of Proceeds. Grantor shall promptly notify Lender of any loss or damage to the Property. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. Whether or not Lender’s security is impaired, Lender may, at Lender’s election, receive and retain the proceeds of any insurance and apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Property, or the restoration and repair of the Property. If Lender elects to apply the proceeds to restoration and repair, Grantor shall repair or replace the damaged or destroyed Improvements in a manner satisfactory to Lender. Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration if Grantor is not in default under this Deed of Trust. Any proceeds which have not been disbursed within 180 days after their receipt and which Lender has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Lender under this Deed of Trust, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness. If Lender holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Grantor as Grantor’s interests may appear.

Grantor’s Report on Insurance. Upon request of Lender, however not more than once a year, Grantor shall furnish to Lender a report on each existing policy of insurance showing: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured, the then current replacement value of such property, and the manner of determining that value; and (5) the expiration date of the policy. Grantor shall, upon request of Lender, have an independent appraiser satisfactory to Lender determine the cash value replacement cost of the Property.

LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Property or if Grantor fails to comply with any provision of this Deed of Trust or any Related Documents, including but not limited to Grantor’s failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Deed of Trust or any Related Documents, Lender on Grantor’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Property and paying all costs for insuring, maintaining and preserving the Property. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity. The Deed of Trust also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

WARRANTY; DEFENSE OF TITLE. The following provisions relating to ownership of the Property are a part of this Deed of Trust:

Title. Grantor warrants that: (a) Grantor holds good and marketable title of record to the Property in fee simple, free and clear of all liens and encumbrances other than those set forth in the Real Property description or in any title insurance policy, title report, or final title opinion issued in favor of, and accepted by, Lender in connection with this Deed of Trust, and (b) Grantor has the full right, power, and authority to execute and deliver this Deed of Trust to Lender.

Defense of Title. Subject to the exception in the paragraph above, Grantor warrants and will forever defend the title to the Property against the lawful claims of all persons. In the event any action or proceeding is commenced that questions Grantor’s title or the interest of Trustee or Lender under this Deed of Trust, Grantor shall defend the action at Grantor’s expense. Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Lender’s own choice, and Grantor will deliver, or cause to be delivered, to Lender such instruments as Lender may request from time to time to permit such participation.

Compliance With Laws. Grantor warrants that the Property and Grantor’s use of the Property complies with all existing applicable laws, ordinances, and regulations of governmental authorities.

Survival of Representations and Warranties. All representations, warranties, and agreements made by Grantor in this Deed of Trust shall survive the execution and delivery of this Deed of Trust, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor’s Indebtedness shall be paid in full.

CONDEMNATION. The following provisions relating to condemnation proceedings are a part of this Deed of Trust:

Proceedings. If any proceeding in condemnation is filed, Grantor shall promptly notify Lender in writing, and Grantor shall promptly take such steps as may be necessary to defend the action and obtain the award. Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of its own choice, and Grantor will deliver or cause to be delivered to Lender such instruments and documentation as may be requested by Lender from time to time to permit such participation.

Application of Net Proceeds. If all or any part of the Property is condemned by eminent domain proceedings or by any proceeding or purchase in lieu of condemnation, Lender may at its election require that all or any portion of the net proceeds of the award be applied to the Indebtedness or the repair or restoration of the Property. The net proceeds of the award shall mean the award after payment of all reasonable costs, expenses, and attorneys’ fees incurred by Trustee or Lender in connection with the condemnation.

IMPOSITION OF TAXES, FEES AND CHARGES BY GOVERNMENTAL AUTHORITIES. The following provisions relating to governmental taxes, fees and charges are a part of this Deed of Trust:

Current Taxes, Fees and Charges. Upon request by Lender, Grantor shall execute such documents in addition to this Deed of Trust and take whatever other action is requested by Lender to perfect and continue Lender’s lien on the Real Property. Grantor shall reimburse Lender for all taxes, as described below, together with all expenses incurred in recording, perfecting or continuing this Deed of Trust, including without limitation all taxes, fees, documentary stamps, and other charges for recording or registering this Deed of Trust.

Taxes. The following shall constitute taxes to which this section applies: (1) a specific tax upon this type of Deed of Trust or upon all or any part of the Indebtedness secured by this Deed of Trust; (2) a specific tax on Grantor which Grantor is authorized or required to deduct from payments on the Indebtedness secured by this type of Deed of Trust; (3) a tax on this type of Deed of Trust chargeable against the Lender or the holder of the Note; and (4) a specific tax on all or any portion of the Indebtedness or on payments of principal and interest made by Grantor.

Subsequent Taxes. If any tax to which this section applies is enacted subsequent to the date of this Deed of Trust, this event shall have the same effect as an Event of Default, and Lender may exercise any or all of its available remedies for an Event of Default as provided below unless Grantor either (1) pays the tax before it becomes delinquent, or (2) contests the tax as provided above in the Taxes and Liens section and deposits with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender.

SECURITY AGREEMENT; FINANCING STATEMENTS. The following provisions relating to this Deed of Trust as a security agreement are a part of this Deed of Trust:

Security Agreement. This instrument shall constitute a Security Agreement to the extent any of the Property constitutes fixtures, and Lender shall have all of the rights of a secured party under the Uniform Commercial Code as amended from time to time.

Security Interest. Upon request by Lender, Grantor shall take whatever action is requested by Lender to perfect and continue Lender’s security interest in the Rents and Personal Property. In addition to recording this Deed of Trust in the real property records, Lender may, at any time and without further authorization from Grantor, file executed counterparts, copies or reproductions of this Deed of Trust as a financing statement. Grantor shall reimburse Lender for all expenses incurred in perfecting or continuing this security interest. Upon default, Grantor shall not remove, sever or detach the Personal Property from the Property. Upon default, Grantor shall assemble any Personal Property not affixed to the Property in a manner and at a place reasonably convenient to Grantor and Lender and make it available to Lender within three (3) days after receipt of written demand from Lender to the extent permitted by applicable law.

Addresses. The mailing addresses of Grantor (debtor) and Lender (secured party) from which information concerning the security interest granted by this Deed of Trust may be obtained (each as required by the Uniform Commercial Code) are as stated on the first page of this Deed of Trust.

FURTHER ASSURANCES; ATTORNEY-IN-FACT. The following provisions relating to further assurances and attorney-in-fact are a part of this Deed of Trust:

Further Assurances. At any time, and from time to time, upon request of Lender, Grantor will make, execute and deliver, or will cause to be made, executed or delivered, to Lender or to Lender’s designee, and when requested by Lender, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Lender may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the sole opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve (1) Grantor’s obligations under the Note, this Deed of Trust, and the Related Documents, and (2) the liens and security interests created by this Deed of Trust as first and prior liens on the Property, whether now owned or hereafter acquired by Grantor. Unless prohibited by law or Lender agrees to the contrary in writing, Grantor shall reimburse Lender for all costs and expenses incurred in connection with the matters referred to in this paragraph.

Attorney-in-Fact. If Grantor fails to do any of the things referred to in the preceding paragraph, Lender may do so for and in the name of Grantor and at Grantor’s expense. For such purposes, Grantor hereby irrevocably appoints Lender as Grantor’s attorney-in-fact for the purpose of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Lender’s sole opinion, to accomplish the matters referred to in the preceding paragraph.

FULL PERFORMANCE. If Grantor pays all the Indebtedness when due, and otherwise performs all the obligations imposed upon Grantor under this Deed of Trust, Lender shall execute and deliver to Trustee a request for full reconveyance and shall execute and deliver to Grantor suitable statements of termination of any financing statement on file evidencing Lender’s security interest in the Rents and the Personal Property. Any reconveyance fee required by law shall be paid by Grantor, if permitted by applicable law.

EVENTS OF DEFAULT. Each of the following, at Lender’s option, shall constitute an Event of Default under this Deed of Trust:

Payment Default. Grantor or Borrower fails to make any payment when due under the Indebtedness.

Other Defaults. Grantor or Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Deed of Trust or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Grantor.

Compliance Default. Failure to comply with any other term, obligation, covenant or condition contained in this Deed of Trust, the Note or in any of the Related Documents.

Default on Other Payments. Failure of Grantor within the time required by this Deed of Trust to make any payment for taxes or insurance, or any other payment necessary to prevent filing of or to effect discharge of any lien.

Default in Favor of Third Parties. Should Grantor or Borrower default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Grantor’s or Borrower’s property or Grantor’s or Borrower’s ability to repay the Indebtedness or Grantor’s or Borrower’s ability to perform Grantor’s or Borrower’s respective obligations under this Deed of Trust or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Grantor or Borrower or on Grantor’s or Borrower’s behalf under this Deed of Trust or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Defective Collateralization. This Deed of Trust or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Death or Insolvency. The insolvency of Grantor or Borrower, the appointment of a receiver for any part of Grantor’s or Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor or Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or Borrower or by any governmental agency against any property securing the Indebtedness. This includes a garnishment of any of Grantor’s or Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Grantor or Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Grantor or Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Breach of Other Agreement. Any breach by Grantor or Borrower under the terms of any other agreement between Lender and either Grantor or Borrower that is not remedied within any grace period provided therein, including without limitation any agreement concerning any indebtedness or other obligation of Grantor or Borrower to Lender, whether existing now or later.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the Indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Adverse Change. A material adverse change occurs in Grantor’s or Borrower’s financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity. Lender in good faith believes itself insecure.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Deed of Trust, at any time thereafter, Trustee or Lender may exercise any one or more of the following rights and remedies:

Election of Remedies. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Deed of Trust, after Grantor’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.

Accelerate Indebtedness. Lender shall have the right at its option without notice to Grantor to declare the entire Indebtedness immediately due and payable, including any prepayment penalty which Grantor would be required to pay.

Sale of Property. Grantor waives the provisions of Section 89-1-55, Mississippi Code of 1972, as amended, and any successor provisions, as far as said Section restricts the right of Trustee to offer at sale more than one hundred and sixty acres at a time, and Trustee may offer the Property as a whole or in part and in such order as the Trustee may deem best, regardless of the manner in which it may be described.

Foreclosure. With respect to all or any part of the Real Property, the Trustee shall, at the request of Lender, sell the Real Property after giving notice of the time, place and terms of sale as required by Section 89-1-55 of the Mississippi Code of 1972, as amended, and any successor provisions, and execute a deed to the purchaser of the Real Property. Out of the proceeds arising from the sale, the costs and expenses of executing this Deed of Trust, including a reasonable Trustee’s fee and the attorneys’ fees prescribed in the Note or in this Deed of Trust, shall first be paid; next the amount of the Indebtedness then remaining unpaid shall be paid; and, lastly, any balance remaining shall be paid to Grantor or to Grantor’s representatives agents or assigns.

UCC Remedies. With respect to all or any part of the Personal Property, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

Collect Rents. Lender shall have the right, without notice to Grantor to take possession of and manage the Property and collect the Rents, including amounts past due and unpaid, and apply the net proceeds, over and above Lender’s costs, against the Indebtedness. In furtherance of this right, Lender may require any tenant or other user of the Property to make payments of rent or use fees directly to Lender. If the Rents are collected by Lender, then Grantor irrevocably designates Lender as Grantor’s attorney-in-fact to endorse instruments received in payment thereof in the name of Grantor and to negotiate the same and collect the proceeds. Payments by tenants or other users to Lender in response to Lender’s demand shall satisfy the obligations for which the payments are made, whether or not any proper grounds for the demand existed. Lender may exercise its rights under this subparagraph either in person, by agent, or through a receiver.

Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, and to collect the Rents from the Property and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Lender’s right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

Tenancy at Sufferance. If Grantor remains in possession of the Property after the Property is sold as provided above or Lender otherwise becomes entitled to possession of the Property upon default of Grantor or Borrower, Grantor shall become a tenant at sufferance of Lender or the purchaser of the Property and shall, at Lender’s option, either (1) pay a reasonable rental for the use of the Property, or (2) vacate the Property immediately upon the demand of Lender.

Other Remedies. Trustee or Lender shall have any other right or remedy provided in this Deed of Trust or the Note or available at law or in equity.

Notice of Sale. Lender shall give Grantor reasonable notice of the time and place of any public sale of the Personal Property or of the time after which any private sale or other intended disposition of the Personal Property is to be made. Reasonable notice shall mean notice given at least ten (10) days before the time of the sale or disposition. Any sale of the Personal Property may be made in conjunction with any sale of the Real Property.

Sale of the Property. To the extent permitted by applicable law, Grantor hereby waives any and all rights to have the Property marshalled. In exercising its rights and remedies, the Trustee or Lender shall be free to sell all or any part of the Property together or separately, in one sale or by separate sales. Lender shall be entitled to bid at any public sale on all or any portion of the Property.

Attorneys’ Fees; Expenses. If Lender institutes any suit or action to enforce any of the terms of this

Deed of Trust, Lender shall be entitled to recover such sum as the court may adjudge reasonable as attorneys’ fees at trial and upon any appeal. Whether or not any court action is involved, and to the extent not prohibited by law, all reasonable expenses Lender incurs that in Lender’s opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors’ reports, and appraisal fees, title insurance, and fees for the Trustee, to the extent permitted by applicable law. Grantor also will pay any court costs, in addition to all other sums provided by law.

Rights of Trustee. Trustee shall have all of the rights and duties of Lender as set forth in this section.

POWERS AND OBLIGATIONS OF TRUSTEE. The following provisions relating to the powers and obligations of Trustee are part of this Deed of Trust:

Powers of Trustee. In addition to all powers of Trustee arising as a matter of law, Trustee shall have the power to take the following actions with respect to the Property upon the written request of Lender and Grantor: (a) join in preparing and filing a map or plat of the Real Property, including the dedication of streets or other rights to the public; (b) join in granting any easement or creating any restriction on the Real Property; and (c) join in any subordination or other agreement affecting this Deed of Trust or the interest of Lender under this Deed of Trust.

Obligations to Notify. Trustee shall not be obligated to notify any other party of a pending sale under any other trust deed or lien, or of any action or proceeding in which Grantor, Lender, or Trustee shall be a party, unless the action or proceeding is brought by Trustee.

Trustee. Trustee shall meet all qualifications required for Trustee under applicable law. In addition to the rights and remedies set forth above, with respect to all or any part of the Property, the Trustee shall have the right to foreclose by notice and sale, and Lender shall have the right to foreclose by judicial foreclosure, in either case in accordance with and to the full extent provided by applicable law.

Successor Trustee. Lender, at Lender’s option, may from time to time appoint a successor Trustee to any Trustee appointed under this Deed of Trust by an instrument executed and acknowledged by Lender and recorded in the office of the recorder of Tunica County, State of Mississippi. The instrument shall contain, in addition to all other matters required by state law, the names of the original Lender, Trustee, and Grantor, the book and page where this Deed of Trust is recorded, and the name and address of the successor trustee, and the instrument shall be executed and acknowledged by Lender or its successors in interest. The successor trustee, without conveyance of the Property, shall succeed to all the title, power, and duties conferred upon the Trustee in this Deed of Trust and by applicable law. This procedure for substitution of Trustee shall govern to the exclusion of all other provisions for substitution.

NOTICES. Any notice required to be given under this Deed of Trust, including without limitation any notice of default and any notice of sale shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Deed of Trust. All copies of notices of foreclosure from the holder of any lien which has priority over this Deed of Trust shall be sent to Lender’s address, as shown near the beginning of this Deed of Trust. Any party may change its address for notices under this Deed of Trust by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor’s current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Deed of Trust:

Amendments. This Deed of Trust, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Deed of Trust. No alteration of or amendment to this Deed of Trust shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Annual Reports. If the Property is used for purposes other than Grantor’s residence, Grantor shall furnish to Lender, upon request, a certified statement of net operating income received from the Property during Grantor’s previous fiscal year in such form and detail as Lender shall require. “Net operating income” shall mean all cash receipts from the Property less all cash expenditures made in connection with the operation of the Property.

Caption Headings. Caption headings in this Deed of Trust are for convenience purposes only and are not to be used to interpret or define the provisions of this Deed of Trust.

Merger. There shall be no merger of the interest or estate created by this Deed of Trust with any other interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

Governing Law. With respect to procedural matters related to the perfection and enforcement of Lender’s rights against the Property, this Deed of Trust will be governed by federal law applicable to Lender and to the extent not preempted by federal law, the laws of the State of Mississippi. In all other respects, this Deed of Trust will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Nebraska without regard to its conflicts of law provisions. However, if there ever is a question about whether any provision of this Deed of Trust is valid or enforceable, the provision that is questioned will be governed by whichever state or federal law would find the provision to be valid and enforceable. The loan transaction that is evidenced by the Note and this Deed of Trust has been applied for, considered, approved and made, and all necessary loan documents have been accepted by Lender in the State of Nebraska.

Choice of Venue. If there is a lawsuit, Grantor agrees upon Lender’s request to submit to the jurisdiction of the courts of Lancaster County, State of Nebraska.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Deed of Trust unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Deed of Trust shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Deed of Trust. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender’s rights or of any of Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Deed of Trust, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Severability. If a court of competent jurisdiction finds any provision of this Deed of Trust to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Deed of Trust. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Deed of Trust shall not affect the legality, validity or enforceability of any other provision of this Deed of Trust.

Successors and Assigns. Subject to any limitations stated in this Deed of Trust on transfer of Grantor’s interest, this Deed of Trust shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Property becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor’s successors with reference to this Deed of Trust and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Deed of Trust or liability under the Indebtedness.

Time is of the Essence. Time is of the essence in the performance of this Deed of Trust.

Waive Jury. All parties to this Deed of Trust hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

Waiver of Homestead Exemption. Grantor hereby releases and waives all rights and benefits of the homestead exemption laws of the State of Mississippi as to all Indebtedness secured by this Deed of Trust.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Deed of Trust. Capitalized words not otherwise defined in this Deed of Trust shall have the meaning ascribed thereto in the Credit Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Deed of Trust shall have the meanings attributed to such terms in the Uniform Commercial Code:

Beneficiary. The word “Beneficiary” means First National Bank of Omaha, and its successors and assigns.

Borrower. The word “Borrower” means Taylor & Martin Group, Inc., a Delaware corporation and parent corporation of Grantor and includes all co-signers, Guarantors and co-makers signing the Credit Agreement and Note and all their successors and assigns.

Credit Agreement. The words “Credit Agreement” mean that certain Credit Agreement by and among the Borrower, the Lender, the Grantor and other Guarantors dated of even date herewith.

Deed of Trust. The words “Deed of Trust” mean this Deed of Trust among Grantor, Lender, and Trustee, and includes without limitation all assignment and security interest provisions relating to the Personal Property and Rents.

Default. The word “Default” means the Default set forth in this Deed of Trust in the section titled “Default”.

Environmental Laws. The words “Environmental Laws” mean the Environmental Requirements and any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words “Event of Default” mean any of the events of default set forth in the Credit Agreement or in this Deed of Trust in the events of default section of this Deed of Trust.

Grantor. The word “Grantor” means Taylor & Martin Enterprises, Inc., a Nebraska corporation.

Guaranty. The word “Guaranty” means the Guaranties and the guaranty from any Guarantor, endorser, surety, or accommodation party to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances. The words “Hazardous Substances” mean Hazardous Materials and materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Improvements. The word “Improvements” means all existing and future improvements, buildings, structures, mobile homes affixed on the Real Property, facilities, additions, replacements and other construction on the Real Property.

Indebtedness. The word “Indebtedness” means the Obligations and all principal, interest, and other amounts, costs and expenses payable under the Note or Related Documents, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Note or Related Documents and any amounts expended or advanced by Lender to discharge Grantor’s obligations or expenses incurred by Trustee or Lender to enforce Grantor’s obligations under this Deed of Trust, together with interest on such amounts as provided in this Deed of Trust. Specifically, without limitation, Indebtedness includes all amounts that may be indirectly secured by the Cross-Collateralization provision of this Deed of Trust.

Lender. The word “Lender” means First National Bank of Omaha, its successors and assigns.

Note. The word “Note” means the Revolving Note and any and all of Borrower’s liabilities, obligations and debts to Lender, now existing or hereinafter incurred or created, including, without limitation, all loans, advances, interest, costs debts, overdraft indebtedness, credit card indebtedness, lease obligations, liabilities and obligations under interest rate protection agreements or foreign currency exchange agreements or commodity price protection agreements, other obligations, and liabilities of Borrower together with all modifications, increases, renewals, and extensions of the aforementioned.

Personal Property. The words “Personal Property” mean all equipment, fixtures, and other articles of personal property now or hereafter owned by Grantor, and now or hereafter attached or affixed to the Real Property; together with all accessions, parts, and additions to, all replacements of, and all substitutions for, any of such property; and together with all proceeds (including without limitation all insurance proceeds and refunds of premiums) from any sale or other disposition of the Property.

Property. The word “Property” means collectively the Real Property and the Personal Property.

Real Property. The words “Real Property” mean the real property, interests and rights, as further described in this Deed of Trust.

Related Documents. The words “Related Documents” mean the Loan Documents and all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Rents. The word “Rents” means all present and future rents, revenues, income, issues, royalties, profits, and other benefits derived from the Property.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS DEED OF TRUST, AND GRANTOR AGREES TO ITS TERMS.

GRANTOR:

Taylor & Martin Enterprises, Inc.,

a Nebraska corporation

X

        Its

_______________________________________________________

CORPORATE ACKNOWLEDGMENT

STATE OF                                                                                                                                )

                                                                                                                                                    ) SS

COUNTY OF                                                                                                                           )

Personally appeared before me, the undersigned authority in and for the said County and State, on this             day of November, 2012, within my jurisdiction, the within named                     , the                         of Taylor & Martin Enterprises, Inc., a Nebraska corporation, who acknowledged that he or she signed, executed and delivered the above and foregoing Deed of Trust for the purposes mentioned on the day and year therein mentioned.

______________________________________________________

NOTARY PUBLIC

My Commission Expires: __________________________________________

LASER PRO Lending, Ver. 12.2.0.003 Copr. Harland Financial Solutions, Inc. 1997,  2012. All Rights Reserved. —MS/NE

C:\APPS\CFI\LPL\G01.FC TR-88574 PR-935 (M)

CREDIT AGREEMENT

Exhibit “H”

Tunica Real Estate

See Attached

CREDIT AGREEMENT

Exhibit “I”

Borrowing Request

See Attached

Exhibit I

Form of Borrowing Request

[Date]

First National Bank of Omaha

1620 Dodge Street, STOP 1029

Omaha, Nebraska 68197-1029

Attention: Sean T. O’Connell

Re:	Borrowing Request from Taylor & Martin Group, Inc.

Ladies and Gentlemen:

The undersigned, Taylor & Martin Group, Inc., a Delaware corporation (the “Borrower”), refers to the Credit Agreement, dated as of November     , 2012 by and between First National Bank of Omaha, a national banking association (the “Bank”), the Guarantors, as defined therein, and the Borrower (as further amended, modified, extended or restated from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you notice pursuant to Section 2.02 of the Agreement that it requests a Revolving Loan under the Agreement, and in that connection sets forth below the terms on which such Revolving Loan is requested to be made:

(A)	Date of proposed Revolving Loan (which is a Banking Day):
__________________________.

(B)	Principal amount of Revolving Loan: _______________________.

The Borrower hereby certifies that, as of the date of this Borrowing Request, (i) to the best of Borrower’s Knowledge, the representations and warranties contained in each of the Loan Documents are true and correct in all material respects as of the date of such this Borrowing Request, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date, (ii) no Default or Event of Default has occurred and is continuing, or would result from such Revolving Loan, and (iii) the applicable conditions to lending specified in Article III of the Agreement have been satisfied.

[Signature Page Immediately Follows]

Sincerely,

Taylor & Martin Group, Inc.

By: ___________________________________________

Its: ___________________________________________

Printed Name: __________________________________

[Signature Page to Borrowing Request]

CREDIT AGREEMENT

Exhibit “J”

Revolving Note

See Attached

Exhibit J

FORM OF

REVOLVING NOTE

$35,000,000.00	November , 2012
Omaha, Nebraska

FOR VALUE RECEIVED, the undersigned, TAYLOR & MARTIN GROUP, INC., a Delaware corporation (herein referred to as the “Borrower”), HEREBY PROMISES TO PAY FIRST NATIONAL BANK OF OMAHA, a national banking association (the “Lender”) in lawful money of the United States and in immediately available funds, the principal amount of Thirty-Five Million and No/100ths Dollars ($35,000,000.00) or, if less, the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower pursuant to the terms and provisions of the Credit Agreement, as hereinafter defined (the “Principal Amount”). Capitalized terms used in this Revolving Note, and not otherwise defined herein, shall have the meaning ascribed thereto in the Credit Agreement.

The Borrower also promises to pay (i) interest on the unpaid Principal Amount from the date of such Revolving Loans at the rates and times specified in the Credit Agreement, without offset, deduction or counterclaim, until paid in full and (ii) fees at such times and at such rates and amounts specified in the Credit Agreement, without offset, deduction or counterclaim, until paid-in-full. The unpaid Principal Amount hereof, together with all accrued and unpaid interest and fees, shall be due and payable on the Maturity Date. All payments of the Principal Amount, interest, and fees shall be made to the Lender at the Principal Office.

This Revolving Note (this “Revolving Note”) is the Revolving Note which evidences the Revolving Loans referred to in that certain Credit Agreement, dated November     , 2012, by and among the Borrower, the Lender and the Guarantors (as defined in the Credit Agreement) (referred to herein, and as further amended, supplemented, or otherwise modified from time to time in accordance therewith, the “Credit Agreement”) the terms and conditions of which are incorporated herein by this reference. This Revolving Note is entitled to the benefits and security set forth in the Borrower Pledge Agreement, Borrower Security Agreement, Borrower Control Agreements, Borrower Financing Statements, Aircraft Security Agreement, Deeds of Trust and Guarantor Security Documents. In the event of a conflict or inconsistency between the terms of this Revolving Note and the Credit Agreement, the terms and provisions of the Credit Agreement shall govern.

The Credit Agreement, among other things, contains (i) enumerated Events of Default, (ii) provisions for acceleration of the maturity of this Revolving Note upon the happening of certain stated events, (iii) provisions for repayments of the Principal Amount of this Revolving Note prior to the Maturity Date and the payment interest, fees and expenses related thereto, (iv) provisions for modification or waiver of this Revolving Note upon the terms and conditions specified in the Credit Agreement, and (v) conditions to Lender’s obligation to make advances hereunder.

The occurrence of any Event of Default enumerated in the Credit Agreement or any of the other Loan Documents shall constitute an Event of Default under this Revolving Note. Upon any such Event of Default, the Lender shall have any and all rights and remedies provided in the

Credit Agreement or any of the other Loan Documents, including but not limited to the right, but not the obligation, to accelerate the due date of this Revolving Note, to declare all obligations set forth herein immediately due and payable, to terminate the Commitment, and such other remedies as are provided by law. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the Lender shall operate as a waiver of any such rights.

Borrower acknowledges that the obligations evidenced by this Revolving Note are for business purposes only and are not an extension of consumer or individual credit.

This Revolving Note is made under and governed by the laws of, and shall be deemed to have been executed in, the State of Nebraska without giving effect to choice of law principles (whether of the State of Nebraska or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nebraska (the “Governing Law”).

Time is of the essence as to each and every date and each and every obligation of the Borrower set forth in this Revolving Note.

The obligations of the Borrower under this Revolving Note shall be absolute and unconditional and shall remain in full force and effect until the entire Principal Amount, interest, fees, penalties, premiums and late charges, if any, on this Revolving Note and all additional payments, if any, due pursuant to any other Loan Document shall have been indefeasibly paid and the Commitment terminated in accordance with the Credit Agreement, until such payment has been made and the Commitment is terminated, shall not be discharged, affected, modified or impaired on the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Borrower: (a) the waiver, compromise, settlement, release, termination or amendment (including, without limitation, any extension or postponement of the time for payment or performance or renewal or refinancing), or other change in the time for payment or the terms of any or all of the Obligations or agreements of the Borrower under this Revolving Note, the Credit Agreement or any of the other Loan Documents; (b) the failure to give notice to the Borrower of the occurrence of a Default or Event of Default under the terms and provisions of this Revolving Note, the Credit Agreement or any of the other Loan Documents; (c) the release, substitution or exchange of any Collateral securing any of the Obligations (whether with or without consideration) or the acceptance of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any non-perfection or other impairment of any Collateral; (d) the release of any person primarily or secondarily liable for all or any part of the Obligations, including in connection with any voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or similar event or proceeding affecting the Borrower or any other person or entity who, or any of whose property, shall at the time in question be obligated in respect of the Obligations or any part thereof; (e) to the extent permitted by law, any other event, occurrence, action or circumstance that would, in the absence of this clause, result in the release or discharge of the Borrower from the performance or observance of any obligation, covenant or agreement contained in this Revolving Note, the Credit Agreement or any of the other Loan Documents; (f) the making of one or more additional secured or unsecured loans, or otherwise extend additional credit, to the Borrower or any of the Guarantors; or (g) the application of the Collateral and direction of the order or manner of sale of any Collateral, including without limitation, any judicial sale permitted by the terms of any of the Loan Documents, as the Lender may, in its sole discretion, determine.

The obligations of the Borrower to the Lender under this Revolving Note shall remain in full force and effect (or be reinstated) until the Lender has received payment-in-full of all obligations hereunder and the expiration of any applicable preference or similar period pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law, or at law or equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by the Lender.

The Borrower expressly agrees that the Lender shall not be required first to institute any suit or to exhaust its rights or remedies against any other person or party, including a Guarantor, to become liable hereunder or against any Collateral, in order to enforce this Revolving Note; and expressly agree that, notwithstanding the occurrence of any of the foregoing, the Borrower shall be and remain, directly and primarily liable for all sums due under this Revolving Note, the Credit Agreement or any of the other Loan Documents. Upon the disposition of any Collateral, the Borrower shall be and shall remain liable for any deficiency.

THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY GOVERNING LAW, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, NOTICE OF DISHONOR, PROTEST, NOTICE OF PROTEST, DEMAND, NOTICE OF EVERY KIND IN CONNECTION HEREWITH AND DILIGENCE IN ENFORCING PAYMENT OR BRINGING SUIT AGAINST ANY PARTY HERETO. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS REVOLVING NOTE, TO THE FULLEST EXTENT PERMITTED BY GOVERNING LAW. THE BORROWER EXPRESSLY WAIVES ANY AND ALL SURETYSHIP DEFENSES OR BENEFITS THAT IT OTHERWISE MIGHT HAVE OR COULD HAVE UNDER GOVERNING LAW.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed and delivered to the Lender as of the day and year first written above.

“Borrower”

TAYLOR & MARTIN GROUP, INC.,
a Delaware corporation

By:
Lloyd D. George, Vice President,
Chief Financial Officer and Treasurer

SCHEDULE TO REVOLVING NOTE

LOANS, MATURITIES, AND PAYMENTS OF PRINCIPAL

Date	Amount of Loans	Maturity of Loans	Interest Rate	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

CREDIT AGREEMENT

Exhibit “K-1”

Opinion of Yost, Schafersman, Lamme, Hillis, Mitchell, Schulz & Hartmann, P.C.

See Attached

Exhibit K-1

November     , 2012

To:	First National Bank of Omaha
Attn: Sean T. O’Connell
1620 Dodge Street, STOP 1029
Omaha, Nebraska 68197-1029

RE:	Credit Agreement dated as of November , 2012 (the “Credit Agreement”) by and among Taylor & Martin Group, Inc., a Delaware corporation (the “Borrower”) and First National Bank of Omaha, a national banking association (the “Bank”) and those Guarantors listed on Exhibit “A” attached hereto and incorporated herein by this reference (the “Guarantors”)

Ladies and Gentlemen:

We have acted as special Nebraska counsel for the Borrower and the Guarantors in connection with the Credit Agreement. The Borrower and the Guarantors are sometimes referred to herein individually as an “Opinion Party” and collectively as the “Opinion Parties.” The following Guarantors are sometimes referred to herein as the “Nebraska Guarantors”: (i) Taylor & Martin Enterprises, Inc., a Nebraska corporation (“T&M Enterprises”), (ii) Taylor & Martin – Auctioneers, a Nebraska corporation (“T&M Auctioneers”), and (iii) Preferred Leasing, Inc., a Nebraska corporation (“Preferred Leasing”). This opinion letter is delivered to you pursuant to Section 3.01(18) of the Credit Agreement. We advise you that no opinion is expressed as to any laws other than the Applicable Law. With regard to Delaware, Texas, Ohio, North Carolina, Mississippi, Alabama and federal laws, we understand that opinions are being obtained by you from other counsel authorized to practice in such jurisdictions and areas of law upon which you will rely and against whom you will seek exclusive recourse, if necessary, concerning opinions rendered in respect to opinions based, in part or in whole, upon the law of such jurisdictions or areas of law upon which such opinions relate or are based.

Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement. As used herein, (i) “Nebraska UCC” means the Uniform Commercial Code, as amended and in effect in the State of Nebraska on the date hereof and (ii) “Applicable Law” means, the Nebraska Business Corporation Act, Sections 21-2001 – 21-20,193 and the Nebraska UCC, in each case as in effect on the date hereof, and those laws, rules, and regulations of the State of Nebraska as in effect on the date hereof which in our experience are normally applicable to each Opinion Party and to transactions of the type provided for in the Opinion Documents to which such Opinion Party is a party; provided, however, that Applicable Law does not include (a) any federal or state banking, thrift, credit union, bank holding company, thrift holding company, financial holding company, securities, commodities, insurance, investment company, investment adviser, premium finance or life settlement laws and regulations; (b) any federal or state labor, pension, or other employee benefit laws and regulations; (c) any federal or state antitrust, trade or unfair competition laws and regulations; (d) any federal or state laws and regulations relating to the environment, safety, health, or other similar matters; (e) any laws, rules, regulations, ordinances, orders, or decisions of any county, municipality, town, subdivision or similar local authority of any jurisdiction or any agency, district or instrumentality thereof, including any zoning or land use laws or regulations; (f) any federal or state tax laws and regulations or any accounting matters; (g) any federal or state laws or regulations relating to copyrights, patents, trademarks, or other intellectual property; (h) any federal or state bankruptcy, insolvency, dissolution, liquidation or similar laws and regulations; (i) any federal or state laws relating to racketeering, civil forfeiture or other criminal acts; (j) any federal or state laws and regulations relating to emergencies, national security, money laundering or privacy rights; (k) any laws, rules, or regulations regarding community property or the division of marital assets; (l) any federal or state laws or regulations relating to usury; (m) the Foreign Corrupt Practices Act; (n) the Exon-Florio amendment to the Defense Production Act of 1961; (o) the Dodd-Frank Wall Street Reform and Consumer Protection Act; or (p) judicial and administrative decisions, orders, rulings and other interpretations addressing any laws or regulations described in this proviso as being excluded from Applicable Law.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of such opinions. We have examined each of the following agreements, instruments and documents (collectively, the “Opinion Documents”):

(a)	an executed copy of the Credit Agreement;

(b)	an executed copy of the Revolving Note delivered to the Bank on the date hereof;

(c)	an executed copy of the Borrower Security Agreement dated as of the date hereof executed by the Borrower;

(d)	an executed copy of the Borrower Pledge Agreement dated as of the date hereof executed by the Borrower;

(e)	an executed copy of the Guaranty dated as of the date hereof executed by each of the Guarantors;

(f)	an executed copy of the Guarantor Security Agreements dated as of the date hereof executed by each of the Guarantors;

(g)	an executed copy of the Guarantor Pledge Agreements dated as of the date hereof executed by each of the Guarantors;

(h)	an executed copy of the Tunica Deed of Trust dated as of the date hereof by T&M Enterprises (the “Tunica Deed of Trust”); and

(i)	an executed copy of the Fremont Deed of Trust (the “Fremont Deed of Trust”, and together with the Tunica Deed of Trust the “Deeds of Trust”) dated as of the date hereof by T&M Auctioneers.

We have also examined the following financing statements, each naming a Nebraska Guarantor as debtor and the Bank as secured party in connection with the opinions expressed herein (collectively, the “Financing Statements”): unfiled copies of financing statements attached hereto as Exhibit B (the “Nebraska Financing Statements”), which we understand will be filed in the office of the Secretary of State of the State of Nebraska (such office, the “Nebraska Filing Office”); We have also examined the following organizational agreements, documents, and certificates, attached hereto as Exhibit C, in connection with the opinions expressed herein (collectively, the “Reliance Documents”):

(a)	In respect of T&M Enterprises:

(i)	a copy of the Articles of Incorporation, as amended through and including the date hereof, certified by the Secretary of State of the State of Nebraska on October [—], 2012 and certified to us by an officer of such Guarantor as being complete and correct and in full force and effect as of the date hereof;

(ii)	an executed copy of the Bylaws dated as of [—], as amended through and including the date hereof, certified to us by an officer of such Guarantor as being complete and correct and in full force and effect on the date hereof;

(iii)	a copy of a certificate, dated October [—], 2012, of the Secretary of State of the State of Nebraska as to the existence and good standing of such Guarantor in the State of Nebraska as of such date;

(b)	In respect of T&M Auctioneers:

(i)	a copy of the Articles of Incorporation, as amended through and including the date hereof, certified by the Secretary of State of the State of Nebraska on October [—], 2012 and certified to us by an officer of such Guarantor as being complete and correct and in full force and effect as of the date hereof;

(ii)	an executed copy of the Bylaws dated as of [—], as amended through and including the date hereof, certified to us by an officer of such Guarantor as being complete and correct and in full force and effect on the date hereof;

(iii)	a copy of a certificate, dated October [—], 2012, of the Secretary of State of the State of Nebraska as to the existence and good standing of such Guarantor in the State of Nebraska as of such date;

(c)	In respect of Preferred Leasing:

(i)	a copy of the Articles of Incorporation, as amended through and including the date hereof, certified by the Secretary of State of the State of Nebraska on October [—], 2012 and certified to us by an officer of such Guarantor as being complete and correct and in full force and effect as of the date hereof;

(ii)	an executed copy of the Bylaws dated as of [—], as amended through and including the date hereof, certified to us by an officer of such Guarantor as being complete and correct and in full force and effect on the date hereof;

(iii)	a copy of a certificate, dated October [—], 2012, of the Secretary of State of the State of Nebraska as to the existence and good standing of such Guarantor in the State of Nebraska as of such date;

(d)	the Officer’s Certificate of the Nebraska Guarantors, delivered to us in connection with this opinion letter, as to such Nebraska Guarantor, (the “Officer’s Certificate”).

The Reliance Documents specified in clauses (a)(i), (a)(ii), (b)(i), (b)(ii), (c)(i) and (c)(ii) above are referred to herein collectively as the “Certified Organizational Documents”. The Reliance Documents specified in clauses (a)(iii), (b)(iii) and (c)(iii) above are referred to herein collectively as the “Good Standing Certificates”. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original and certified documents, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and we assume the accuracy of, the representations and warranties of the Opinion Parties contained in the Opinion Documents, Officers’ Certificates and other certificates and oral or written statements and other information of or from representatives of the Opinion Parties and others and we assume compliance on the part of the Opinion Parties with their covenants and agreements contained therein. In connection with the opinions expressed in opinion paragraph 1 below, we have relied upon and such opinions are limited solely to the Certified Organizational Documents and Good Standing Certificates. With respect to the opinions expressed in opinion paragraphs 2, 4 and 5 below, we have assumed that the Opinion Parties do not engage or propose to engage in any industry, business or activity, or own or propose to own any properties or assets, that causes or would cause any such Opinion Party to be subject to any special federal, state or local laws or regulations that are not applicable to business organizations generally, except to the extent expressly set forth in the Officer’s Certificates and we have with your permission relied upon such certifications without any independent investigation or verification on our part.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. Existence and Good Standing. Each of the Nebraska Guarantors is validly existing and in good standing under the laws of Nebraska.

2. Authorization. Each of the Nebraska Guarantors has full power and authority, and has taken all requisite action necessary, to execute and deliver the Opinion Documents to which each is a party, and to perform its respective obligations thereunder.

3. “No Violation”. (i) The execution, delivery to the Bank and performance by each of the Nebraska Guarantors of the Opinion Documents to which such Nebraska Guarantor is a party will not violate, conflict with or constitute a default under such Nebraska Guarantor’s Certified Organizational Documents, and (ii) the execution, delivery to the Bank and performance by each of the Opinion Parties of the Opinion Documents to which such Opinion Party is a party will not violate, conflict with or constitute a default under any Applicable Law.

4. Approvals; Other Required Actions. The execution, delivery to the Bank and performance by each of the Opinion Parties of the Opinion Documents to which such Opinion Party is a party does not require under Applicable Law any authorization, approval or consent of, or filing or registration, except (i) those required in the ordinary course of business in connection with the performance by such Opinion Party of its obligations under the Opinion Documents to which it is a party, (ii) those required to perfect security interests, if any, granted by such Opinion Party thereunder, (iii) those required pursuant to securities and other laws that may be applicable to the disposition of any property subject thereto, (iv) other filings required under securities laws, and (v) filings, registrations, consents or approvals in each case not required to be made or obtained by the date hereof.

5. Execution, Delivery, and Enforceability. Each Opinion Document requiring the signature of a Nebraska Guarantor has been duly executed on behalf of each Nebraska Guarantor signatory thereto and delivered on behalf of such Nebraska Guarantor. Each Opinion Document, other than the Deeds of Trust constitute a valid and binding obligation of each Opinion Party that is a party thereto, enforceable pursuant to Applicable Law against such Opinion Party in accordance with its terms subject to the qualifications and limitations of this opinion letter. To the extent the Fremont Deed of Trust is governed by the laws of the State of Nebraska, the Fremont Deed of Trust is enforceable against T&M Auctioneers in accordance with its terms under Applicable Law of the State of Nebraska subject to the qualifications and limitations of this opinion letter.

6. Creation of Security Interests. The Guarantor Security Agreements create in favor of the Bank a security interest in each Guarantor’s rights in Collateral to the extent a security interest in such Collateral may be created pursuant to Article 9 of the Nebraska UCC (the “Article 9 Collateral”). The Borrower Security Agreement creates in favor of the Bank a security interest in the Borrower’s rights in Collateral to the extent a security interest in such Collateral may be created pursuant to Article 9 of the Nebraska UCC.

7. Central Filing Perfection. Upon the effective filing of the Nebraska Financing Statements with the Nebraska Filing Office, the Bank will have a perfected security interest in that portion of the Article 9 Collateral which is owned by a Nebraska Guarantor and described therein in which a security interest may be perfected by filing an initial financing statement with the Nebraska Filing Office under the Nebraska UCC.

8. Nebraska Real Property and Fixtures. Upon the due and proper recordation of the Fremont Deed of Trust in the office of the Register of Deeds of Dodge County, Nebraska, the Fremont Deed of Trust will create a valid and effective lien on all of T&M Auctioneers’ rights in the real property that is properly described in the Fremont Deed of Trust and located in Dodge County, Nebraska and fixtures of T&M Auctioneers located on such real property located in Dodge County, Nebraska. The Fremont Deed of Trust is in form satisfactory for recordation in the office of the Register of Deeds of Dodge County, Nebraska.

The opinions set forth above are subject to the following assumptions, qualifications and limitations:

With your permission, all of the following assumptions, qualifications, limitations and statements of reliance have been made without any independent investigation or verification on our part except to the extent, if any, otherwise expressly stated in this opinion letter, and we express no opinion with respect to the subject matter or accuracy of any of the assumptions or items upon which we have relied. Further, whenever any opinion contained in this opinion letter is based on circumstances, matters or facts “to our knowledge after due inquiry”, we have relied exclusively on the Officer’s Certificates and other certificates of certain officers of the Opinion Parties as to the existence or non-existence of the circumstances, matters or facts upon which such opinion is based. We have not made any independent or other investigation or inquiry as to any such circumstances, matters or facts. We have assumed that no fraud, duress, undue influence, mutual mistake of fact, dishonesty, forgery, coercion, unconscionability or breach of fiduciary duty exists or will exist with respect to any of the Opinion Documents or any other matter relevant to this opinion letter.

(A) Our opinions are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, voidable preference, equitable subordination, moratorium, receivership, conservatorship, arrangement or similar laws, and related regulations and judicial doctrines, affecting or relating to creditors’ rights and remedies generally, or affecting or relating to the rights and remedies of creditors generally, (ii) general principles of equity (including, without limitation, standards of materiality, good faith and fair dealing, reasonableness, impracticability or impossibility of performance, equitable defenses, the exercise of judicial discretion and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity, and (iii) the qualification that certain provisions of the Opinion Documents may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of Nebraska or the United States of America, but the inclusion of such provisions in the Opinion Documents does not affect the validity as against any Opinion Party which is a party thereto of the Opinion Documents as a whole and the Opinion Documents otherwise contain adequate provisions for the practical realization of the principal benefits provided by the Opinion Documents, in each case subject to the other assumptions, qualifications and limitations contained in this opinion letter. We express no opinion as to the enforceability or effect of any agreement, instrument or undertaking (including, without limitation, any statutory undertaking) that is not itself an Opinion Document but which is the subject of any provision in any Opinion Document requiring an Opinion Party to perform or to cause any other Person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, or otherwise incorporating by reference, such agreement, instrument or undertaking.

(B) We express no opinion as to the validity or enforceability of any provision in the Opinion Documents:

(i) providing that any person or entity may sell or otherwise dispose of, or purchase, any collateral subject thereto, or exercise or enforce any other right or remedy (including, without limitation, any self-help or taking-possession remedy), except in compliance with applicable laws;

(ii) establishing standards for the performance of the obligations of good faith, diligence, reasonableness and care prescribed by the Nebraska UCC or of any of the rights or duties referred to in Section 9-603 of the Nebraska UCC or providing for specific performance;

(iii) relating to indemnification, contribution, exculpation or release of liability (a) in connection with violations of any securities laws or other laws or statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence or negligence, strict liability or bad faith or misconduct of the indemnified, released or exculpated party or the party receiving contribution, (b) that shift risk in an extraordinary way, or (c) that a court would determine to be insufficiently explicit or conspicuous;

(iv) providing that any person or entity may exercise set-off or similar rights other than in accordance with and pursuant to applicable law;

(v) relating to choice of governing law, to the extent that the enforceability of any such provision (A) is to be determined by any court other than a court of the State of Nebraska or (B) may be subject to constitutional limitations or considerations of comity;

(vi) waiving any rights to trial by jury;

(vii) relating to methods or procedures for service of process, venue of any court, or purporting to confer, or constituting an agreement to submit to or with respect to, jurisdiction of any court to adjudicate any matter;

(viii) relating to venue of any court, or purporting to confer, or constituting an agreement to submit to or with respect to, jurisdiction of any court to adjudicate any matter;

(ix) purporting to create a relationship of trust or other fiduciary relationship;

(x) specifying that provisions may be amended or waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice, course of dealing or course of conduct has been created that modifies or waives any provision of such Opinion Documents;

(xi) giving any person or entity the power to terminate, liquidate or accelerate obligations or to foreclose upon collateral without any notice to the Opinion Party;

(xii) providing for the performance by any guarantor of any of the nonmonetary obligations of any person or entity not controlled by such guarantor;

(xiii) purporting to restrict, vary or waive applicable laws, access to legal or equitable remedies or defenses, rights of a debtor or other obligor or duties imposed on a secured party, culpability for actions taken by a secured party, or rights to recover damages (including, without limitation, actual, consequential, incidental, special, indirect, exemplary or punitive damages);

(xiv) relating to contribution of any guarantor with respect to the obligations of any other guarantor under one or more guarantees to which such guarantors are parties;

(xv) providing that decisions by a party are conclusive or binding or may be made in its sole or absolute discretion;

(xvi) providing that a guarantee will not be affected by a modification of the obligation guaranteed in cases where the modification increases or materially changes such obligation;

(xvii) purporting to create any power of attorney, proxy or similar power or right;

(xviii) providing for the voting of claims in bankruptcy;

(xix) relating to arbitration;

(xx) providing for punitive damages;

(xxi) providing for liquidated damages, interest on interest, prepayment penalties or premiums, late fees or default rates of interest to the extent that any of the foregoing may be deemed a penalty;

(xxii) providing for restraints on alienation of property and purporting to render transfers of such property void and of no effect or prohibiting or restricting the assignment or transfer of property or rights to the extent that any such prohibition or restriction is ineffective pursuant to Sections 9-406 through 9-409 of the Nebraska UCC;

(xxiii) relating to integration, statute of frauds or notice of the entire agreement of the parties;

(xxiv) that is a usury savings clause;

(xxv) purporting that any provision shall be a covenant running with any real property;

(xxvi) purporting to establish evidentiary standards;

(xxvii) purporting to bind any person or entity which is not a party to such Opinion Document;

(xxviii) providing that remedies are cumulative or nonexclusive or permitting a party to pursue multiple remedies;

(xxix) imposing any obligation to take any action, the taking of which is (a) by its terms discretionary, (b) subject to the approval of a third party, or (c) otherwise subject to a contingency which is not within the ability of a party to satisfy;

(xxx) relating to the effect of any delay or failure of any party to exercise or enforce any rights or remedies;

(xxxi) purporting to release any party from liability; or

(xxxii) relating to letters of credit to the extent that such provision would be subject to the limitations set forth in Section 5-103(c) of the Nebraska UCC.

(C) Our opinions as to enforceability are subject to the effect of generally applicable rules of law that:

(i) provide that forum selection clauses or choice of law clauses in contracts are not necessarily binding on the court(s) in the forum selected; and

(ii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, or that permit a court to reserve to itself a decision as to whether any provision of any agreement is severable.

(D) We express no opinion as to the enforceability of any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a “Waiver”) by any Opinion Party under any of the Opinion Documents to the extent limited by Sections 9-602 or 9-624 of the Nebraska UCC or other provisions of Applicable Law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty or defense or a ground for, or a circumstance that would operate as, a discharge or release otherwise existing or occurring as a matter of law (including judicial decisions).

(E) Our opinions in opinion paragraphs 6 through 8 above are subject to the following assumptions, qualifications and limitations:

(i) Any security interest in the proceeds of collateral is subject in all respects to the limitations set forth in Section 9-315 of the Nebraska UCC.

(ii) We express no opinion as to the nature or extent of the rights or interests, or the power to transfer rights or interests, of any Opinion Party in, or title of any Opinion Party to, any collateral under any of the Opinion Documents, or any property purporting to constitute such collateral, or the value, validity, enforceability or effectiveness for any purpose of any such collateral or purported collateral, and we have assumed that each Opinion Party has sufficient rights and interests in, or power to transfer rights and interests in, all such collateral or purported collateral for the security interests created under any of the Opinion Documents to attach.

(iii) We express no opinion as to (A) the creation, validity, enforceability, or perfection of any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Opinion Documents, except as expressly provided in opinion paragraphs 6 through 8 above, or (B) the priority of any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Opinion Documents.

(iv) We express no opinion as to the creation, validity or enforceability of any pledge, security interest, assignment for security, lien or other encumbrance that may be created or purported to be created under the Opinion Documents in any commercial tort claims.

(v) We have assumed that value has been given within the meaning of Section 9-203(b)(i) of the Nebraska UCC.

(vi) In the case of property that becomes or is purported to become collateral after the date hereof, Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a lien arising from a security agreement entered into by the debtor before the commencement of such case and we express no opinion as to the effect that such law may have on any of the opinions expressed herein.

(vii) We express no opinion as to the enforceability of any security interest created or purported to be created under any Opinion Document in any item of collateral subject to any restriction on or prohibition against transfer contained in or otherwise applicable to such item of collateral or any contract, agreement, license, permit, security, instrument or document constituting, evidencing or relating to such item, except to the extent that any such restriction or prohibition is rendered ineffective pursuant the express terms to any of Sections 9-406 through 9-409 of the Nebraska UCC.

(viii) We call to your attention that Article 9 of the Nebraska UCC requires the filing of continuation statements within the period of [six (6)] months prior to the expiration of [five (5)] years from the date of original filing of financing statements under the Nebraska UCC in order to maintain the effectiveness of such financing statements and that additional financing statements may be required to be filed to maintain the perfection of security interests if the debtor granting such security interests makes certain changes to its name, or changes its location (including through a change in its jurisdiction of organization) or the location of certain types of collateral, all as provided in the Nebraska UCC.

(ix) With respect to our opinions in opinion paragraph 7 above, we express no opinion with respect to the perfection of any security interest that may be created or purported to be created under any Opinion Document in any Article 9 Collateral constituting timber to be cut, as extracted collateral, cooperative interests, consumer goods, letter-of-credit rights (except to the extent constituting supporting obligations for Article 9 Collateral otherwise subject to a perfected security interest described in opinion paragraph 7 above), deposit accounts, farm products or property described in Section 9-311 of the Nebraska UCC (including, without limitation, any property subject to a certificate-of-title or similar statute), and we express no opinion with respect to the effectiveness of any financing statement filed or purported to be filed as a fixture filing.

(x) We express no opinion with respect to any goods that are accessions to, or commingled with, other goods to the extent that the security interest is limited by Sections 9-335 or 9-336 of the Nebraska UCC.

(xi) We have assumed that each Nebraska Guarantor is organized solely under the laws of the state identified as such Nebraska Guarantor’s jurisdiction of organization in the Certified Organizational Documents relating to such Nebraska Guarantor and that the Financing Statements and Fremont Deed of Trust contain the correct legal name, mailing address, type of organization, jurisdiction of organization, and organizational identification number of each Nebraska Guarantor named therein. We have also assumed that the Financing Statements and Fremont Deed of Trust contain the correct legal name and mailing address of the Bank.

(xii) We note that pursuant to Section 9-312(b) of the Nebraska UCC, a security interest in any money may be perfected only by the secured party’s taking possession of such money, except to the extent that such money constitutes proceeds of collateral.

(F) For purposes of our opinions insofar as they relate to the Guarantors, we have assumed that the Guarantors’ obligations under the Opinion Documents to which they are party are, and would be deemed by a court of competent jurisdiction to be, necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Borrower and for the direct or indirect benefit of each Guarantor.

(G) To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) each party to the Opinion Documents (other than the Nebraska Guarantors) is validly existing in good standing in its jurisdiction of organization, has all requisite power and authority, and has obtained all relevant authorizations, consents and approvals, and made all filings and registrations, necessary to execute, deliver and perform the Opinion Documents to which it is a party and to consummate the transactions contemplated thereby and that each such Opinion Document constitutes legal, valid and binding obligations of, and is enforceable against, such party, and (ii) the execution and delivery of the Opinion Documents by each of the parties thereto (other than the Nebraska Guarantors), and the performance by such party of its obligations thereunder, will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties.

(H) Our opinions are limited solely to those expressly set forth herein, and we express no opinions by implication.

(I) We express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of each of the addressees or any other person or entity with any state or federal laws or regulations (including, without limitation, the policies, procedures, guidelines, and practices of any regulatory authority with respect thereto) applicable to each of them by reason of their status as or affiliation with a federally insured depository institution, a financial holding company, a bank holding company, a thrift holding company, a non-federally insured depository institution, a securities broker or dealer, an investment company, an investment adviser, a futures commission merchant, a commodity trading advisor, a commodity pool operator, an insurance company, any other non-bank financial institution, or any other regulated financial institution.

(J) With respect to our opinions in opinion paragraphs 6 through 8 above:

(i) such opinions are limited solely to Article 9 of the Nebraska UCC, and therefore such opinions do not address laws of jurisdictions other than the State of Nebraska;

(ii) we express no opinion under the choice of law rules of the Nebraska UCC with respect to the law governing perfection and priority of any security interests; and

(iii) we express no opinion as to (A) the United States Department of the Treasury’s regulations governing “Securities” (as defined in 31 C.F.R. § 357.2) issued by the United States Treasury and maintained in the form of entries in the federal reserve banks’ book entry system known as the Treasury/Reserve Automated Debt Entry System (TRADES), as such regulations are set forth in 31 C.F.R. Part 357 or (B) any other regulations analogous and substantially similar to the regulations described in clause (A) above governing any other automated book-entry system operated by the United States federal reserve banks in which securities issued by government sponsored enterprises are issued, recorded, transferred and maintained in book-entry form (collectively, the “Federal Book Entry Regulations”) or any interpretations, operating circulars or other communications of or relating to any of the Federal Book Entry Regulations from the Department of the Treasury, the Board of Governors of the Federal Reserve System, any Federal Reserve Bank, the Department of Housing and Urban Development or any other federal governmental authority, agency or instrumentality.

(K) Our opinions as to any matters governed by the Nebraska UCC are based solely upon our review of the Nebraska UCC as published in the Revised Statutes of Nebraska annotated (Lexis Nexis 2009 as supplemented through 2012), without any review or consideration of any decisions or opinions of courts or other adjudicative bodies or governmental authorities of the State of Nebraska, whether or not reported or summarized in the foregoing publication.

(L) Insofar as our opinions in opinion paragraph 5 above relate to the enforceability under Nebraska law of the choice of law provisions contained in the Opinion Documents selecting Nebraska law as the governing law thereof, such opinions are rendered solely in reliance upon the holding of American National Bank v. Medved, 281 Neb. 799, 801 NW2d 230 (2011) and § 1-301 of the Nebraska UCC. In relying upon the holding in American National Bank, we assume that the State of Nebraska has a substantial relationship to the Opinion Parties, there is a reasonable basis for the selection of Nebraska law to apply to the Opinion Documents, the application of Nebraska law is not contrary to a fundamental policy of a state which may have a materially greater interest than the State of Nebraska and the determination of a particular issue and which, under the rule of § 188 of Restatement 2d of Conflict of Laws, would be the state of the applicable law in the absence of an effective choice of law by the Opinion Parties. In addition, insofar as such opinions relate to the enforceability of the choice of law provisions contained in the Opinion Documents, we (i) express no opinion as to the choice of governing law with respect to (A) any issue or matter as to which the American National Bank decision or § 1-301 of the Nebraska UCC does not apply or (B) any issue or matter that another Nebraska statute, or a federal statute, provides is governed by the laws of another jurisdiction, (ii) note that any such enforceability may be subject to constitutional limitations and the exercise of judicial discretion in favor of another jurisdiction, and (iii) have assumed that each of the transactions contemplated by the Opinion Documents, is within the realm of the American National Bank holding or § 1-301 of the Nebraska UCC and bears a reasonable relation to the State of Nebraska.

(M) Our opinions in opinion paragraph 8 above are subject to the following additional assumptions, qualifications and limitations:

(1) We have assumed that T&M Auctioneers has (i) sole, exclusive, good and sufficient lawful (legal and equitable) title to the real property and fixtures described in the Fremont Deed of Trust (the “Trust Estate”), (ii) sole, exclusive, good and sufficient lawful (legal and equitable) title to the fixtures (as such term is defined in the Nebraska UCC) constituting part of the Trust Estate, and (iii) sole, exclusive, good and sufficient lawful (legal and equitable) title to the Trust Estate.

(2) We have assumed that the legal descriptions of the Trust Estate contained in (or attached as exhibits or schedules to) the Fremont Deed of Trust are accurate and complete and are sufficient under Applicable Law to (i) provide notice to third parties of the liens and security interests created under the Fremont Deed of Trust in the Trust Estate and (ii) create an effective contractual obligation.

(3) We express no opinion with respect to any of the following provisions to the extent that the same are contained in the Fremont Deed of Trust: (i) provisions relating to the sale or disposition of any property described in the Fremont Deed of Trust or the requirements of a commercially reasonable sale, including, without limitation, statutory cure provisions and rights of reinstatement and limitations on deficiency judgments; (ii) provisions limiting or affecting the enforceability of any provision that purports to prevent any party from becoming a mortgagee in possession, notwithstanding any enforcement actions taken under the Fremont Deed of Trust; (iii) provisions that limit or affect the enforceability of provisions for late charges, prepayment charges, or yield maintenance charges, acceleration of future amounts (other than principal) without appropriate discount to present value, liquidated damages, and “penalties”; (iv) provisions that limit or affect the enforceability of provisions that provide for the acceleration of indebtedness without notice of intent to accelerate or notice of acceleration or upon (A) any transfer or change in the control, ownership or management of any party, or (B) any transfer of any interest in or the creation of any lien or security interest upon real or personal property securing such indebtedness; (v) any purported right of any lienholder, secured party or any lessor to remove any person or entity from any property described in the Fremont Deed of Trust if such Persons have rights under any agreement, instrument or document known or properly recorded at the time of recording of such Fremont Deed of Trust; (vi) provisions securing future advances to any person or entity other than those contemplated by the parties as of the date of the Fremont Deed of Trust; (vii) provisions granting any person or entity the right to purchase, sell or otherwise dispose of any real property other than pursuant to applicable law; (viii) provisions entitling a purchaser at a foreclosure sale to affirm or disaffirm leases without regard to the priority of such leases as to the lien foreclosed; (ix) provisions purporting to limit obligations of a mortgagee in possession; (x) provisions providing for enforceability of any assignment of leases or rents prior to the time that the lienholder or secured party obtains possession of the property through foreclosure or appointment of a receiver for the property, or takes any action which is judicially deemed to be the equivalent thereof; or (xi) provisions purporting to provide standards of care for any collateral in possession of any person or entity other than as provided by applicable law.

(4) We express no opinion as to the necessity of T&M Auctioneers obtaining, the ability of T&M Auctioneers to obtain, or the issuance to T&M Auctioneers of, any permits, licenses, certificates, approvals or consents from any governmental agencies or authorities in order to construct, occupy or operate any improvements on the real property and fixtures owned by T&M Auctioneers and located in Dodge County, Nebraska.

(5) The enforceability of T&M Auctioneers’ obligations under the Fremont Deed of Trust may be further limited by (i) the unavailability of, or any limitation on the availability of, any particular right or remedy (whether in a proceeding in equity or at law) because of the discretion of any court or because of any equitable principle; (ii) the rights of the United States of America under the Federal Tax Lien Act of 1966, as amended; (iii) the application of Section 9-401 of the Nebraska UCC and R.R.S. § 76-1001 et seq.; and (iv) the exercise by any governmental agency or authority of any police powers or rights of condemnation or expropriation.

(6) Our opinion as to the enforceability of the Fremont Deed of Trust is subject to the additional qualification that certain provisions of the Fremont Deed of Trust may include provisions that are unenforceable in whole or in part under the laws of the State of Nebraska or the United States of America, but the inclusion of such provisions does not preclude, except as limited by R.R.S. § 76-1001 et seq.:

(i) the judicial enforcement of the obligation of Borrower to repay principal of and interest on the loans made under the Credit Agreement (to the extent not deemed a penalty), as provided in the Fremont Deed of Trust;

(ii) the acceleration of the obligation of T&M Auctioneers to repay such principal, together with such interest, upon a default by T&M Auctioneers in the payment of such principal or interest or upon a material default in any other provision of the Fremont Deed of Trust;

(iii) the judicial foreclosure or the non-judicial foreclosure, in accordance with Applicable Law and the Fremont Deed of Trust, of the liens and security interests created under the Fremont Deed of Trust upon maturity or upon acceleration described in (ii) above; or

(iv) the enforcement of the assignment of any leases and rents contained in the Fremont Deed of Trust after the time the lienholder or secured party (A) obtains possession of the Trust Estate through foreclosure or appointment of a receiver of such real property or (B) takes some action which is judicially deemed to be the equivalent thereof.

(7) We express no opinion as to the validity, binding effect or enforceability of any provision contained in the Fremont Deed of Trust limiting the ability of T&M Auctioneers to transfer or encumber, voluntarily or involuntarily, any right, title or interest in or to the real property or fixtures owned by T&M Enterprises located in Dodge County, Nebraska.

(8) We express no opinion as to the creation, validity or perfection of any lien, security interest or other encumbrance created under the Fremont Deed of Trust on ordinary building materials incorporated into an improvement on land.

(9) We express no opinion as to whether any assignment of leases and rents contained in the Fremont Deed of Trust, which purports to effect a so-called “absolute” assignment of rents, would be characterized by any court as an “absolute assignment” or would require a credit to the outstanding balance of any loans made under the Credit Agreement for any rents received by Borrower (i) in order to avoid usury concerns, or (ii) as a reduction of any loans made under the Credit Agreement.

(10) We express no opinion as to any of the following:

(i) Title to any asset or property described in the Fremont Deed of Trust or the accuracy or adequacy of any description, location or value of any such asset or property;

(ii) The priority of any lien or security interest created under the Fremont Deed of Trust, or the enforcement of any security interest created under the Fremont Deed of Trust in any personal property described as being part of the Trust Estate separately from enforcement of any lien created under the Fremont Deed of Trust on any real property described as being part of the Trust Estate as contemplated by Section 9-604 of the Nebraska UCC;

(iii) The creation, attachment, perfection or priority of any lien created under the Fremont Deed of Trust on after-acquired real property or fixtures that are not specifically described as being part of the Trust Estate; or

(iv) Except as expressly provided in our opinions above, the recordation or filing of the Fremont Deed of Trust, including but not limited to (A) whether the Fremont Deed of Trust has been properly recorded in the real property records in the office of the Register of Deeds of Dodge County, Nebraska and (B) whether it has been properly indexed by such office as both a deed of trust and a fixture filing.

(11) We express no opinion as to the enforceability of any provisions in the Fremont Deed of Trust relating to integration, statute of frauds or notice of the entire agreement of the parties.

(N) We have assumed that none of the Opinion Parties is a transmitting utility (as such term is defined in the Nebraska UCC).

(O) We express no opinion as to (i) the financial condition or solvency of any Opinion Party; (ii) the ability (financial or otherwise) of any Opinion Party to meet its respective obligations under any Opinion Documents to which it is a party; or (iii) the compliance of the Opinion Documents or the transactions contemplated thereby with, or the effect of any of the foregoing with respect to, any antifraud or other applicable legal disclosure requirements.

(P) We express no opinion as to any accounting, financial or economic matters or the accuracy as to factual matters of any representation, warranty, data or other information, whether oral or written, that may have been made by any legal entity involved in any transaction described in any Opinion Document.

We have been engaged by the Borrower and the other Opinion Parties to represent them solely for purposes of rendering the opinions expressed in this letter, but we caution you that we are not the sole outside counsel to the Borrower and the Opinion Parties or their respective affiliates. Our representation of the Opinion Parties is limited to certain specified discrete matters selected by them. The Opinion Parties and their affiliates have in the past used, and to our knowledge continue to use, other law firms to represent them in connection with other matters, including without limitation, litigation, corporate, securities and regulatory matters. Accordingly, the scope of this opinion is limited to the matters addressed herein. No inference with regard to other matters should be drawn from our representation of the Opinion Parties or their affiliates for purposes of rendering the opinions expressed in this letter.

We are qualified to practice law in the State of Nebraska and we do not purport to express an opinion on any laws other than Applicable Laws. The opinions expressed herein are solely for the benefit of the addressees hereof in connection with the transaction referred to herein and may not be relied on by such addressees for any other purpose or in any manner, or furnished to or relied on for any purpose by any other person or entity, in each case without our prior written consent. Notwithstanding the foregoing, at your request, we hereby consent to reliance hereon by any future assignee of the Bank’s interests in the loans under the Credit Agreement pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 9.05 of the Credit Agreement, on the condition and understanding that (a) this letter speaks only as of the date hereof, (b) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to any Person other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware, and (c) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time. This opinion letter is rendered as of the date set forth above. We expressly disclaim any obligation to update this opinion letter in any respect after such date.

Very truly yours,

YOST, SCHAFERSMAN, LAMME, HILLIS,

MITCHELL, SCHULZ & HARTMANN, P.C.

A Limited Liability Organization

Exhibit A

GUARANTORS

1)	TMG Auction Services, LLC, a Delaware limited liability company

2)	TMG Reverse Logistics, LLC, a Delaware limited liability company

3)	TMG Global Liquidation, LLC, a Delaware limited liability company

4)	TMG Worldwide Liquidation, LLC, a Delaware limited liability company

5)	PrimeValue Founder Company, a Delaware corporation

6)	TMG Founder Company, a Delaware corporation

7)	B. Klitzner & Sons, Inc., a North Carolina corporation

8)	Jay Aviation, Inc., a North Carolina corporation

9)	Taylor & Martin Enterprises, Inc., a Nebraska corporation

10)	Deanco Auction Company of Mississippi, Inc., a Mississippi corporation

11)	Deanco Auction & Real Estate Co., Inc., an Alabama corporation

12)	Deanco Auto Auction, Inc., an Alabama corporation

13)	Image Microsystems Operating Company, LLC, a Texas limited liability company

14)	International Enterprises, Inc., an Ohio corporation

15)	The Jay Group, Ltd., a North Carolina corporation

16)	Taylor & Martin, Inc. - Auctioneers, a Nebraska corporation

17)	Preferred Leasing, Inc., a Nebraska corporation

CREDIT AGREEMENT

Exhibit “K-2”

Opinion of Bracewell & Giuliani LLP

See Attached

Exhibit K-2

[BRACEWELL & GIULIANI LLP LETTERHEAD]

[DATE]

To:	First National Bank of Omaha
Attn: Sean T. O’Connell
1620 Dodge Street, STOP 1029
Omaha, Nebraska 68197-1029

RE:	Credit Agreement

Dear Ladies and Gentlemen:

We have acted as Texas, Delaware and federal law counsel for Taylor & Martin Group, Inc., a Delaware corporation (the “Borrower”), and the subsidiaries of the Borrower named on the attached Exhibit A (each, an “Opinion Subsidiary” and collectively, the “Opinion Subsidiaries”) in connection with the Credit Agreement dated as of [            ], 2012 (the “Credit Agreement”) between the Borrower and First National Bank of Omaha, as the bank (in such capacity, the “Bank”). The Borrower and the Opinion Subsidiaries are sometimes referred to herein individually as an “Opinion Party” and collectively as the “Opinion Parties.” The other subsidiaries of the Borrower named on the attached Exhibit B are each referred to herein individually as a “Transaction Subsidiary” and collectively as the “Transaction Subsidiaries,” and the Transaction Subsidiaries and the Opinion Parties are sometimes referred to herein individually as a “Transaction Party” and collectively as the “Transaction Parties.” This opinion letter is delivered to you pursuant to Section 3.01(18) of the Credit Agreement.

Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement. As used herein, (i) “Texas UCC” means the Uniform Commercial Code, as amended and in effect in the State of Texas on the date hereof; (ii) “Delaware UCC” means the Uniform Commercial Code, as amended and in effect in the State of Delaware on the date hereof; (iii) “Applicable Law” means the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, and the Delaware UCC, in each case as in effect on the date hereof, and those laws, rules, and regulations of the State of Texas as in effect on the date hereof which in our experience are normally applicable to such Opinion Party and to transactions of the type provided for in the Opinion Documents to which such Opinion Party is a party, provided that Applicable Law does not include those matters described in qualification paragraph (J) below; and (iv) “Applicable Federal Law” means those laws, rules, and regulations of the United States of America as in effect on the date hereof which in our experience are normally applicable to such Transaction Party and to transactions of the type provided for in the Transaction Documents to which such Transaction Party is a party, provided that Applicable Federal Law does not include those matters described in qualification paragraph (J) below.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of such opinions. We have examined each of the following agreements, instruments and documents (collectively, the “Opinion Documents”):

(a)	an executed copy of the Credit Agreement;

(b)	an executed copy of the Note dated [ ], 2012 (the “Note”) delivered to the Bank on the date hereof;

(c)	an executed copy of the Security Agreement dated as of [ ], 2012 (the “Borrower Security Agreement”) made by the Borrower in favor the Bank;

(d)	an executed copy of each Security Agreement dated as of [ ], 2012 (the “Guarantor Security Agreements”) made by each Opinion Subsidiary in favor the Bank;

(e)	an executed copy of the Pledge Agreement dated as of [ ], 2012 made by the Borrower in favor of the Bank;

(f)	an executed copy of each Pledge Agreement dated as of [ ], 2012 made by each of the Delaware LLCs in favor of the Bank;

(g)	an executed copy of the Pledge Agreement dated as of [ ], 2012 made by TMG Founder (as defined on Exhibit A) in favor of the Bank; and

(h)	an executed copy of each Guarantee dated as of [ ], 2012 made by each Opinion Subsidiary for the benefit of the Bank.

We have also examined the following agreements, instruments and documents (together with the Opinion Documents, the “Transaction Documents”):

(a)	an executed copy of each Security Agreement dated as of [ ], 2012 made by each Transaction Subsidiary in favor the Bank;

(b)	an executed copy of each Pledge Agreement dated as of [ ], 2012 made by Jay Group and TM Enterprises; and

(c)	an executed copy of each Guarantee dated as of [ ], 2012 made by each Transaction Subsidiary for the benefit of the Bank.

We have also examined the following financing statements, each naming an Opinion Party as debtor and the Bank as secured party in connection with the opinions expressed herein (collectively, the “Financing Statements”):

(a)	unfiled copies of the financing statements attached hereto as Exhibit C-1 (the “Texas Financing Statements”), which we understand will be filed in the office of the Secretary of State of the State of Texas (such office, the “Texas Filing Office”) and

(b)	unfiled copies of financing statements attached hereto as Exhibit C-2 (the “Delaware Financing Statements”), which we understand will be filed in the office of the Secretary of State of the State of Delaware (such office, the “Delaware Filing Office”).

We have also examined the following organizational agreements, documents, and certificates in connection with the opinions expressed herein (collectively, the “Reliance Documents”):

(a)	a copy of the Amended and Restated Certificate of Incorporation of the Borrower, as amended through and including the date hereof, certified to us by an officer of the Borrower as being complete and correct and in full force and effect as of the date hereof and a copy of the Amended and Restated Bylaws of the Borrower, as amended through and including the date hereof, certified to us by an officer of the Borrower as being complete and correct and in full force and effect on the date hereof;

(b)	with respect to each Delaware Corporation (as defined on Exhibit A), a copy of the Certificate of Incorporation of such Delaware Corporation, as amended through and including the date hereof, certified to us by an officer of such Delaware Corporation as being complete and correct and in full force and effect as of the date hereof and a copy of the By-Laws of such Delaware Corporation, as amended through and including the date hereof, certified to us by an officer of each Delaware Corporation as being complete and correct and in full force and effect on the date hereof;

(c)	with respect to each Delaware LLC (as defined on Exhibit A), a copy of the Certificate of Formation of such Delaware LLC, as amended through and including the date hereof, certified to us by an officer of such Delaware LLC as being complete and correct and in full force and effect as of the date hereof and a copy of the Limited Liability Company Agreement of such Delaware LLC, as amended through and including the date hereof, certified to us by an officer of such Delaware LLC as being complete and correct and in full force and effect on the date hereof;

(d)	a copy of the Certificate of Formation of the Texas LLC (as defined on Exhibit A), as amended through and including the date hereof, certified to us by an officer of the Texas LLC as being complete and correct and in full force and effect as of the date hereof and a copy of the Limited Liability Company Agreement of the Texas LLC, as amended through and including the date hereof, certified to us by an officer of the Texas LLC as being complete and correct and in full force and effect on the date hereof;

(e)	a copy of certificates, dated November __, 2012 , of the Secretary of State of the State of Delaware as to the existence and good standing of each of the Borrower, the Delaware Corporations and the Delaware LLCs in the State of Delaware as of such date;

(f)	a copy of certificates, dated November __, 2012 , of the Secretary of State of the State of Texas as to the existence of the Texas LLC in the State of Texas as of such date and a copy of the certificate, dated November __, 2012 , of the Comptroller of the State of Texas as to the good standing of the Texas LLC in the State of Texas as of such date; and

(g)	the Officer’s Certificate of each Opinion Party delivered to us in connection with this opinion letter (the “Officer’s Certificate”).

The Reliance Documents specified in clauses (a) through (d) above are referred to herein collectively as the “Certified Organizational Documents”. The Reliance Documents specified in clause (e) and (f) above are referred to herein collectively as the “Good Standing Certificates”.

In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original and certified documents, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and we assume the accuracy of, the representations and warranties of the Opinion Parties contained in the Opinion Documents, the Officer’s Certificate and other certificates and oral or written statements and other information of or from representatives of the Opinion Parties and others and we assume compliance on the part of the Opinion Parties with their covenants and agreements contained therein. In connection with the opinions expressed in the first three sentences of opinion paragraph 1 below, we have relied upon and such opinions are limited solely to the Certified Organizational Documents and the Good Standing Certificates. With respect to the opinions expressed in opinion paragraphs 2, 3 and 4 below, we have assumed that the Opinion Parties do not engage or propose to engage in any industry, business or activity, or own or propose to own any properties or assets, that causes or would cause any such Opinion Party to be subject to any special federal, state or local laws or regulations that are not applicable to business organizations generally, except to the extent expressly set forth in the Officer’s Certificate and we have with your permission relied upon such certifications without any independent investigation or verification on our part.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. Each of the Borrower and each Delaware Corporation is a corporation existing and in good standing under the laws of the State of Delaware. Each Delaware LLC is a limited liability company existing and in good standing under the laws of the State of Delaware. The Texas LLC is a limited liability company existing and in good standing under the laws of the state of Texas. Each of the Borrower and each Delaware Corporation has the corporate power and authority to enter into and to incur and perform its respective obligations under the Opinion Documents to which it is a party. Each of the Texas LLC and each Delaware LLCs has the limited liability company power and authority to enter into and to incur and perform its respective obligations under the Opinion Documents to which it is a party.

2. The execution and delivery to the Bank by each Opinion Party of the Opinion Documents to which it is a party and the performance by such Opinion Party of its obligations thereunder, and the granting by each Opinion Party of the security interests provided for in the Opinion Documents to which it is a party, have been authorized by all necessary corporate and limited liability company, as applicable, action in respect of such Opinion Party.

3. The execution and delivery to the Bank by each Opinion Party of the Opinion Documents to which it is a party and the performance by such Opinion Party of its obligations thereunder, and the granting by each Opinion Party of the security interests provided for in the Opinion Documents to which it is a party, do not require under Applicable Law any filing or registration by such Opinion Party with, or approval or consent to such Opinion Party of, any governmental agency or authority of the State of Texas or Delaware under the Delaware General Corporation Law or Delaware Limited Liability Company Act that has not been made or obtained except (a) those required in the ordinary course of business in connection with the performance by such Opinion Party of its obligations under the Opinion Documents to which it is a party, (b) those required to perfect security interests, if any, granted by such Opinion Party thereunder, and (c) filings, registrations, consents or approvals in each case not required to be made or obtained by the date hereof. The execution and delivery to the Bank by each Transaction Party of the Transaction Documents to which it is a party and the performance by such Transaction Party of its obligations thereunder, and the granting by each Opinion Party of the security interests provided for in the Transaction Documents to which it is a party, do not require under Applicable Federal Law any filing or registration by such Transaction Party with, or approval or consent to such Transaction Party of, any governmental agency or authority of the United States of America that has not been made or obtained except (a) those required in the ordinary course of business in connection with the performance by such Transaction Party of its obligations under the Transaction Documents to which it is a party, (b) those required to perfect security interests, if any, granted by such Transaction Party thereunder, and (c) filings, registrations, consents or approvals in each case not required to be made or obtained by the date hereof.

4. Each Opinion Document has been duly executed on behalf of each Opinion Party signatory thereto. [NOTE: NEED TO SEE EXECUTED DOCUMENTS]

5. The execution and delivery to the Bank by each Opinion Party of the Opinion Documents to which it is a party and the performance by such Opinion Party of its obligations thereunder, and the granting by each Opinion Party of the security interests provided for in the Opinion Documents to which it is a party, do not violate (a) any provision of the Certified Organizational Documents of such Opinion Party or (b) any Applicable Law. The execution and delivery to the Bank by each Transaction Party of the Transaction Documents to which it is a party and the performance by such Transaction Party of its obligations thereunder, and the granting by each Transaction Party of the security interests provided for in the Transaction Documents to which it is a party, do not violate any Applicable Federal Law.

6. Assuming that pursuant to the terms of the Borrower Security Agreement and each of the Guarantor Security Agreements each Opinion Party that is party thereto has created in favor of the Bank a security interest in such Opinion Party’s rights in Collateral (as defined therein) to the extent such a security interest in such Collateral may be created pursuant to Article 9 of the Nebraska UCC (the “Article 9 Collateral”), then (a) upon the effective filing of the Delaware Financing Statements with the Delaware Filing Office, the Bank will have a perfected security interest in that portion of the Article 9 Collateral described therein in which a security interest may be perfected by filing an initial financing statement with the Delaware Filing Office under the Delaware UCC, and (b) upon the effective filing of the Texas Financing Statement with the Texas Filing Office, the Bank will have a perfected security interest in that portion of the Article 9 Collateral described therein in which a security interest may be perfected by filing an initial financing statement with the Texas Filing Office under the Texas UCC.

The opinions set forth above are subject to the following assumptions, qualifications and limitations:

With your permission, all of the following assumptions, qualifications, limitations and statements of reliance have been made without any independent investigation or verification on our part except to the extent, if any, otherwise expressly stated in this opinion letter, and we express no opinion with respect to the subject matter or accuracy of any of the assumptions or items upon which we have relied.

(A) We have not made any independent or other investigation or inquiry as to any such circumstances, matters or facts. We have assumed that no fraud, duress, undue influence, mutual mistake of fact, dishonesty, forgery, coercion, unconscionability or breach of fiduciary duty exists or will exist with respect to any of the Opinion Documents or any other matter relevant to this opinion letter.

(B) Our opinions are subject to the following assumptions, qualifications and limitations:

(i) Any security interest in the proceeds of collateral is subject in all respects to the limitations set forth in Section 9-315 of Delaware UCC and Section 9.315 of the Texas UCC, as applicable.

(ii) We express no opinion as to the nature or extent of the rights or interests, or the power to transfer rights or interests, of any Opinion Party in, or title of any Opinion Party to, any collateral under any of the Opinion Documents, or any property purporting to constitute such collateral, or the value, validity, enforceability or effectiveness for any purpose of any such collateral or purported collateral, and we have assumed that each Opinion Party has sufficient rights and interests in, or power to transfer rights and interests in, all such collateral or purported collateral for the security interests created under any of the Opinion Documents to attach.

(iii) We express no opinion as to (A) the creation, validity, or enforceability of any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Opinion Documents, (B) the perfection of any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Opinion Documents, except as expressly provided in opinion paragraph 6 above, or (C) the priority of any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Opinion Documents.

(iv) In the case of property that becomes or is purported to become collateral after the date hereof, Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a lien arising from a security agreement entered into by the debtor before the commencement of such case and we express no opinion as to the effect that such law may have on any of the opinions expressed herein.

(v) We call to your attention that Chapter of the Texas UCC and Article 9 of the Delaware UCC, as applicable, requires the filing of continuation statements within the period of six (6) months prior to the expiration of five (5) years from the date of original filing of financing statements under the Texas UCC and Delaware UCC, as applicable, in order to maintain the effectiveness of such financing statements and that additional financing statements may be required to be filed to maintain the perfection of security interests if the debtor granting such security interests makes certain changes to its name, or changes its location (including through a change in its jurisdiction of organization) or the location of certain types of collateral, all as provided in the Texas UCC and Delaware UCC, as applicable.

(vi) With respect to our opinions in opinion paragraph 6 above, we express no opinion with respect to the perfection of any security interest that may be created or purported to be created under any Opinion Document in any Article 9 Collateral constituting timber to be cut, as extracted collateral, cooperative interests, consumer goods, letter-of-credit rights (except to the extent constituting supporting obligations for Article 9 Collateral otherwise subject to a perfected security interest described in opinion paragraph 6 above), deposit accounts, farm products or property described in Section 9.311(a) of the Texas UCC and Section 9-311(a) of the Delaware UCC, as applicable, (including, without limitation, any property subject to a certificate-of-title or similar statute), and we express no opinion with respect to the effectiveness of any financing statement filed or purported to be filed as a fixture filing.

(vii) We express no opinion with respect to any goods that are accessions to, or commingled with, other goods to the extent that the security interest is limited by Sections 9.335 or 9.336 of the Texas UCC or Sections 9-335 or 9-336 of the Delaware UCC, as applicable.

(viii) We have assumed that each Opinion Party is organized solely under the laws of the state identified as such Opinion Party’s jurisdiction of organization in the Certified Organizational Documents relating to such Opinion Party and that the Financing Statements contain the correct legal name, mailing address, type of organization, jurisdiction of organization, and organizational identification number of each Opinion Party named therein. We have also assumed that the Financing Statements contain the correct legal name and mailing address of the Bank.

(ix) We note that pursuant to Section 9.312(b) of the Texas UCC and Section 9-312(b) of the Delaware UCC, as applicable, a security interest in any money may be perfected only by the secured party’s taking possession of such money, except to the extent that such money constitutes proceeds of collateral.

(C) To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) except as set forth in our opinion paragraphs above with respect to the Opinion Parties, each party to the Opinion Documents is validly existing in good standing in its jurisdiction of organization, has all requisite power and authority, and has obtained all relevant authorizations, consents and approvals, and made all filings and registrations, necessary to execute, deliver and perform the Opinion Documents to which it is a party and to consummate the transactions contemplated thereby and that each such Opinion Document constitutes legal, valid and binding obligations of, and is enforceable against, such party, and (ii) except as expressly set forth in our opinion paragraphs above with respect to the Opinion Parties, the execution and delivery of the Opinion Documents by each of the parties thereto, and the performance by such party of its obligations thereunder, will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties.

(D) Our opinions are limited solely to those expressly set forth herein, and we express no opinions by implication.

(E) We express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of each of the addressees or any other person or entity with any state or federal laws or regulations (including, without limitation, the policies, procedures, guidelines, and practices of any regulatory authority with respect thereto) applicable to each of them by reason of their status as or affiliation with a federally insured depository institution, a financial holding company, a bank holding company, a thrift holding company, a non-federally insured depository institution, a securities broker or dealer, an investment company, an investment adviser, a futures commission merchant, a commodity trading advisor, a commodity pool operator, an insurance company, any other non-bank financial institution, or any other regulated financial institution.

(F) With respect to our opinions in opinion paragraph 6 above:

(i) such opinions are limited solely to Article 9 of the Texas UCC and Article 9 of the Delaware UCC, as applicable, and therefore such opinions do not address laws of jurisdictions other than Texas and of Texas except for Article 9 of the Texas UCC and other than Delaware and of Delaware expect for Article 9 of the Delaware UCC and

(ii) we express no opinion under the choice of law rules of the Texas UCC or the Delaware UCC with respect to the law governing perfection and priority of any security interests.

(G) Our opinions as to any matters governed by the Delaware UCC are based solely upon our review of the Delaware UCC as published in the Delaware Uniform Commercial Code Annotated (LexisNexis 2010-2011 Edition), without any review or consideration of any decisions or opinions of courts or other adjudicative bodies or governmental authorities of the State of Delaware, whether or not reported or summarized in the foregoing publication.

(H) We express no opinion as to (i) the financial condition or solvency of any Opinion Party; (ii) the ability (financial or otherwise) of any Opinion Party to meet its respective obligations under any Opinion Documents to which it is a party; or (iii) the compliance of the Opinion Documents or the transactions contemplated thereby with, or the effect of any of the foregoing with respect to, any antifraud or other applicable legal disclosure requirements.

(I) We express no opinion as to any accounting, financial or economic matters or the accuracy as to factual matters of any representation, warranty, data or other information, whether oral or written, that may have been made by any legal entity involved in any transaction described in any Opinion Document.

(J) As used in this opinion “Applicable Law” and “Applicable Federal Law” do not include, and we express no opinion about, any of the following: (a) any banking, thrift, credit union, bank holding company, thrift holding company, financial holding company, securities, commodities, insurance, investment company, investment adviser, premium finance or life settlement laws and regulations; (b) any labor, pension, or other employee benefit laws and regulations; (c) any antitrust, trade or unfair competition laws and regulations; (d) any federal or state laws and regulations relating to the environment, safety, health, or other similar matters; (e) any laws, rules, regulations, ordinances, orders, or decisions of any county, municipality, town, subdivision or similar local authority of any jurisdiction or any agency, district or instrumentality thereof, including any zoning or land use laws or regulations; (f) any tax laws and regulations or any accounting matters; (g) any laws or regulations relating to copyrights, patents, trademarks, or other intellectual property; (h) any bankruptcy, insolvency, dissolution, liquidation or similar laws and regulations; (i) any laws relating to racketeering, civil forfeiture or other criminal acts; (j) any laws and regulations relating to emergencies, national security, money laundering or privacy rights; (k) any laws, rules, or regulations regarding community property or the division of marital assets; (l) any laws or regulations relating to usury; or (m) judicial and administrative decisions, orders, rulings and other interpretations addressing any laws or regulations described in this paragraph as being excluded from Applicable Law and Applicable Federal Law.

We caution you that we are not the sole outside counsel to the Borrower and the Opinion Parties or their respective affiliates. Our representation of the Opinion Parties is limited to certain specified discrete matters selected by them. The Opinion Parties and their affiliates have in the past used, and to our knowledge continue to use, other law firms to represent them in connection with other matters, including without limitation, litigation, corporate, securities and regulatory matters. Accordingly, the scope of this opinion is limited to the matters addressed herein. No inference with regard to other matters should be drawn from our representation of the Opinion Parties or their affiliates for purposes of rendering the opinions expressed in this letter.

We are qualified to practice law in the State of Texas and we do not purport to express an opinion on any laws other than Applicable Laws and Applicable Federal Laws. The opinions expressed herein are solely for the benefit of the addressee hereof, and its permitted assigns, in connection with the transaction referred to herein and may not be relied on by such addressee for any other purpose or in any manner, or furnished to or relied on for any purpose by any other person or entity, in each case without our prior written consent. This opinion letter is rendered as of the date set forth above. We expressly disclaim any obligation to update this opinion letter in any respect after such date.

Very truly yours,

Bracewell & Giuliani LLP

Exhibit A

OPINION SUBSIDIARIES

Image Microsystems Operating Company, LLC, a Texas limited liability company (the “Texas LLC”)

The below list of subsidiaries are collectively referred to as the “Delaware LLCs” and individually each a “Delaware LLC”:

TMG Auction Services, LLC, a Delaware limited liability company

TMG Reverse Logistics, LLC, a Delaware limited liability company

TMG Global Liquidation, LLC, a Delaware limited liability company

TMG Worldwide Liquidation, LLC, a Delaware limited liability company

The below list of subsidiaries are collectively referred to as the “Delaware Corporations” and individually each a “Delaware Corporation”:

PrimeValue Founder Company, a Delaware corporation

TMG Founder Company, a Delaware corporation (“TMG Founder”)

Exhibit B

TRANSACTION SUBSIDIARIES

1)	B. Klitzner & Sons, Inc., a North Carolina corporation
2)	Jay Aviation, Inc., a North Carolina corporation
3)	Taylor & Martin Enterprises, Inc., a Nebraska corporation (“TM Enterprises”)
4)	Deanco Auction Company of Mississippi, Inc., a Mississippi corporation
5)	Deanco Auction & Real Estate Co., Inc., an Alabama corporation
6)	Deanco Auto Auction, Inc., an Alabama corporation
7)	International Enterprises, Inc., an Ohio corporation
8)	The Jay Group, Ltd., a North Carolina corporation (“Jay Group”)
9)	Taylor & Martin, Inc.—Auctioneers, a Nebraska corporation
10)	Preferred Leasing, Inc., a Nebraska corporation

CREDIT AGREEMENT

Exhibit “K-3”

Opinion of Jennifer Branning PC

See Attached

CREDIT AGREEMENT

Exhibit “K-4”

Opinion of Poyner Spruill LLP

See Attached

CREDIT AGREEMENT

Exhibit “K-5”

Opinion of Squire Sanders (US) LLP

See Attached

CREDIT AGREEMENT

Exhibit “K-6”

Opinion of Sirote & Pernutt, P.C.

See Attached

CREDIT AGREEMENT

Exhibit “L”

Post Closing Letter

See Attached

Exhibit L

[Taylor & Martin Group, Inc. Letterhead]

Form of Post-Closing Letter

                    , 2012

First National Bank of Omaha

1620 Dodge Street, Stop 1029

Omaha, NE 68197-1029

Attention: Sean T. O’Connell

Re:	Credit Agreement, dated as of October , 2012 (the “Agreement”) by and among Taylor & Martin Group, Inc, a Delaware corporation (the “Borrower”), the Guarantors (as defined in the Agreement), and First National Bank of Omaha, a national banking association (“FNB”)

Dear Mr. O’Connell:

The Borrower acknowledges and agrees that FNB has allowed the closing of the loan transaction described in the Agreement in spite of the fact that the Borrower has not yet delivered all documents and certifications required to be delivered to FNB under the terms and provisions of the Agreement. All capitalized terms in this document shall have the same meanings as those defined in the Agreement.

The Borrower acknowledges and agrees to provide FNB with the following documents and certifications (each of which constitute Loan Documents as defined in the Agreement), in form and content reasonably acceptable to FNB, on or before the date stated below, unless otherwise noted or agreed in writing by FNB. The Borrower further acknowledges and agrees that the failure of the Borrower to timely and fully provide the following documents and certifications shall constitute an Event of Default, as the same is defined in the Agreement.

LOAN DOCUMENTS

Description of Document	Due Date
1.
2.
3.
4.
5.
6.
7.
8.

“Borrower” TAYLOR & MARTIN GROUP, INC., a Delaware corporation

By:
Lloyd D. George, Vice President, Chief Financial Officer and Treasurer

“Guarantors” TMG Auction Services, LLC, a Delaware limited liability company

By:
Lloyd D. George, Vice President, Chief Financial Officer and Treasurer

TMG Reverse Logistics, LLC, a Delaware limited liability company

By:
Lloyd D. George, Vice President, Chief Financial Officer and Treasurer

TMG Global Liquidation, LLC, a Delaware limited liability company

By:
Lloyd D. George, Vice President, Chief Financial Officer and Treasurer

PrimeValue Founder Company, a Delaware corporation

By:
Lloyd D. George, Vice President

TMG Founder Company, a Delaware corporation

By:
Lloyd D. George, Vice President

TJG Trading Company HK, Limited, a company organized under the laws of Hong Kong

By:
Lloyd D. George, Vice President

B. Klitzner & Sons, Inc., a North Carolina corporation

By:
Lloyd D. George, Vice President

Jay Aviation, Inc., a North Carolina corporation

By:
Lloyd D. George, Vice President

Taylor & Martin Enterprises, Inc., a Nebraska corporation

By:
Lloyd D. George, Vice President

Deanco Auction Company of Mississippi, Inc., a Mississippi corporation

By:
Lloyd D. George, Vice President

Deanco Auction & Real Estate Co., Inc., an Alabama corporation

By:
Lloyd D. George, Vice President

Deanco Auto Auction, Inc., an Alabama corporation

By:
Lloyd D. George, Vice President

Image Microsystems Operating Company, LLC, a Texas limited liability company

By:
Lloyd D. George, Vice President

International Enterprises, Inc., an Ohio corporation

By:
Lloyd D. George, Vice President

The Jay Group, Ltd., a North Carolina corporation

By:
Lloyd D. George, Vice President

Taylor & Martin, Inc.—Auctioneers, a Nebraska corporation

By:
Lloyd D. George, Vice President

Preferred Leasing, Inc., a Nebraska corporation

By:
Lloyd D. George, Vice President

Taylor & Martin Holdings SARL, a Luxemburg [ ]

By:

Name:

Title:

TMG Worldwide Liquidation, LLC, a Delaware limited liability company

By:

Name:

Title:

CREDIT AGREEMENT

Schedule 6.02

Debt Carve-out

1) That certain Lease Agreement between 436 and 503 Corp., as Lessor, and The Jay Group, Ltd., as Lessee, dated on or about the date hereof and the Borrower’s guaranty of the Lessee’s obligations thereunder in accordance with the terms and provisions of the Lease Guaranty attached thereto, each in the form provided by the Borrower to the Bank prior to the date hereof.